                                    FORM S-4
    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 20, 1998


                                                      REGISTRATION NO. 333-61211
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                               RADIO UNICA CORP.

                             AND OTHER REGISTRANTS*

             (Exact name of registrant as specified in its charter)

           DELAWARE                         513111                 65-0776004
 (State or other Jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
     of Incorporation or         Classification Code Number)     Identification
        Organization)                                                 No.)

                            ------------------------

                        8400 N.W. 52ND STREET, SUITE 101
                              MIAMI, FLORIDA 33166
                                 (305) 463-5000

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------

                                STEVEN E. DAWSON
                               RADIO UNICA CORP.
                        8400 N.W. 52ND STREET, SUITE 101
                              MIAMI, FLORIDA 33166
                                 (305) 463-5000

           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            ------------------------

                                    COPY TO:
                            C. KEVIN BARNETTE, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                           1440 NEW YORK AVENUE, N.W.
                             WASHINGTON, D.C. 20005
                                 (202) 371-7000
                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

    IF THE SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED IN CONNECTION WITH THE FORMATION OF A HOLDING COMPANY AND THERE IS COMPLIANCE WITH GENERAL INSTRUCTION G, CHECK THE FOLLOWING BOX. / /
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

*OTHER REGISTRANTS


                                                                                             ADDRESS, INCLUDING ZIP
                                                                                               CODE AND TELEPHONE
                              STATE OR OTHER        PRIMARY STANDARD                         NUMBER, INCLUDING AREA
EXACT NAME OF REGISTRANT      JURISDICTION OF          INDUSTRIAL         I.R.S. EMPLOYER     CODE, OF REGISTRANT'S
   AS SPECIFIED IN ITS       INCORPORATION OR      CLASSIFICATION CODE    IDENTIFICATION       PRINCIPAL EXECUTIVE
         CHARTER               ORGANIZATION              NUMBERS              NUMBER                 OFFICES
-------------------------  ---------------------  ---------------------  -----------------  -------------------------
Oro Spanish Broadcasting,  California                    513111             94-2678874      8400 N.W. 52nd St. Suite
  Inc.                                                                                      101
                                                                                            Miami, FL 33166
Radio Unica of San         Delaware                      513111             65-0813274      8400 N.W. 52nd St. Suite
  Francisco, Inc.                                                                           101
                                                                                            Miami, FL 33166
Radio Unica of San         Delaware                      513111             52-2114089      8400 N.W. 52nd St. Suite
  Francisco License Corp.                                                                   101
                                                                                            Miami, FL 33166
Radio Unica of Miami,      Delaware                      513111             65-0813271      8400 N.W. 52nd St. Suite
  Inc.                                                                                      101
                                                                                            Miami, FL 33166
Radio Unica of Miami       Delaware                      513111             52-2114091      8400 N.W. 52nd St.
  License Corp.                                                                             Suite 101
                                                                                            Miami, FL 33166
Radio Unica of Los         Delaware                      513111             65-0812486      8400 N.W. 52nd St. Suite
  Angeles, Inc.                                                                             101
                                                                                            Miami, FL 33166
Radio Unica of Los         Delaware                      513111             52-2114088      8400 N.W. 52nd St. Suite
  Angeles License Corp.                                                                     101
                                                                                            Miami, FL 33166
Radio Unica of San         Delaware                      513111             65-0812485      8400 N.W. 52nd St. Suite
  Antonio, Inc.                                                                             101
                                                                                            Miami, FL 33166
Radio Unica Network, Inc.  Delaware                      513111             65-0812484      8400 N.W. 52nd St. Suite
                                                                                            101
                                                                                            Miami, FL 33166
Radio Unica Sales Corp.    Florida                       513111             65-0788821      8400 N.W. 52nd St. Suite
                                                                                            101
                                                                                            Miami, FL 33166
Blaya, Inc.                Delaware                      513111             65-0803106      8400 N.W. 52nd St. Suite
                                                                                            101
                                                                                            Miami, FL 33166
Radio Unica of Houston     Delaware                      513111             65-0857122      8400 N.W. 52nd St. Suite
  License Corp.                                                                             101
                                                                                            Miami, FL 33166

                  SUBJECT TO COMPLETION DATED OCTOBER 20, 1998

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                               RADIO UNICA CORP.

                               OFFER TO EXCHANGE

                11 3/4% SENIOR DISCOUNT NOTES SERIES B DUE 2006

                          FOR ANY AND ALL OUTSTANDING

                     11 3/4% SENIOR DISCOUNT NOTES DUE 2006
                             ---------------------

    Radio Unica Corp., a Delaware corporation ("Radio Unica" or the "Company"), hereby offers (the "Exchange Offer"), pursuant to a registration statement (the "Registration Statement"), of which this Prospectus constitutes a part, and the accompanying letter of transmittal (the "Letter of Transmittal"), to exchange its issued 11 3/4% Senior Discount Notes due 2006 (the "Old Notes") of which an aggregate of $158,088,000 principal amount at maturity is outstanding as of the date hereof, for an equal principal amount at maturity of newly issued 11 3/4% Senior Discount Notes Series B due 2006 (the "New Notes" and together with the Old Notes, the "Notes"). The Exchange Offer will expire at 5:00 p.m., New York
City time, on          , 1998, unless extended.

    Cash interest on the New Notes will not accrue or be payable prior to August 1, 2002. Thereafter, cash interest on the New Notes will accrue at a rate of 11 3/4% per annum on the principal amount at maturity of the Notes through and including the maturity date, and will be payable semi-annually on August 1 and February 1 of each year, commencing August 1, 2002. The New Notes will be issued at a substantial discount to their principal amount at maturity, and the holders of the New Notes will be required to include the accretion of the original issue discount as gross income for U.S. federal income tax purposes prior to the receipt of the cash payments to which such income is attributable. See "Description of the Notes" and "Certain United States Federal Income Tax Consequences."

    The New Notes will be redeemable at any time and from time to time at the option of the Company, in whole or in part, on or after August 1, 2002, at the redemption prices set forth herein, plus accrued and unpaid interest to the date of redemption. In addition, on or prior to August 1, 2001, the Company may redeem, at its option, up to 35% of the aggregate principal amount at maturity of the Notes with the net proceeds of one or more Equity Offerings (as defined herein) at 111.75% of the Accreted Value (as defined herein) thereof, as long as Notes representing at least $65.0 million of the aggregate initial Accreted Value of the Notes originally issued remains outstanding after each such redemption and any such redemption occurs within 90 days of the closing of any such Equity Offering. See "Description of the New Notes-Optional Redemption."

    Upon a Change of Control (as defined herein), the Company will be required to offer to repurchase the Notes at a purchase price equal to (i) 101% of the Accreted Value thereof, if the purchase date is on or prior to August 1, 2002, or (ii) 101% of the principal amount at maturity thereof, plus accrued and unpaid interest thereon, if any, to the purchase date, if such date is after August 1, 2002. See "Description of the Notes-Change of Control Offer." In addition, the Company will be obligated in certain instances to make an offer to repurchase the Notes at a purchase price equal to (i) 100% of the Accreted Value thereof, if the purchase date is on or prior to August 1, 2002, or (ii) 100% of the principal amount at maturity thereof, plus accrued and unpaid interest thereon, if any, to the purchase date, if such date is after August 1, 2002, with the net cash proceeds of certain asset sales. See "Description of the Notes-Certain Covenants-Limitation on Certain Asset Sales."


    The New Notes will be general senior unsecured obligations of the Company and will rank PARI PASSU in right of payment with all existing and future unsecured and unsubordinated indebtedness of the Company and senior in right of payment to any subordinated indebtedness of the Company. The New Notes will be effectively subordinated in right of payment to the Revolving Credit Facility (as defined herein) and all other secured indebtedness of the Company and its subsidiaries to the extent of the value of the assets securing such indebtedness. The New Notes will be unconditionally guaranteed (the "Guarantees"), on a senior unsecured basis, as to the payment of principal, premium, if any, and interest, fully and unconditionally, jointly and severally, by each of the Company's present and future Domestic Restricted Subsidiaries (the "Guarantors"). As of October 20, 1998, the Company and the Guarantors had no indebtedness outstanding ranking senior to or PARI PASSU with the Old Notes and the Guarantees, respectively.


    The New Notes are being offered hereby in order to satisfy certain obligations of the Company under a Registration Rights Agreement, dated July 22, 1998 (the "Registration Rights Agreement"), between the Company, CIBC Oppenheimer Corp. and Bear, Stearns & Co. Inc. (collectively, the "Initial Purchasers"). The form and terms of the New Notes will be substantially the same as the Old Notes, except that the New Notes will have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and hence will not be subject to certain transfer restrictions, registration rights and related liquidated damages provisions applicable to the Old Notes. The New Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture (the "Indenture") dated as of July 27, 1998 by and between the Company and Wilmington Trust Company, as trustee (the "Trustee"). The Indenture provides for the issuance of both the Old Notes and the New Notes.

    The Company will not receive any proceeds from the Exchange Offer. The Company will pay all expenses incident to the Exchange Offer (which shall not include the expenses of any holder in connnection with resales of the New Notes). Upon the terms and subject to the conditions of the Exchange Offer, the Company will accept for exchange any and all outstanding Old Notes validly tendered and not withdrawn on or prior to the Expiration Date. As used herein,
the "Expiration Date" means 5:00 p.m., New York City Time, on       , 1998 or,
if the Exchange Offer is extended, the latest date and time to which the Exchange Offer is extended. Tenders of the Old Notes may be withdrawn at any time prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. Old Notes may be tendered only in integral multiples of $1,000 of principal amount of maturity. For each Old Note accepted for exchange, the holders of such Old Notes will receive a New Note having Accreted Value and principal amount at maturity equal to that of the surrendered Old Note.

    New Notes will be represented by permanent global notes in fully registered form and will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of a nominee of DTC. Beneficial interests in the permanent global notes will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants.

    This Prospectus, together with the Letter of Transmittal, is first being
sent on or about       , 1998 to all registered holders of the Old Notes and to
the beneficial holders of the Old Notes known to the Company.
                         ------------------------------


SEE "RISK FACTORS" BEGINNING ON PAGE 10 FOR A DISCUSSION OF CERTAIN FACTORS THAT
  SHOULD BE CONSIDERED BY HOLDERS PRIOR TO TENDERING OLD NOTES IN THE EXCHANGE
                                     OFFER.

                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.
                         ------------------------------


               THE DATE OF THIS PROSPECTUS IS OCTOBER [  ], 1998.

    Based on interpretations contained in no-action letters of the Securities and Exchange Commission (the "Commission"), the Company believes that the New Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for resale, resold, and otherwise transferred by a holder thereof (other than (i) a broker-dealer who purchased the Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person who is an affiliate of the Company (within the meaning of Rule 405 under the Securities Act)), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder is acquiring the New Notes in its ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes. The Noteholders wishing to accept the Exchange Offer must represent to the Company that such conditions have been met. Each broker-dealer that receives the New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a Prospectus in connection with any resale of such New Notes. This Prospectus has been prepared for use in connection with the Exchange Offer and may be used by the Initial Purchasers in connection with offers and sales related to market-making transactions in the Old Notes. The Initial Purchasers may act as a principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. The Letter of Transmittal states that by so acknowledging and by delivering a Prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the New Notes received in exchange for the Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that it will use its reasonable best efforts to make this Prospectus available to any broker-dealer for use in connection with any such resale for such period of time as such persons may be required to comply with the prospectus delivery requirements of the Securities Act (which period shall not exceed 180 days from the date the Registration Statement becomes effective). See "Plan of Distribution." EXCEPT AS DESCRIBED IN THIS PARAGRAPH, THIS PROSPECTUS MAY NOT BE USED FOR AN OFFER TO RESELL, RESALE OR OTHER TRANSFER OF NEW NOTES.

    The Old Notes are designated for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market of the National Association of Securities Dealers, Inc. Prior to this Exchange Offer, there has been no public market for the New Notes. The Company does not intend to apply for listing of the New Notes on any securities exchange or for quotation of the New Notes on The Nasdaq Stock Market's National Market or otherwise. The Initial Purchasers have previously made a market in the Old Notes and the Company has been advised that the Initial Purchasers currently intend to make a market in the New Notes, as permitted by applicable laws and regulations, after consummation of the Exchange Offer. The Initial Purchasers are not obligated to make a market in the Old Notes or the New Notes and any such market-making activity may be discontinued at any time without notice at the sole discretion of the Initial Purchasers. There can be no assurance as to the liquidity of the public market for the New Notes or that any active public market for the New Notes will develop or continue. If an active public market does not develop or continue, the market price and liquidity of the New Notes may be adversely affected. See "Risk Factors--Absence of Public Trading Market."

    THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE ISSUER ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES AND BLUE SKY LAWS OF SUCH JURISDICTION.

                             AVAILABLE INFORMATION


    The Company is not currently subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934 as amended (the "Exchange Act"). The Company will become subject to such requirements upon the effectiveness of the Registration Statement (defined below). The Company has filed with the Commission a Registration Statement on Form S-4 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the New Notes offered hereby (the "Registration Statement"). This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. The Registration Statement, including the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 50 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such documents may be obtained from the Commission at its principal office in Washington, D.C. upon the payment of the charges prescribed by the Commission. Information on the operation of the public reference facilities may be obtained by calling the Commission at 1-800-SEC-0330.


    The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The Commission's address on the World Wide Web is http://www.sec.gov.


    In addition, the Company has agreed that, whether or not it is required to do so by the rules and regulations of the Commission, for so long as any of the Notes remain outstanding, it will furnish to the holders of the Notes and file with the Commission (unless the Commission will not accept such a filing) (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company was required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent auditors and (ii) all reports that would be required to be filed with the Commission on Form 8-K if the Company was required to file such reports. In addition, for so long as any of the Notes are restricted securities within the meaning of Rule 144(c)(3) under the Securities Act, the Company has agreed to make available to any prospective purchaser of the Notes or beneficial owner of the Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act.


                           FORWARD-LOOKING STATEMENTS

    When used in this Prospectus, the words "believes," "anticipates," "expects" and other words of similar import are used to identify "forward-looking statements." All statements other than statements of historical fact included in this Prospectus, including, without limitation, the statements under "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere herein, regarding the Company or any of the transactions described herein, including the timing, financing, strategies and effects of such transactions, are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from expectations are disclosed in this Prospectus, including, without limitation, in conjunction with the forward-looking statements in this Prospectus and/or under "Risk Factors." The Company does not intend to update these forward-looking statements.

                             SOURCES OF INFORMATION

    Unless otherwise indicated herein, all market revenue rankings and other market radio advertising revenue information that are contained in this Prospectus are based on information obtained from HISPANIC BUSINESS magazine. Unless otherwise noted, references herein to the rank of a station among all the stations within a market has been determined by reference to all radio stations ranked by The Arbitron Company ("Arbitron") within the applicable market. Designated Market Area ("DMA") information contained herein is derived from Nielsen Media Research, Inc. DMA definitions. A "National Hispanic Arbitron Rating" point, when used herein, is equivalent to 1% of U.S. Hispanic persons 12 years of age or older. Power ratio information used herein is based on the Miller, Kaplan, Arase & Co., L.L.P., Spring 1998 POWER RATIO TRENDS BY FORMAT. Unless otherwise indicated, all references to population and demographic statistics in this Prospectus are derived from Strategy Research Corporation, 1998 UNITED STATES HISPANIC MARKET STUDY (the "SRC Study"), the United States Census Bureau and HISPANIC BUSINESS magazine. The SRC Study is sponsored by advertisers and other businesses targeting the Hispanic market.

                                    SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY AND SHOULD BE READ IN CONJUNCTION WITH THE MORE DETAILED INFORMATION AND THE FINANCIAL STATEMENTS, AND RELATED NOTES THERETO, AND OTHER DATA APPEARING ELSEWHERE IN THIS PROSPECTUS. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" PRIOR TO TENDERING THEIR OLD NOTES IN THE EXCHANGE OFFER OR MAKING AN INVESTMENT IN THE NEW NOTES. EXCEPT AS OTHERWISE INDICATED BY THE CONTEXT, REFERENCES IN THIS PROSPECTUS TO THE "COMPANY" INCLUDE THE COMPANY, ITS SUBSIDIARIES AND ITS NATIONAL NETWORK OF RADIO STATIONS. UNLESS OTHERWISE INDICATED HEREIN, REFERENCES IN THIS PROSPECTUS TO "HISPANICS" MEAN HISPANICS IN THE U.S.

                                  THE COMPANY


    The Company is the only national long-form, Spanish-language news/talk, sports and information AM radio network in the U.S., broadcasting 24-hours a day, 7-days a week. The Company, which began broadcasting its network programming on January 5, 1998, produces 17 hours of live and first-run celebrity-based programming each weekday and 26 hours of such programming each weekend. With nine Company-operated stations and, as of June 30, 1998, 47 affiliated stations, the Company's network reaches approximately 83% of the U.S. Hispanic population. The Company-operated stations are located in the top eight U.S. markets in terms of Spanish-language media spending. These top eight markets collectively account for approximately 55% of the total U.S. Hispanic population. Of these stations, four are Company-owned and five are operated under time brokerage agreements (also known as local marketing agreements and referred to herein as "LMAs").



    The Company believes that its strong programming line-up provides the Company with a competitive advantage over other Spanish-language radio broadcasters in appealing to U.S. Hispanic listeners. The Company's programming line-up includes contemporary-themed talk shows hosted by internationally known personalities such as Pedro Sevcec, Dr. Isabel Gomez-Bassols, Mauricio Zeillic and Luis Loria; sports-talk hosted by Jorge Ramos and other top names in sports broadcasting; and newscasts on the hour, 24 hours a day. Many of the Company's programs are interactive, allowing listeners nationwide to call in toll-free. The Company believes that its programming is being well received. Company research in the Miami market has shown that Radio Unica is the number two Spanish-language news/talk station in the market, with 21% of respondents preferring Radio Unica.



    The Company's senior management team has extensive experience in Spanish-language broadcasting. Joaquin F. Blaya, the Company's Chairman and Chief Executive Officer, formerly the President and Chief Executive Officer of Telemundo and the President of Univision, has over 30 years of industry experience and played a key role in Spanish-language media becoming an important part of the mainstream advertising mix. Jose C. Cancela, the President of the Company, served as Executive Vice President of Telemundo for six years and as the Vice President of the Univision Southwest Station Group for two years. Steven E. Dawson, the Company's Chief Financial Officer, spent six years at Telemundo, most recently as the Vice President of Finance and Controller.


    In July 1998, the Company effected a holding company reorganization, pursuant to which the Company became a wholly-owned subsidiary of Radio Unica Holdings Corp. ("Holdings"). Holdings has no assets other than shares of the Company's capital stock. Warburg, Pincus Ventures, L.P., a private equity partnership ("Warburg Ventures, L.P."), owns approximately 98% of Holdings' outstanding stock with members of senior management owning the remaining 2%. Under additional time-vested and performance-based option plans, senior management and key talent could increase their ownership of Holdings to approximately 20%. E.M. Warburg, Pincus & Co., LLC ("Warburg") is the managing entity of Warburg Ventures, L.P. Warburg has over 25 years of private equity investment experience and has approximately 100 portfolio companies and over $7 billion under management. Warburg has significant experience in media investing, including having been an investor in Renaissance Communications, Panavision and ADVO, among others.

                                  RISK FACTORS



    Prospective participants in the Exchange Offer should consider carefully the information set forth under the caption "Risk Factors" beginning on page 10 and all other information set forth in this Prospectus before tendering their Old Notes in the Exchange Offer. This information includes: (i) the Company's high degree of leverage and the Company's need to continue to generate cash flow that is sufficient to service its debt obligations; (ii) the Company's limited operating history and its history of net losses and negative cash flow from operations; (iii) the restrictions imposed on the Company by the terms of the Indenture and the Revolving Credit Facility; (iv) the Company's dependence on certain key personnel; (v) risks associated with the Company's plan to acquire additional radio stations, including existing restrictions on the Company's ability to arrange financing for future acquisitions; (vi) the need for the periodic renewal of the Company's broadcast licenses and the potential for adverse regulatory changes; (vii) the highly competitive nature of the radio broadcasting industry; (viii) that the Indenture will require the Company to make an offer to purchase all of the outstanding Notes upon a Change of Control and certain events that would constitute a Change of Control would also constitute a default under the Revolving Credit Facility; and (ix) the lack of a public market for the New Notes.

                               THE EXCHANGE OFFER

    The form and terms of the New Notes will be substantially identical to those of the Old Notes except that the New Notes will have been registered under the Securities Act, and hence will not be subject to certain transfer restrictions, registration rights and related liquidated damages provisions applicable to the Old Notes.


The Exchange Offer..................  The Company is offering to exchange an aggregate of
                                      $158,088,000 principal amount at maturity of the New
                                      Notes for a like principal amount at maturity of the
                                      Old Notes. The Old Notes may be exchanged only in
                                      multiples of $1,000 of principal amount at maturity.
                                      The Company will issue the New Notes as soon as
                                      practicable after the Expiration Date. See "The
                                      Exchange Offer."

Issuance of the Old Notes;
  Registration Rights...............  The Old Notes were issued and sold on July 27, 1998 to the Initial Purchasers. In connection therewith,
                                      the Company executed and delivered for the benefit of
                                      the holders of the Old Notes the Registration Rights
                                      Agreement, pursuant to which the Company agreed (i)
                                      to commence an exchange offer under which the New
                                      Notes, registered under the Securities Act with terms
                                      substantially identical to those of the Old Notes,
                                      will be exchanged for the Old Notes pursuant to an
                                      effective registration statement (the "Exchange Offer
                                      Registration Statement") or (ii) cause the Old Notes
                                      to be registered under the Securities Act pursuant to
                                      a resale shelf registration statement (the "Shelf
                                      Registration Statement"). If the Company does not
                                      comply with certain of its obligations under the
                                      Registration Rights Agreement, certain damages will
                                      accrue and be payable when cash interest becomes
                                      payable on the Old Notes. See "The Exchange
                                      Offer--Purpose of the Exchange Offer; Registration
                                      Rights."

Expiration Date.....................  The Exchange Offer will expire at 5:00 p.m., New York
                                      City time, on             , 1998, unless extended in
                                      which case the term "Expiration Date" shall mean the
                                      latest date and time to which the Exchange Offer is
                                      extended.

Conditions to the Exchange Offer....  The Exchange Offer is subject to certain conditions, which may be waived by the Company in whole or in
                                      part and from time to time in its reasonable
                                      discretion. See "The Exchange Offer--Certain
                                      Conditions to the Exchange Offer." The Exchange Offer
                                      is not conditioned upon any minimum aggregate
                                      principal amount of Old Notes being tendered for
                                      exchange.

Procedures for Tendering Old
  Notes.............................  Each holder of Old Notes desiring to accept the
                                      Exchange Offer must complete and sign the Letter of
                                      Transmittal, have the signature thereon guaranteed if
                                      required by the Letter of Transmittal, and mail or
                                      otherwise deliver the Letter of Transmittal, together
                                      with the Old Notes or a Notice of Guaranteed Delivery
                                      and any other required documents (such as evidence of
                                      authority to act satisfactory to the Company in its
                                      sole discretion, if the Letter of Transmittal is
                                      signed by someone acting in a fiduciary or
                                      representative capacity) or, in the case of Global
                                      Notes deliver an Agent's Message (as defined herein)
                                      together with a Book-Entry

                                      Confirmation (as defined herein), to the Exchange
                                      Agent (as defined herein) at the address set forth
                                      herein prior to the Expiration Date. Any beneficial
                                      owner of the Old Notes whose Old Notes are registered
                                      in the name of a nominee, such as a broker, dealer,
                                      commercial bank or trust company and who wishes to
                                      tender the Old Notes in the Exchange Offer, should
                                      instruct such entity or person to promptly tender on
                                      such beneficial owner's behalf. By executing the
                                      Letter of Transmittal or delivering an Agent's
                                      Message, each holder will represent to the Company,
                                      among other things, that (i) the New Notes acquired
                                      pursuant to the Exchange Offer by the holder and any
                                      beneficial owners of Old Notes are being obtained in
                                      the ordinary course of business of the person
                                      receiving such New Notes, (ii) at the time of the
                                      consummation of the Exchange Offer neither the holder
                                      nor such beneficial owner has an arrangement or
                                      understanding with any person to participate in the
                                      distribution of such New Notes in violation of the
                                      Securities Act, (iii) neither the holder nor such
                                      beneficial owner is an "affiliate," as defined under
                                      Rule 405 promulgated under the Securities Act, of the
                                      Company or any Guarantor or if it is an affiliate
                                      that it will comply with the registration and
                                      prospectus delivery requirements under the Securities
                                      Act and (iv) that it is not acting on behalf of any
                                      person who could not truthfully make the foregoing
                                      representations. Each broker-dealer that receives New
                                      Notes for its own account in exchange for Old Notes,
                                      where such Old Notes were acquired by such broker-
                                      dealer as a result of market-making activities or
                                      other trading activities (other than Old Notes
                                      acquired directly from the Company), may participate
                                      in the Exchange Offer but may be deemed an
                                      "underwriter" under the Securities Act and,
                                      therefore, must so acknowledge in the Letter of
                                      Transmittal or will be deemed to have so acknowledged
                                      by delivering an Agent's Message that it will deliver
                                      a prospectus in connection with any resale of such
                                      New Notes. The Letter of Transmittal states that by
                                      so acknowledging and by delivering a prospectus, a
                                      broker-dealer will not be deemed to admit that it is
                                      an "underwriter" within the meaning of the Securities
                                      Act. See "The Exchange Offer--Procedures for
                                      Tendering the Old Notes."

Guaranteed Delivery Procedures......  Holders who wish to tender their Old Notes and (i)
                                      whose Old Notes are not immediately available or (ii)
                                      who cannot deliver their Old Notes or any other
                                      documents required by the Letter of Transmittal to
                                      the Exchange Agent prior to the Expiration Date (or
                                      complete the procedure for book-entry transfer on a
                                      timely basis), may tender their Old Notes according
                                      to the guaranteed delivery procedures set forth in
                                      the Letter of Transmittal. See "The Exchange Offer--
                                      Guaranteed Delivery Procedures."

Withdrawal Rights...................  Tenders of the Old Notes may be withdrawn at any time prior to the Expiration Date. See "The Exchange
                                      Offer-- Withdrawal Rights."

Acceptance of the Old Notes and
  Delivery of the New Notes.........  Upon the terms and subject to the conditions of the
                                      Exchange

                                      Offer, the Company will accept for exchange any and
                                      all Old Notes which are properly tendered in the
                                      Exchange Offer prior to the Expiration Date. The New
                                      Notes issued pursuant to the Exchange Offer will be
                                      delivered as promptly as practicable following the
                                      Expiration Date. See "The Exchange Offer--Terms of
                                      the Exchange Offer."

Resales of the New Notes............  Based on an interpretation by the staff of the
                                      Commission set forth in Exxon Capital Holdings Corp.,
                                      SEC No-Action Letter (available May 13, 1988), Morgan
                                      Stanley & Co., Inc., SEC No-Action Letter (available
                                      June 5, 1991) and Shearman & Sterling, SEC No-Action
                                      Letter (available July 2, 1993), the Company believes
                                      that the New Notes issued pursuant to the Exchange
                                      Offer in exchange for the Old Notes may be offered
                                      for resale, resold and otherwise transferred by any
                                      holder thereof (other than any such holder which is
                                      an "affiliate" of the Company within the meaning of
                                      Rule 405 under the Securities Act) without compliance
                                      with the registration and prospectus delivery
                                      provisions of the Securities Act, provided that such
                                      New Notes are acquired in the ordinary course of such
                                      holder's business and that such holder has no
                                      arrangement or understanding with any person to
                                      participate in the distribution of such New Notes,
                                      and provided, further, that each broker-dealer that
                                      receives the New Notes for its own account in
                                      exchange for the Old Notes must acknowledge that it
                                      will deliver a Prospectus in connection with any
                                      resale of such New Notes. See "Plan of Distribution."
                                      If a holder does not exchange such Old Notes for New
                                      Notes pursuant to the Exchange Offer, such Old Notes
                                      will continue to be subject to the restrictions on
                                      transfer contained in the legend thereon. In general,
                                      the Old Notes may not be offered or sold, unless
                                      registered under the Securities Act, except pursuant
                                      to an exemption from, or in a transaction not subject
                                      to, the Securities Act and applicable state
                                      securities laws. See "The Exchange Offer--
                                      Consequences of Failure to Exchange."

Consequences of Failure to
  Exchange..........................  Holders who do not exchange their Old Notes for the
                                      New Notes pursuant to the Exchange Offer will
                                      continue to be subject to the restrictions on
                                      transfer of such Old Notes as set forth in the legend
                                      thereon. In general, the Old Notes may not be offered
                                      or sold, except pursuant to a registration statement
                                      under the Securities Act or any exemption from
                                      registration thereunder and in compliance with
                                      applicable state securities laws. In the event the
                                      Company completes the Exchange Offer, the holders of
                                      Old Notes will have no further rights to registration
                                      or liquidated damages pursuant to the Registration
                                      Rights Agreement. See "The Exchange Offer-- Purpose
                                      of the Exchange Offer; Registration Rights."

Certain Tax Considerations..........  There will be no Federal income tax consequences to holders exchanging the Old Notes for the New Notes
                                      pursuant to the Exchange Offer and a holder will have
                                      the same adjusted basis and holding period in the New
                                      Notes as in the Old Notes immediately before the
                                      exchange.

Registration Rights Agreement.......  The Exchange Offer is intended to satisfy the registration rights of holders of Old Notes under the
                                      Registration Rights Agreement.

Exchange Agent......................  Wilmington Trust Company is the Exchange Agent. The
                                      address and telephone number of the Exchange Agent
                                      are set forth in "The Exchange Offer--Exchange
                                      Agent."

                            DESCRIPTION OF THE NOTES


Issuer..............................  Radio Unica Corp.

New Notes...........................  Up to $158,088,000 aggregate principal amount at maturity of the Company's 11 3/4% Senior Discount
                                      Notes Series B due 2006.

Maturity Date.......................  August 1, 2006.

Original Issue Discount.............  The Old Notes were issued at a substantial discount to their principal amount at maturity, and the New
                                      Notes will also bear original issue discount for U.S.
                                      Federal income tax purposes. The issue price to
                                      investors per Old Note was $632.56, which represents
                                      a yield to maturity on the Old Notes of 11 3/4% from
                                      July 27, 1998 (computed on a semi-annual bond
                                      equivalent basis). The New Notes will have an initial
                                      Accreted Value equal to the Accreted Value of the Old
                                      Notes for which they were exchanged. Holders of the
                                      New Notes will be required to include the accretion
                                      of the original issue discount as gross income for
                                      U.S. Federal income tax purposes prior to the receipt
                                      of the cash payments to which such income is
                                      attributable. See "Certain United States Federal
                                      Income Tax Consequences."

Interest............................  Cash interest on the New Notes will not accrue or be payable prior to August 1, 2002. Thereafter, cash
                                      interest will accrue at a rate of 11 3/4% per annum
                                      on the principal amount at maturity of the New Notes
                                      through and including the maturity date, and will be
                                      payable semiannually on August 1 and February 1 of
                                      each year, commencing August 1, 2002.

Ranking.............................  The New Notes will be general senior unsecured obligations of the Company and will rank PARI PASSU
                                      in right of payment with all existing and future
                                      unsecured and unsubordinated indebtedness of the
                                      Company and senior in right of payment to any
                                      subordinated indebtedness of the Company. The New
                                      Notes will be effectively subordinated in right of
                                      payment to the Revolving Credit Facility (as defined)
                                      and all other secured indebtedness of the Company to
                                      the extent of the value of the assets securing such
                                      indebtedness. As of October 20, 1998, the Company had
                                      no indebtedness outstanding ranking senior to or PARI
                                      PASSU with the Old Notes and the Guarantees,
                                      respectively. The Indenture (as defined) permits the
                                      Company to incur additional indebtedness (subject to
                                      certain limitations), including certain indebtedness
                                      of its subsidiaries. See "Description of the Notes."

Optional Redemption.................  The New Notes will be redeemable at any time and from time to time at the option of the Company, in whole
                                      or in part on

                                      or after August 1, 2002, at the redemption prices set
                                      forth herein, plus accrued and unpaid interest
                                      thereon to the date of redemption. In addition, on or
                                      prior to August 1, 2001, the Company may redeem, at
                                      its option, up to 35% of the aggregate principal
                                      amount at maturity of the Notes with the net proceeds
                                      of one or more Equity Offerings at 111.75% of the
                                      Accreted Value thereof as long as Notes representing
                                      at least $65.0 million of the aggregate initial
                                      Accreted Value of the Notes originally issued remains
                                      outstanding after each such redemption and that such
                                      redemption occurs within 90 days of the closing of
                                      any such Equity Offering. See "Description of the New
                                      Notes--Optional Redemption."

Change of Control...................  Upon a Change of Control, the Company will be required to offer to repurchase the Notes at a
                                      purchase price equal to (i) 101% of the Accreted
                                      Value thereof, if the purchase date is on or prior to
                                      August 1, 2002, or (ii) 101% of the principal amount
                                      at maturity thereof, plus accrued and unpaid interest
                                      thereon, if any, to the purchase date, if such date
                                      is after August 1, 2002. See "Risk
                                      Factors--Obligation to Purchase the Notes Upon a
                                      Change of Control" and "Description of the
                                      Notes--Change of Control Offer."

Asset Sale Proceeds.................  The Company will be obligated in certain instances to make an offer to repurchase the Notes at a purchase
                                      price equal to (i) 100% of the Accreted Value
                                      thereof, if the purchase date is on or prior to
                                      August 1, 2002, or (ii) 100% of the aggregate
                                      principal amount at maturity thereof, plus accrued
                                      and unpaid interest thereon, if any, to the purchase
                                      date, if such date is after August 1, 2002, with the
                                      net cash proceeds of certain asset sales. See
                                      "Description of the Notes--Certain
                                      Covenants-Limitations on Certain Asset Sales."

Guarantees..........................  The Old Notes are, and the New Notes will be, unconditionally guaranteed (the "Guarantees"), on a
                                      senior unsecured basis, as to the payment of
                                      principal, premium, if any, and interest, fully and
                                      unconditionally, jointly and severally, by the
                                      Guarantors which will consist of the Company's
                                      Domestic Restricted Subsidiaries (as defined herein).
                                      The Guarantee of each individual Guarantor ranks PARI
                                      PASSU in right of payment with all existing and
                                      future unsecured and unsubordinated indebtedness of
                                      each such Guarantor and senior in right of payment to
                                      any subordinated debt of each such Guarantor. As of
                                      October 20, 1998, none of the Guarantors had any
                                      outstanding indebtedness (other than the Guarantees).

Certain Covenants...................  The indenture pursuant to which the New Notes will be issued (the "Indenture") contains covenants for the
                                      benefit of the holders of the Notes that, among other
                                      things, restrict the ability of the Company to: (i)
                                      incur additional Indebtedness (as defined herein);
                                      (ii) pay dividends and make distributions; (iii)
                                      issue stock and preferred stock of subsidiaries; (iv)
                                      make certain investments; (v) repurchase stock; (vi)
                                      create liens; (vii) enter into transactions with
                                      affiliates; (viii) enter into sale and leaseback
                                      transactions; (ix) merge or consolidate the Company;
                                      and (x) transfer and sell assets. These covenants

                                      are subject to a number of important exceptions. See
                                      "Description of the Notes--Certain Covenants."

Exchange Rights.....................  Holders of New Notes will not be entitled to any exchange rights with respect to the New Notes.
                                      Holders of Old Notes are entitled to certain exchange
                                      rights pursuant to the Registration Rights Agreement.
                                      Under the Registration Rights Agreement, the Company
                                      is required to offer to exchange the Old Notes for
                                      new notes having substantially identical terms which
                                      have been registered under the Securities Act. This
                                      Exchange Offer is intended to satisfy such
                                      obligation. Once the Exchange Offer is consummated,
                                      the Company will have no further obligations to
                                      register any of the Old Notes not tendered by the
                                      holders for exchange, except pursuant to a shelf
                                      registration statement to be filed under certain
                                      limited circumstances specified in "The Exchange
                                      Offer--Purposes of the Exchange Offer; Registration
                                      Rights." See "Risk Factors--Absence of Public
                                      Market."

Absence of a Public Market for the
  New Notes.........................  The New Notes will be a new issue of securities with no established market. Accordingly, there can be no
                                      assurance as to the development or liquidity of any
                                      market for the New Notes.

Use of Proceeds.....................  The Company will not receive any proceeds in connection with the Exchange Offer. In consideration
                                      for issuing the New Notes in exchange for the Old
                                      Notes as described in this Prospectus, the Company
                                      will receive the Old Notes, which will be retired and
                                      canceled.

                      SUMMARY CONSOLIDATED FINANCIAL DATA

    The following table presents (i) summary historical consolidated financial data of the Company for the periods indicated and (ii) summary unaudited pro forma financial data of the Company as of the dates and for the periods indicated giving effect to the events described in "The Transactions" and "Unaudited Pro Forma Combined Financial Data" included elsewhere herein as though they had occurred on the dates indicated therein. The summary unaudited pro forma financial data are not necessarily indicative of the operating results or the financial condition that would have been achieved had these events been consummated on the date indicated and should not be construed as representative of future operating results or financial condition. The summary historical consolidated and unaudited pro forma financial data should be read in conjunction with the financial statements and related notes thereto, with the "Unaudited Pro Forma Combined Financial Data" and with "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                                               FOR THE PERIOD                                               PRO FORMA
                                             FROM SEPTEMBER 12,                                           -------------
                                              1996 (INCEPTION)                      SIX MONTHS ENDED
                                                   THROUGH         YEAR ENDED           JUNE 30,           YEAR ENDED
                                                DECEMBER 31,      DECEMBER 31,   -----------------------  DECEMBER 31,
                                                    1996              1997         1997         1998          1997
                                             -------------------  -------------  ---------  ------------  -------------
STATEMENT OF OPERATIONS DATA:
Net revenue................................       $  --            $   --        $  --      $  3,463,962   $ 3,903,516
Operating expenses.........................          40,000          1,802,816     440,338    13,797,053     7,435,876
Operating loss.............................         (40,000)        (1,802,816)   (440,338)  (10,333,091)   (3,532,360)
Interest income (expense), net.............          --                (12,765)     --          (153,350)  (12,585,480)
Other income...............................          --                --           --             2,882       --
                                                   --------       -------------  ---------  ------------  -------------
Loss before provision (benefit) for income
  taxes....................................         (40,000)        (1,815,581)   (440,338)  (10,483,559)  (16,117,840)
                                                   --------       -------------  ---------  ------------  -------------
Provision (benefit) for income taxes.......          --                --           --           --            (11,318)
                                                   --------       -------------  ---------  ------------  -------------
Net loss...................................         (40,000)        (1,815,581)   (440,338)  (10,483,559)  (16,106,522)

Net loss applicable to common
  shareholders.............................       $ (40,000)       $(1,935,071)  $(440,338) $(11,486,573)  $(17,749,357)
                                                   --------       -------------  ---------  ------------  -------------
                                                   --------       -------------  ---------  ------------  -------------
Net loss per common share applicable to
  common shareholders--basic and diluted...       $  (13.33)       $   (356.10)  $  (67.94) $    (569.71)  $   (842.80)
                                                   --------       -------------  ---------  ------------  -------------
                                                   --------       -------------  ---------  ------------  -------------
Weighted average common shares
  outstanding--basic and diluted...........           3,000              5,434       6,481        20,162        21,060

BALANCE SHEET DATA:
Cash and cash equivalents..............................................................................................
Working capital........................................................................................................
Total assets...........................................................................................................
Long-term debt.........................................................................................................
Series A redeemable preferred stock....................................................................................
Stockholders' deficit..................................................................................................

OTHER FINANCIAL DATA:
Depreciation and amortization..............       $  --            $   --        $  --      $    372,144   $ 1,779,019

EBITDA(1)..................................         (40,000)        (1,802,816)   (440,338)   (9,958,065)   (1,753,341)

Ratio of earnings to fixed charges(2)......

Fixed charges coverage deficiency(2).......         (40,000)        (1,815,581)   (440,338)  (10,483,559)  (16,106,522)

Net cash used in operating activities......         (40,000)        (2,209,553)   (459,738)   (8,894,958)

Net cash used in investing activities......          --             (2,238,585)     --       (28,334,589)

Net cash provided by financing
  activities...............................          45,000          5,570,000     455,000    36,795,000

                                               SIX MONTHS
                                                 ENDED
                                                JUNE 30,
                                                  1998
                                             --------------
STATEMENT OF OPERATIONS DATA:
Net revenue................................   $  4,191,802
Operating expenses.........................     14,904,838
Operating loss.............................    (10,713,036)
Interest income (expense), net.............     (6,099,134)
Other income...............................        --
                                             --------------
Loss before provision (benefit) for income
  taxes....................................    (16,812,170)
                                             --------------
Provision (benefit) for income taxes.......        --
                                             --------------
Net loss...................................    (16,812,170)
Net loss applicable to common
  shareholders.............................   $(18,616,291)
                                             --------------
                                             --------------
Net loss per common share applicable to
  common shareholders--basic and diluted...   $     518.91
                                             --------------
                                             --------------
Weighted average common shares
  outstanding--basic and diluted...........         35,876
BALANCE SHEET DATA:
Cash and cash equivalents..................   $ 62,437,315
Working capital............................     69,792,495
Total assets...............................    133,619,087
Long-term debt.............................    100,750,000
Series A redeemable preferred stock........     36,639,969
Stockholders' deficit......................    (13,102,882)
OTHER FINANCIAL DATA:
Depreciation and amortization..............   $  1,094,996
EBITDA(1)..................................     (9,618,040)
Ratio of earnings to fixed charges(2)......
Fixed charges coverage deficiency(2).......    (16,812,170)
Net cash used in operating activities......
Net cash used in investing activities......
Net cash provided by financing
  activities...............................


------------------------


(1) EBITDA is defined as net income (loss) plus (i) provision for income taxes,
    (ii) interest expense, net and (iii) depreciation and amortization. EBITDA is presented not as an alternative measure of operating results or cash flow from operations (as determined in accordance with generally accepted accounting principles ("GAAP")), but because it is a widely accepted supplemental financial measure of a company's ability to service debt. The Company's calculation of EBITDA may not be comparable to similarly titled measures reported by other companies since all companies do not calculate this non-GAAP measure in the same fashion. The Company's EBITDA calculation is not intended to represent cash used in operating activities, since it does not include interest and taxes and changes in operating assets and liabilities, nor is it intended to represent the net increase or decrease in cash, since it does not include cash provided by (used in) investing and financing activities.



(2) For purposes of computing the ratio of earnings to fixed charges, earnings consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of debt issuance costs and the portion of rental expense that is representative of the interest factor. Earnings were insufficient to cover fixed charges.

                                  RISK FACTORS

SUBSTANTIAL LEVERAGE AND DEBT SERVICE OBLIGATIONS


    The Company is highly leveraged. As of June 30, 1998, on an adjusted pro forma basis after giving effect to the Old Note offering and the Transactions (as defined herein) and the application of that portion of the net proceeds from the Old Note offering to be used to retire debt, the Company would have had approximately $100 million of outstanding long-term indebtedness (consisting of the Old Notes) and no amounts would be outstanding under the Revolving Credit Facility.


    The Revolving Credit Facility and the Indenture permit the Company to incur additional indebtedness, subject to certain limitations. The degree to which the Company is leveraged could have important consequences to holders of the New Notes, including the following: (i) the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes may be impaired; (ii) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of interest on the Notes (when interest becomes payable thereon in cash) and other Indebtedness (as defined), thereby reducing the funds available to the Company for other purposes; (iii) all of the indebtedness outstanding under the Revolving Credit Facility is secured by substantially all of the assets of the Company and the Domestic Restricted Subsidiaries, and will mature prior to the Notes; (iv) the Company is substantially more leveraged than certain of its competitors, which might place the Company at a competitive disadvantage; (v) the Company may be hindered in its ability to adjust rapidly to changing market conditions; and
(vi) the Company may be more vulnerable in the event of a downturn in general economic conditions or in its industry or business. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources," "Capitalization," "Description of Revolving Credit Facility" and "Description of the Notes."


    The Company's ability to pay the interest on and retire principal of the New Notes and the Revolving Credit Facility is dependent upon its future operating performance, which in turn is subject to general economic conditions and to financial, business and other factors, many of which are beyond the Company's control. The Company expects its annual interest expense related to the Notes to be approximately $5 million to $19 million through August 1, 2006. In the event that the Company is unable to generate cash flow that is sufficient to service its obligations in respect of the New Notes and the Revolving Credit Facility, the Company may be forced to adopt one or more alternatives, such as reducing or delaying the acquisition of radio stations, attempting to refinance or restructure its indebtedness, selling material assets or operations or selling equity. There can be no assurance that any of such actions could be effected on satisfactory terms or at all, that they would enable the Company to satisfy its debt service requirements or that they would be permitted by the Revolving Credit Facility or the Indenture. The failure to generate such sufficient cash flow or to achieve such alternatives could significantly adversely affect the market value of the New Notes and the Company's ability to pay the principal of and interest on the New Notes.


LIMITED HISTORY OF OPERATIONS; NET LOSSES AND NEGATIVE CASH FLOW FROM OPERATIONS

    The Company commenced its broadcasting operations in January 1998 and has a limited operating history. Accordingly, prospective investors have limited operating history and limited historical financial information upon which to base an evaluation of the Company's performance and an investment in the New Notes. The Company's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stages of development.


    Since its inception, the Company has not generated significant revenue, has incurred substantial net losses and has never generated positive cash flow from operations. Earnings were insufficient to cover fixed charges by $40,000, $1,815,581, $440,338 and $10,483,559 for the period from September 12, 1996
(inception) through December 31, 1996, the year ended December 31, 1997 and the six months ended June 30, 1997 and 1998, respectively. On a pro forma basis after giving effect to the Transactions, earnings would have been insufficient to cover fixed charges by approximately $16.1 million and $16.8 million for the year ended December 31, 1997 and the six months ended June 30, 1998, respectively. The Company had net losses of $1.8 million for the year ended December 31, 1997 and a net loss of approximately $10.5 million for the six months ended June 30, 1998. The Company believes that losses will continue while the Company pursues its strategy of acquiring radio stations and developing its network. The Company will also incur losses during the initial reformatting and assimilation process with respect to the radio stations that it acquires. There can be no assurance that an adequate revenue base will be established or that the Company's radio stations will become profitable or generate positive cash flow. Combined losses and negative cash flow may prevent the Company from pursuing its strategies for growth and may have a material adverse effect on the Company.


RESTRICTIONS IMPOSED BY TERMS OF INDEBTEDNESS

    The Indenture restricts, among other things, the Company's ability to incur additional indebtedness, pay dividends or make certain other restricted payments, consummate certain asset sales, create liens on assets, enter into transactions with affiliates, make investments, loans or advances, consolidate or merge with or into any other person or convey, transfer or lease all or substantially all of its assets or change the business conducted by the Company. In addition, the Revolving Credit Facility contains certain other and more restrictive covenants and prohibits the Company from prepaying certain indebtedness, including the New Notes. A breach of any of these covenants could result in a default under the Revolving Credit Facility or the Indenture. Upon the occurrence of an event of default under the Revolving Credit Facility, the lenders could elect to declare all amounts outstanding under the Revolving Credit Facility to be due and payable, together with accrued and unpaid interest, and could terminate their commitments to make further extensions of credit under the Revolving Credit Facility. If the Company were unable to repay its indebtedness under the Revolving Credit Facility, the lenders could proceed against the collateral securing such indebtedness. If the indebtedness under the Revolving Credit Facility were accelerated, there could be no assurance that the assets of the Company would be sufficient to repay in full such indebtedness and the Company's other indebtedness, including the New Notes. Substantially all of the assets of the Company and the Domestic Restricted Subsidiaries are pledged as security under the Revolving Credit Facility. See "Description of Revolving Credit Facility" and "Description of the Notes--Certain Covenants."

DEPENDENCE ON KEY PERSONNEL

    The Company's business depends on the efforts, abilities and expertise of its senior officers and other key employees. The loss of a combination of the foregoing could have a material adverse effect on the Company. The Company believes that its future success will depend on its ability to attract and retain highly skilled and qualified personnel and to expand, train and manage its employee base.

RISKS ASSOCIATED WITH ACQUISITION STRATEGY; FUTURE CAPITAL REQUIREMENTS

    One of the Company's growth strategies is to acquire additional radio stations. Any future acquisitions, investments, strategic alliances or related efforts will be accompanied by various associated risks, such as the difficulty of identifying appropriate acquisition candidates, the competition among buyers of radio stations, the difficulty of assimilating the operations of the respective entities, the potential disruption of the Company's ongoing business, the inability of management to capitalize on the opportunities presented by acquisitions, investments, strategic alliances or related efforts, the failure to successfully incorporate licensed or acquired technology and rights into the Company's services, the inability to maintain uniform standards, controls, procedures and policies and the impairment of relationships with employees and customers as a result of changes in management. There can be no assurance that the Company will be successful in overcoming these risks or any other problems encountered with such acquisitions, investments, strategic alliances or related efforts. See "Business-Business Strategy." In addition, entities acquired by the Company may have liabilities, including contingent liabilities, for which the Company may become responsible.

    The Company expects to spend, in the aggregate, approximately $2.5 million over the next two years for planned equipment purchases and for upgrades of existing stations. The Company is unable to anticipate, at this time, the amount of capital that it will require to complete future acquisitions. However, additional debt or equity financing may be required in order to complete such acquisitions. The Company's ability to arrange financing will be restricted by the terms of the Indenture and the Revolving Credit Facility and the cost of such financing would be dependent upon numerous factors, including general economic and capital market conditions, conditions in the radio broadcasting industry, regulatory developments, credit availability from banks or other lenders, investor confidence in the industry and the Company, the success of the Company's radio stations, and provisions of tax and securities laws that are conducive to raising capital. There can be no assurance that financing will be available to the Company on acceptable terms in the future. If the Company cannot arrange such financing, it may be forced to curtail its acquisition of additional radio stations which may have an adverse effect on its long-term business strategy.


REGULATORY MATTERS AND DEPENDENCE ON LICENSES

    Each of the Company's radio stations operates pursuant to one or more broadcast licenses issued by the Federal Communication Commission (the "FCC"), that presently have a maximum term of eight years. The Company's broadcast licenses expire at various times in 2003 and 2005. Although the Company may apply to renew these licenses, third parties may challenge the Company's renewal applications. While the Company is not aware of facts or circumstances that would prevent the Company from having its current licenses renewed, there can be no assurance that the licenses will be renewed. Failure to obtain the renewal of any of the Company's broadcast licenses, to obtain FCC approval for an assignment or transfer to the Company of a license in connection with a radio station acquisition or to obtain and comply with FCC authorization for the construction of required facilities or modification of technical parameters or specifications for operations may have a material adverse effect on the Company. In addition, if the Company or any of its officers, directors or significant stockholders violates the FCC's rules and regulations or the Communications Act of 1934, as amended (the "Communications Act"), is convicted of a felony, or is otherwise found to be disqualified from being a party to a FCC license, the FCC may in response to a petition from a third party or on its own motion, in its discretion, commence a proceeding to impose sanctions against the Company which could involve the imposition of monetary penalties, the revocation of the Company's broadcast licenses or other sanctions. In addition, the FCC has the ability upon the occurrence of certain events to revoke outstanding licenses.


    The radio broadcasting industry is subject to extensive and changing regulation. Among other things, the Communications Act and FCC rules and policies limit the number of stations that one individual or entity can own, or in which that individual or entity can hold an attributable interest in a market, and require FCC approval for transfers of control of FCC licensees and assignments of FCC licenses. The filing of petitions or complaints against the Company or other FCC licensees could result in the FCC delaying the grant of, or refusing to grant, its consent to the assignment of FCC licenses to or from an FCC licensee or the transfer of control of an FCC licensee. The Communications Act and FCC rules operate to impose limitations on ownership by Aliens (as defined in the Communications Act). No corporation owning a broadcast license may be more than one-fifth directly, or one-fourth indirectly, owned by Aliens, foreign governments or their representatives. The FCC rules also require, in certain circumstances, prior approval for changes in voting rights of the Company's common stock and changes in the Board of Directors of the Company. While the current regulatory scheme has not had any negative effects on the Company to date, there can be no assurance that there will not be changes in the regulatory scheme, the imposition of additional regulations or the creation of new regulatory agencies, which changes could restrict or curtail the ability of the Company to acquire, operate and dispose of radio stations or, in general, to compete profitably with other operators of radio and other media properties. Moreover, there can be no assurance that there will not be other regulatory changes, including aspects of deregulation, that will result in a decline in the value of broadcast licenses held by the Company or adversely affect the Company's competitive position. See "Business--Federal Regulation of Radio Broadcasting."

    Furthermore, the Communications Act prohibits the assignment of a FCC license or the transfer of control of a corporation holding such a license without the prior approval of the FCC. Applications to the FCC for such assignments or transfers are subject to petitions to deny by interested parties and must satisfy requirements similar to those for renewal and new station applications.

COMPETITION; DEPENDENCE ON AUDIENCE SHARE RATINGS AND TECHNOLOGY CHANGES

    Radio broadcasting is a highly competitive business. The financial success of each of the Company's radio stations will depend, to a significant degree, upon its audience ratings, its share of the overall radio advertising revenue within its geographic market and the economic health of the market. The audience ratings and advertising revenue of the Company's individual stations are subject to change and any adverse change in a particular market could have a material adverse effect on the Company. Since the Company is in the early stages of its operations, its network has not yet been rated by Arbitron. The Company's radio stations compete for audience share and advertising revenue directly with other FM and AM radio stations and with other media within their respective markets, such as newspapers, broadcast and cable television, magazines, billboard advertising, transit advertising, and direct mail advertising. Many of these entities are larger and have significantly greater resources than the Company. While the Company already competes with other radio stations with comparable programming formats in each of its markets, if another radio station in the market which currently does not have the same programming format as the Company's stations were to convert its programming format to a format similar to one of the Company's stations, if a new station were to adopt a competitive format, or if an existing competitor were to strengthen its operations, the Company's stations could suffer a reduction in ratings and/or advertising revenue and could require increased promotional and other expenses. The Telecommunications Act of 1996 (the "Telecom Act") facilitates the entry of other radio broadcasting companies into the markets in which the Company operates or may operate in the future, some of which may be larger and have more financial resources than the Company. In addition, certain of the Company's stations compete, and in the future other stations of the Company may compete, with combinations of stations operated by a single operator. There can be no assurance that the Company's radio stations will be able to develop, maintain or increase their current audience ratings and radio advertising revenue. See "Business--Competition."

    Radio broadcasting is also subject to competition from new media technologies that are being developed or have been introduced, such as digital audio broadcasting ("DAB"). DAB may provide a medium for the delivery by satellite (digital audio radio satellite service, or "DARS") or terrestrial means of multiple multi-channel, multi-format digital radio services with sound quality equivalent to compact discs to local and national audiences. In addition, cable television operators are introducing a new service commonly referred to as "cable radio," which provides cable television subscribers with several high quality channels of music, news and other information. The Company cannot predict the effect, if any, that any such new technologies may have on the radio broadcasting industry or on the Company. See "Business-- Competition."

    The profitability of the Company's radio stations is subject to various other factors which influence the radio broadcasting industry as a whole. The Company's radio stations may be adversely affected by changes in audience tastes, priorities of advertisers, new laws and governmental regulations and policies, changes in broadcast technical requirements, proposals to limit the tax deductibility of expenses incurred by advertisers and changes in the willingness of financial institutions and other lenders to finance radio station acquisitions and operations. The Company cannot predict which, if any, of these factors might have a significant impact on the radio broadcasting industry in the future, nor can it predict what impact, if any, the occurrence of these events might have on the Company. In addition, the profitability of the Company's radio stations depends on its ability to produce, or otherwise obtain the right to broadcast, programs that appeal to such stations' target audiences. There can be no assurance that the Company will be able to produce or obtain such programming in the future.

OBLIGATION TO PURCHASE THE NOTES UPON A CHANGE OF CONTROL


    A Change of Control could require the Company to refinance substantial amounts of indebtedness. Upon the occurrence of a Change of Control, the holders of the Notes would be entitled to require the Company to make an offer to purchase all of the outstanding Notes at a purchase price in cash equal to 101% of the Accreted Value of such Notes prior to August 1, 2002, or 101% of the principal amount of such Notes thereafter, together with accrued and unpaid interest, if any, to the date of purchase. The occurrence of certain of the events that would constitute a Change of Control would also constitute a default under the Revolving Credit Facility and might constitute a default under future indebtedness of the Company. In addition, the Revolving Credit Facility prohibits the purchase of the Notes by the Company in the event of a Change of Control, unless and until such time as the indebtedness under the Revolving Credit Facility is repaid in full. In the event of a Change of Control, there can be no assurance that the Company would have sufficient resources available to satisfy its obligations under the Revolving Credit Facility and to the holders of the Notes. The Company's failure to purchase the Notes in such instance would result in a default under the Indenture. The inability to repay the indebtedness under the Revolving Credit Facility, if accelerated, could have material adverse consequences to the Company and to the holders of the Notes. Moreover, subject to the terms of the Notes and the Revolving Credit Facility, the Company could enter into certain leveraged or other transactions that would not constitute a Change of Control but would increase the amount of outstanding indebtedness of the Company. Future indebtedness of the Company may also contain prohibitions of certain events or transactions that could constitute a Change of Control or require such indebtedness to be repurchased upon a Change of Control. See "Description of Revolving Credit Facility" and "Description of the Notes--Change of Control Offer."


ORIGINAL ISSUE DISCOUNT; LIMITATIONS ON HOLDER'S CLAIMS

    The Old Notes were issued at a discount from their principal amount at maturity, and the New Notes will also bear original issue discount for U.S. Federal income tax purposes. Consequently, holders of the New Notes generally will be required to include amounts in gross income for U.S. Federal income tax purposes in advance of receipt of the cash payments to which the income is attributable. See "Certain United States Federal Income Tax Consequences" for a more detailed discussion of the U.S. Federal income tax consequences to the holders of the New Notes resulting from the exchange of Old Notes pursuant to the Exchange Offer.

    If a bankruptcy case is commenced by or against the Company under the U.S. Bankruptcy Code (as defined herein), the claim of a holder of New Notes with respect to the principal amount thereof may be limited to an amount equal to the sum of (i) the issue price of the Old Notes ($632.56 per Old Note) and (ii) that portion of the original issue discount (as determined on the basis of such issue price) which is not deemed to constitute "unmatured interest" for purposes of the U.S. Bankruptcy Code. Any original issue discount that was not amortized as of any such bankruptcy filing would constitute "unmatured interest."

FRAUDULENT TRANSFER CONSIDERATIONS

    The Domestic Restricted Subsidiaries' obligations under the Guarantees may be subject to review under state or Federal fraudulent transfer laws in the event of a Domestic Restricted Subsidiary's bankruptcy or other financial difficulty.

    Under those laws, if in a lawsuit by an unpaid creditor or representative of creditors of a Domestic Restricted Subsidiary, such as a trustee in bankruptcy or the Domestic Restricted Subsidiary as a debtor in possession under the Bankruptcy Code, a court were to find that (a) the Domestic Restricted Subsidiary received less than fair consideration or reasonably equivalent value for its Guarantee, and (b) when it entered into the Guarantee (or in some jurisdictions, when it became obligated to make payments thereunder), it either (i) was rendered insolvent, (ii) was engaged in a business or transaction for which its remaining unencumbered assets constituted unreasonably small capital, or (iii) intended to incur or believed (or reasonably should have believed) that it would incur debts beyond its ability to pay as they matured, the court could avoid its obligations under the Guarantee, or subordinate those obligations to its other obligations, and in either case direct the return of any amounts paid thereunder to the Domestic Restricted Subsidiary or to a fund for the benefit of its creditors. It should be noted that a court could avoid a Domestic Restricted Subsidiary's obligations under the Guarantee without regard to factors (a) and (b) above, if it found that it entered into the Guarantee with actual intent to hinder, delay, or defraud its creditors.

    A court will likely find that a Domestic Restricted Subsidiary did not receive fair consideration or reasonably equivalent value for the Guarantee to the extent that it does not benefit directly from the Notes' proceeds.

    The measure of insolvency for purposes of the foregoing will vary depending on the law of the jurisdiction being applied. Generally, however, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all of its property at a fair valuation or if the present fair saleable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured.

CONTROL BY PRINCIPAL STOCKHOLDERS

    The Company is privately held. Warburg Ventures, L.P. owns approximately 98% of the outstanding shares of the common stock, par value $.01 per share, of Holdings (the "Holdings Common Stock") and the Series A Cumulative Redeemable Preferred Stock, par value $.01 per share, of Holdings (the "Holdings Preferred Stock"), which in turn owns 100% of the outstanding shares of common stock, par value $.01 per share, of the Company (the "Company Common Stock"). The officers and directors of the Company own the remainder of the Holdings Common Stock and the Holdings Preferred Stock. Accordingly, Warburg Ventures, L.P. effectively has the ability to elect the Company's directors and control the Company's policies and affairs.

ABSENCE OF PUBLIC MARKET

    The New Notes are new securities for which there presently is no market. Although the Initial Purchasers have informed the Company that they currently intend to make a market in the New Notes, they are not obligated to do so and any such market-making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Notes or the ability of the holders to sell the New Notes or the price at which they can sell them. The Company does not intend to apply for listing of the New Notes on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System ("Nasdaq").

    The liquidity of, and trading market for, the Old Notes or the New Notes also may be adversely affected by general declines in the market for similar securities. Such a decline may adversely affect such liquidity and trading markets independent of the financial performance of, and prospects for, the Company.

CONSEQUENCES OF FAILURE TO EXCHANGE OLD NOTES

    Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in a transaction not subject to the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected.

CERTAIN FORWARD-LOOKING STATEMENTS

    When used in this Prospectus, the words "believes," "anticipates," "expects" and other words of similar import are used to identify forward-looking statements. Discussions containing such forward-looking statements may be found in the material set forth under "Business," as well as within this Prospectus generally. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially from those described in the forward-looking statements as a result of the risk factors set forth herein and the matters set forth in this Prospectus generally. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

                                THE TRANSACTIONS

    HOLDING COMPANY REORGANIZATION. In July 1998, the Company effected a holding company reorganization (the "Reorganization"). In the Reorganization, the Company became a wholly owned subsidiary of Holdings and the Company's stockholders received shares of Holdings Common Stock and Holdings Preferred Stock bearing identical rights and preferences to the Company Common Stock and Series A Cumulative Redeemable Preferred Stock of the Company ("Company Preferred Stock") previously held by such stockholders. Options previously granted by the Company were assumed by Holdings and are exercisable upon the same terms and conditions as they were under the Company's stock option plan. See "Certain Relationships and Related Transactions--Initial Investments in the Company; Agreement Among Stockholders."

    ACQUISITIONS OF RADIO STATIONS. On April 30, 1998, the Company purchased all of the common stock of Oro Spanish Broadcasting, Inc. ("Oro") for $11.5 million, in order to acquire KIQI (AM) in San Francisco (the "Oro Acquisition"). In connection with this acquisition, the Company entered into a five year non-compete agreement with the seller for $500,000. The total purchase price was comprised of $6.0 million in cash and a five year $6.0 million note issued by the Company bearing interest at 8% per annum. In July 1998, the Company repaid $5.25 million of the $6.0 million note with borrowings under the Revolving Credit Facility and issued a new note for $750,000 bearing interest at 8% per annum that matures October 31, 1999. See "Business--Broadcasting Properties."

    On May 13, 1998, the Company completed the acquisition of certain assets of subsidiaries of One-on-One Sports, Inc. ("One-on-One") for $9.0 million, in order to acquire WNMA (AM) and WCMQ (AM) in Miami (the "One-on-One Acquisition"). See "Business--Broadcasting Properties."

    On July 30, 1998, the Company completed the acquisition of certain assets of subsidiaries of Sinclair Communications Inc. ("Sinclair") for $21.0 million in cash, in order to acquire KBLA (AM) in Los Angeles (the "Sinclair Acquisition"). See "Business--Broadcasting Properties."


    On September 11, 1998, the Company obtained 100% ownership of KXYZ (AM) in Houston by acquiring the remaining 50.1% voting rights and 20% economic ownership interest in Blaya, Inc. not previously owned by the Company for $160,000 (the "Blaya Acquisition" and, together with the Oro Acquisition, the One-on-One Acquisition and the Sinclair Acquisition, the "Radio Station Acquisitions"). See "Business--Broadcasting Properties" and "Certain Relationships and Related Transactions--Purchase of Radio Station KXYZ (AM); Transactions Involving Blaya, Inc."



    CONVERSION OF LOANS. In April, May and June 1998, Warburg Ventures, L.P. loaned the Company approximately $21.8 million, in return for promissory notes of the Company (the "Promissory Notes"). The funds from the Promissory Notes were primarily used to finance the Oro Acquisition and the One-on-One Acquisition. See "Business--Broadcasting Properties." Each of the Promissory Notes was due on demand and bore interest at the rate of 10% per annum. On June 30, 1998, the Company repaid $15.0 million of the Promissory Notes plus accrued interest by issuing Warburg Ventures, L.P. 15,239 shares of Company Common Stock and 150,865 shares of Company Preferred Stock (the "Promissory Notes Conversion"). The remaining $6.8 million due under the Promissory Notes has been repaid from amounts borrowed under the Revolving Credit Facility. See "Certain Relationships and Related Transactions--Loans to the Company."


    On April 17, 1998, the Company converted $365,000 in notes payable to certain stockholders (the "Stockholder Notes") plus accrued interest into 3,835 shares of Company Preferred Stock and 387 shares of Company Common Stock (the "Stockholder Notes Conversion" and, together with the Promissory Notes Conversion, the "Stockholder Loan Conversions"). See "Certain Relationships and Related Transactions--Loans to the Company."

    REVOLVING CREDIT FACILITY. On July 8, 1998, the Company entered into a credit agreement for a $20.0 million Senior Secured Revolving Credit Facility (the "Revolving Credit Facility"). Prior to the consummation of the Old Notes offering, the Company borrowed approximately $14.0 million from the Revolving Credit Facility (the "Initial Revolver Borrowing") and used the proceeds to pay down the remaining $6.8 million under the Promissory Notes and $5.25 million under the note payable to Oro (the "Loan Repayments") described above. As of October 20, 1998, there was no outstanding principal balance under the Revolving Credit Facility. See "Description of Revolving Credit Facility."


    The Reorganization, the Radio Station Acquisitions, the Stockholder Loan Conversions, the Initial Revolver Borrowing and the Loan Repayments are collectively referred to herein as the "Transactions."

                                USE OF PROCEEDS

    This Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement. The Company will not receive any cash proceeds from the issuance of the New Notes offered in the Exchange Offer. In consideration for issuing the New Notes as contemplated in this Prospectus, the Company will receive in exchange Old Notes in like principal amount at maturity, the form and terms of which are the same in all material respects as the form and terms of the New Notes except that the New Notes have been registered under the Securities Act and hence do not include certain rights to registration thereunder and do not contain transfer restrictions or terms with respect to certain payments applicable to the Old Notes and relating to the Company's registration obligations. The Old Notes surrendered in exchange for New Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the New Notes will not result in any increase in the indebtedness of the Company.

    The net proceeds to the Company from the sale of the Old Notes were approximately $96.8 million (after deducting discounts to the Initial Purchasers and other expenses). Of the net proceeds of the offering of the Old Notes (the "Old Notes Offering"), approximately $35.0 million was used to finance the acquisition of radio station KBLA in Los Angeles and to repay amounts borrowed under the Revolving Credit Facility. The Company intends to use the remaining net proceeds of the Old Notes Offering for future acquisitions and for general working capital purposes.

    Pending any further application of the net proceeds of the Old Notes Offering, the Company has placed such remaining net proceeds in interest-bearing bank accounts or invested such proceeds in United States government securities or other short-term, interest bearing, investment grade securities. The Company is not currently subject to the registration requirements of the Investment Company Act of 1940.

                                 CAPITALIZATION


    The following table sets forth the capitalization of the Company as of June 30, 1998 (i) on an actual basis and (ii) on a pro forma basis for the Transactions and the Old Notes Offering.



                                                                                            JUNE 30, 1998
                                                                                    -----------------------------
                                                                                       ACTUAL        PRO FORMA
                                                                                    -------------  --------------
Cash and cash equivalents.........................................................  $     692,315  $   62,437,315
                                                                                    -------------  --------------
                                                                                    -------------  --------------
Short-term debt:
  Stockholder Notes...............................................................  $   6,795,000  $     --
                                                                                    -------------  --------------
    Total short-term debt.........................................................      6,795,000        --
Long-term debt:
  Revolving Credit Facility(1)....................................................       --              --
  Note Payable....................................................................      6,000,000         750,000
  Notes offered hereby............................................................       --           100,000,000
                                                                                    -------------  --------------
Total debt........................................................................     12,795,000     100,750,000
                                                                                    -------------  --------------
Series A redeemable cumulative preferred stock, $.01 par value, 450,000 shares
  authorized, 355,175 shares issued and outstanding...............................     36,639,969      36,639,969
Stockholders' deficit:
  Common stock, $.01 par value, 100,000 shares authorized, 35,876 shares issued
    and outstanding...............................................................            359             359
  Capital deficiency..............................................................       (764,101)       (764,101)
  Accumulated deficit.............................................................    (12,339,140)    (12,339,140)
                                                                                    -------------  --------------
    Total stockholders' deficit...................................................    (13,102,882)    (13,102,882)
                                                                                    -------------  --------------
Total capitalization..............................................................  $  36,332,087  $  124,287,087
                                                                                    -------------  --------------
                                                                                    -------------  --------------


------------------------


(1) Upon consummation of the Old Notes Offering and the application of the proceeds therefrom as described in "Use of Proceeds," the Company had $20.0 million available for borrowing under the Revolving Credit Facility.

                  UNAUDITED PRO FORMA COMBINED FINANCIAL DATA


    The following Unaudited Pro Forma Combined Financial Data gives effect to the Transactions, and the Old Notes Offering as if they had been consummated:
(i) on June 30, 1998 with respect to the Unaudited Pro Forma Condensed Combined Balance Sheet, (ii) on January 1, 1998 with respect to the Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 1998 and (iii) on January 1, 1997 with respect to the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1997. The Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1997 is based on the audited statements of operations of the Company and 13 Radio Corp. for the year ended December 31, 1997 and the unaudited statement of operations of Oro for the twelve months ended November 30, 1997. The Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 1998 is based on unaudited statement of operations of the Company for the six months ended June 30, 1998 and Oro's unaudited statement of operations for the four months ended April 30, 1998. The Unaudited Pro Forma Condensed Combined Balance Sheet has been derived from the unaudited balance sheet of the Company as of June 30, 1998.



    On March 11, 1998, Blaya, Inc. completed its acquisition of the assets used in the operation of radio station KXZY (AM) from 13 Radio Corp. for a purchase price of approximately $6.4 million. Approximately $0.6 million was allocated to the value of tangible assets less liabilities acquired. The remaining $5.8 million of the total purchase price was allocated to the fair value of the broadcast license which is being amortized over 30 years. Until September 11, 1998, the Company owned 49.9% of the voting rights and 80% of the economic ownership rights of Blaya, Inc. and accounted for its investment in Blaya, Inc. under the equity method of accounting. The operations of 13 Radio Corp. and Blaya, Inc. are included in the Unaudited Pro Forma Condensed Combined Statements of Operations because the Company acquired the remaining 50.1% voting and 20% economic ownership rights in Blaya, Inc. on September 11, 1998 pursuant to a June 9, 1998 stock purchase agreement with the majority stockholder of Blaya, Inc.



    The Radio Station Acquisitions have been or will be accounted for using the purchase method of accounting. The total consideration of each such acquisition has been or will be allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective estimated fair values. The allocation of the aggregate total consideration included in the Unaudited Pro Forma Combined Financial Data is preliminary, subject to adjustment when final appraisals are received and estimates are finalized. Such allocation is not expected to materially differ from the final allocation.



    The Unaudited Pro Forma Combined Financial Data should be read in conjunction with the financial statements of the Company, 13 Radio Corp. and Oro, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations," appearing elsewhere in this Prospectus. The Company believes that the assumptions used in the following statements provide a reasonable basis on which to present pro forma financial data. The Unaudited Pro Forma Combined Financial Data is presented for illustrative purposes only and is not necessarily indicative of what the Company's actual financial position or results of operations would have been had the Transactions and the Old Notes Offering been consummated as of the above-referenced dates or the financial position or results of operations of the Company for any future period.

    UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF JUNE 30, 1998



                                                                    RADIO         PRO FORMA
                                                                  UNICA CORP     ADJUSTMENTS      PRO FORMA
                                                                --------------  --------------  --------------
ASSETS
Current assets:
    Cash and cash equivalents.................................  $      692,315  $  (21,000,000 (3) $   62,437,315
                                                                                    82,905,000(5)
                                                                                      (160,000 (6)
    Restricted cash...........................................       4,600,000        --             4,600,000
    Accounts receivable, net..................................       1,957,539                       1,957,539
    Prepaid expenses..........................................         143,094        --               143,094
    Radio broadcasting rights.................................         897,812        --               897,812
                                                                --------------  --------------  --------------
Total current assets..........................................       8,290,760      61,745,000      70,035,760
Property and equipment, net...................................       4,342,651       5,019,673(4)     10,189,200
                                                                                       826,876(6)
Covenant not to compete.......................................         483,334        --               483,334
Goodwill......................................................       4,066,019        --             4,066,019
Broadcast licenses............................................      20,175,092      17,130,327(3)     43,036,690
                                                                                     5,731,271(6)
Investment in and advances to equity investee.................       6,467,847      (6,467,847 (6)
Other assets..................................................         688,384       5,050,000(5)      5,808,084
                                                                                        69,700(6)
                                                                --------------  --------------  --------------
Total assets..................................................  $   44,514,087  $   89,105,000  $  133,619,087
                                                                --------------  --------------  --------------
                                                                --------------  --------------  --------------
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
    Accounts payable..........................................  $    1,250,187                  $    1,250,187
    Accrued expenses..........................................       1,679,078       1,150,000(4)      2,829,078
    Radio broadcasting rights obligation......................         795,000                         795,000
    Deferred revenue..........................................         369,000                         369,000
    Notes payable to stockholders.............................       6,795,000      (6,795,000 (5)       --
                                                                --------------  --------------  --------------
Total current liabilities.....................................      10,888,265      (5,645,000)      5,243,265
Deferred tax liability........................................       4,088,735                       4,088,735
Long-term debt................................................       6,000,000      94,750,000(5)    100,750,000
Commitments and contingencies

Series A redeemable cumulative preferred stock................      36,639,969                      36,639,969

Common stockholders' deficit:
    Common stock..............................................             359                             359
    Additional paid-in capital (deficiency)...................        (764,101)                       (764,101)
    Accumulated deficit.......................................     (12,339,140)                    (12,339,140)
                                                                --------------  --------------  --------------
Total common shareholders' deficit............................     (13,102,882)       --           (13,102,882)
                                                                --------------  --------------  --------------
Total liabilities and common shareholders' deficit............  $   44,514,087  $   89,105,000  $  133,619,087
                                                                --------------  --------------  --------------
                                                                --------------  --------------  --------------

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME



                         SIX MONTHS ENDED JUNE 30, 1998



                                                          RADIO                      PRO FORMA
                                                        UNICA CORP      ORO (1)     ADJUSTMENTS     PRO FORMA
                                                      --------------  -----------  -------------  --------------
Net revenue.........................................  $    3,463,962  $   727,840  $    --        $    4,191,802
Operating expenses:
    Direct operating expenses.......................         888,374       97,204       --               985,578
    Selling, general and administrative expenses....       4,347,004      617,729       --             4,964,733
    Network expenses                                       6,883,006      --            (330,000 (6)      6,553,006
    Corporate expenses..............................       1,306,525      --            --             1,306,525
    Depreciation and amortization...................         372,144       32,400        620,626(8)      1,094,996
                                                                                          69,826(6)
                                                      --------------  -----------  -------------  --------------
                                                          13,797,053      747,333        360,452      14,904,838

Loss from operations................................     (10,333,091)     (19,493)      (360,452)    (10,713,036)
Other Income (expense):
Interest income (expense), net......................        (153,350)    (129,166)      (124,965 (6)     (6,099,134)
                                                                                      (5,691,653 (7)
Other income........................................        --            --            --              --
Equity in earnings of equity investee...............           2,882      --              (2,882 (6)       --
                                                      --------------  -----------  -------------  --------------
Total other income (expense)........................        (150,468)    (129,166)    (5,819,500)     (6,099,134)

Income before provision for income taxes............     (10,483,559)    (148,659)    (6,179,952)    (16,812,170)
Income tax provision................................        --            --            --              --
                                                      --------------  -----------  -------------  --------------

Net loss                                                 (10,483,559)    (148,659)    (6,179,952)    (16,812,170)
Accrued dividends on Series A redeemable cumulative
  preferred stock...................................       1,003,014      --             801,107(9)      1,804,121
                                                      --------------  -----------  -------------  --------------

Net loss applicable to common shareholders..........  $  (11,486,573) $  (148,659) $  (6,981,059) $  (18,616,291)
                                                      --------------  -----------  -------------  --------------
                                                      --------------  -----------  -------------  --------------

Net loss per comon share applicable to common
  shareholders--basic and diluted...................  $      (569.71)                             $      (518.91)
                                                      --------------                              --------------
                                                      --------------                              --------------

Weighted average common shares outstanding--basic
  and diluted.......................................          20,162                                      35,876
                                                      --------------                              --------------
                                                      --------------                              --------------

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1997


                                                                                                   RADIO
                                        RADIO                      13 RADIO      PRO FORMA      UNICA CORP.
                                     UNICA CORP.      ORO(2)         CORP       ADJUSTMENTS      PRO FORMA
                                    -------------  ------------  ------------  --------------  --------------
Net revenue.......................  $    --        $  2,297,315  $  1,606,201  $     --        $    3,903,516
Operating expenses:
  Direct operating expenses.......       --             291,508       844,108                       1,135,616
  Selling, general and
    administrative................         31,124     1,628,633     1,089,792                       2,749,549
  Network.........................        812,654       --            --                              812,654
  Corporate.......................        959,038       --            --                              959,038
  Depreciation and amortization...       --              89,471       105,088       1,584,460(8)      1,779,019
                                    -------------  ------------  ------------  --------------  --------------
                                        1,802,816     2,009,612     2,038,988       1,584,460       7,435,876
                                    -------------  ------------  ------------  --------------  --------------
Income (loss) from operations.....     (1,802,816)      287,703      (432,787)     (1,584,460)     (3,532,360)
Interest expense, net.............        (12,765)     (345,876)      --          (12,226,839 (7)    (12,585,480)
                                    -------------  ------------  ------------  --------------  --------------
Loss before provision for income
  taxes...........................     (1,815,581)      (58,173)     (432,787)    (13,811,299)    (16,117,840)
Income tax provision (benefit)....       --                 800       (12,118)       --               (11,318)
                                    -------------  ------------  ------------  --------------  --------------
Net loss..........................     (1,815,581)      (58,973)     (420,669)    (13,811,299)    (16,106,522)
Accrued dividends on Company
  Preferred Stock.................        119,490       --            --            1,523,345(9)      1,642,835
                                    -------------  ------------  ------------  --------------  --------------
Net loss applicable to common
  stockholders....................  $  (1,935,071) $    (58,973) $   (420,669) $  (15,334,644) $  (17,749,357)
                                    -------------  ------------  ------------  --------------  --------------
                                    -------------  ------------  ------------  --------------  --------------
Net loss per common share
  applicable to common
  stockholders--basic and
  diluted.........................  $     (356.10)                                             $      (842.80)
                                    -------------                                              --------------
                                    -------------                                              --------------
Weighted average common shares
  outstanding--basic and
  diluted.........................          5,434                                                      21,060
                                    -------------                                              --------------
                                    -------------                                              --------------

            NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL DATA


    (1) Represents Oro's results of operations for the four months ended April 30, 1998.



    (2) Represents Oro's results of operations for the twelve months ended November 30, 1997.



    (3) Reflects the allocation of the purchase price for the Sinclair Acquisition which was consummated on July 30, 1998



                                                                                   SINCLAIR
                                                                                 -------------
Aggregate Purchase Price:
Cash...........................................................................  $  21,000,000
                                                                                 -------------
Less:
Fair value of net tangible assets acquired.....................................      3,869,673
Broadcast licenses.............................................................     17,130,327
                                                                                 -------------
                                                                                 $    --
                                                                                 -------------
                                                                                 -------------



    (4) Adjustment to record the estimated fair value of net tangible assets (liabilities) acquired in the Sinclair acquisition:



                                                                                    SINCLAIR
                                                                                  ------------
Property and equipment..........................................................  $  5,019,673
Other liabilities...............................................................    (1,150,000)
                                                                                  ------------
                                                                                  $  3,869,673
                                                                                  ------------
                                                                                  ------------



    (5) Reflects the adjustment to record the following:



Issuance of the Notes.............................  $100,000,000
Initial borrowing under the Revolving Credit
  Facility........................................   14,000,000
Repayment of indebtedness related to the Oro
  Acquisition.....................................   (5,250,000)
Repayment of borrowings under the Revolving Credit
  Facility........................................  (14,000,000)
                                                    -----------
Net increase borrowings...........................               $94,750,000
Costs associated with the Offering and the
  Revolving Credit Facility.......................               (5,050,000)
Repayment of Promissory Notes.....................               (6,795,000)
                                                                 ----------
Net proceeds......................................               $82,905,000
                                                                 ----------
                                                                 ----------

    (6) Reflects the adjustment to record the acquisition of the remaining 50.1% of the voting rights and 20% of the economic ownership rights of Blaya, Inc., in the Blaya Acquisition:



EFFECTS ON FINANCIAL CONDITION:
Cash............................................................  $  160,000
                                                                  ----------
Less:
Fair value of net tangible assets acquired......................  (5,571,271)
Broadcast License...............................................   5,731,271
                                                                  ----------
Balance.........................................................  $   --
                                                                  ----------
Elimination of investments and advances to equity investee......  (6,467,847)
Property and equipment..........................................     826,876
Other assets....................................................      69,700
                                                                  ----------
                                                                  $(5,571,271)
                                                                  ----------
                                                                  ----------
EFFECT ON RESULTS OF OPERATIONS:
Eliminate LMA charge............................................  $  330,000
Eliminate income in equity investee.............................      (2,882)
Depreciation and amortization...................................     (69,826)
Eliminate interest income from equity investee..................    (124,965)
                                                                  ----------
                                                                  $  132,327
                                                                  ----------
                                                                  ----------



    (7) Represents the additional interest expense that would have been incurred if the Notes and borrowings under the Revolving Credit Facility had been outstanding for the entire period:



                                                                                  SIX MONTHS
                                                                   YEAR ENDED        ENDED
                                                                  DECEMBER 31,     JUNE 30,
                                                                      1997           1998
                                                                  -------------  -------------
Interest expense on the Notes*..................................  $  11,750,000  $   5,875,000
Revolving Credit Facility unused commitment fee*................        100,000         50,000
Interest expense on existing indebtedness.......................       (304,411)      (573,972)
Debt issuance cost amortization.................................        681,250        340,625
                                                                  -------------  -------------
Net increase in interest expense................................  $  12,226,839  $   5,691,653
                                                                  -------------  -------------
                                                                  -------------  -------------


    ----------------------------


    (*) The interest rate for the Notes is 11.75%. For each increase or decrease of 0.25% in the base interest rates under the Revolving Credit Facility, assuming $20 million of aggregate borrowings outstanding under the Revolving Credit Facility, the annual interest expense attributable to the Revolving Credit Facility would increase or decrease by $50,000.



    (8) Represents amortization of the broadcasting licenses and goodwill over a 30-year period (see Note 4). The allocation of the purchase price to broadcasting licenses and goodwill is preliminary, subject to adjustment when final appraisals are received and estimates are finalized.



    (9) Represents accrued dividends on the Company's preferred stock into which the promissory notes and the stockholder notes were coverted. These dividends have not been declared.

                       SELECTED HISTORICAL FINANCIAL DATA


    The selected financial data set forth below for, and as of the end of the period from September 12, 1996 (inception) through December 31, 1996, for, and as of the year ended December 31, 1997 and for, and as of the six months ended June 30, 1997 and 1998 have been derived from the consolidated financial statements of the Company, of which (i) the consolidated financial statements for, and as of the period from September 12, 1996 (inception) through December 31, 1996, and for, and as of the year ended December 31, 1997 were audited by Ernst & Young LLP, independent certified public accountants and (ii) the consolidated financial statements for, and as of the six months ended June 30, 1997 and 1998 are unaudited. In the opinion of management, the consolidated financial statements for, and as of the six months ended June 30, 1997 and 1998 include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations for, and the financial position at the end of each of such periods. The results of operations for the six months ended June 30, 1998 are not necessarily indicative of the results to be expected for the full year or any future period. The selected historical financial data should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements, including the notes thereto, appearing elsewhere in this Prospectus.



                                                     FOR THE PERIOD
                                                   FROM SEPTEMBER 12,
                                                    1996 (INCEPTION)                       SIX MONTHS ENDED
                                                        THROUGH         YEAR ENDED             JUNE 30,
                                                      DECEMBER 31,     DECEMBER 31,   ---------------------------
                                                          1996             1997          1997           1998
                                                   ------------------  -------------  -----------  --------------
STATEMENT OF OPERATIONS DATA:
  Net revenue....................................      $   --          $    --        $   --       $    3,463,962
  Operating expenses.............................          40,000          1,802,816      440,338      13,797,053
  Operating loss.................................         (40,000)        (1,802,816)    (440,338)    (10,333,091)
  Interest income (expense), net.................          --                (12,765)     --             (153,350)
  Other income...................................          --               --            --                2,882
                                                         --------      -------------  -----------  --------------
  Loss before provision (benefit) for income
    taxes........................................         (40,000)        (1,815,581)    (440,338)    (10,483,559)
                                                         --------      -------------  -----------  --------------
  Provision (benefit) for income taxes...........          --               --            --             --
                                                         --------      -------------  -----------  --------------
  Net loss.......................................      $  (40,000)     $  (1,815,581) $  (440,338) $  (10,483,559)
                                                         --------      -------------  -----------  --------------
                                                         --------      -------------  -----------  --------------
  Net loss applicable to common shareholders.....      $  (40,000)     $  (1,935,071) $  (440,338) $  (11,486,573)
                                                         --------      -------------  -----------  --------------
                                                         --------      -------------  -----------  --------------
  Net loss per common share applicable to common
    shareholders-basic and diluted...............      $   (13.33)     $     (356.10) $    (67.94) $      (569.71)
                                                         --------      -------------  -----------  --------------
                                                         --------      -------------  -----------  --------------
  Weighted average common shares oustanding-basic
    and diluted..................................           3,000              5,434        6,481          20,162
                                                         --------      -------------  -----------  --------------
                                                         --------      -------------  -----------  --------------

                                                DECEMBER 31,                 JUNE 30,
                                         ---------------------------  ----------------------
                                              1996           1997       1997        1998
                                         ---------------  ----------  ---------  -----------

BALANCE SHEET DATA:
  Cash and cash equivalents............     $   5,000     $1,126,862  $     262  $   692,315
  Working capital......................         5,000      1,047,193     19,662   (2,597,505)
  Total assets.........................         5,000      6,678,088     19,662   44,514,087
  Long-term debt.......................        --             --         --        6,000,000
  Series A redeemable cumulative
    preferred stock....................        --          5,316,990     --       36,639,969
  Stockholders' equity (deficit).......         5,000     (1,922,571)    19,662  (13,102,882)

OTHER FINANCIAL DATA:
  Depreciation and amortization........     $  --         $   --      $  --      $   372,144
  EBITDA(1)............................       (40,000)    (1,802,816)  (440,338)  (9,960,947)
  Ratio of earnings to fixed
    charges(2).........................        --             --         --          --
  Fixed charges coverage
    deficiency(2)......................       (40,000)    (1,815,581)  (440,338) (10,483,559)
  Net cash used in operating
    activities.........................       (40,000)    (2,209,553)  (459,738)  (8,894,958)
  Net cash used in investing
    activities.........................        --         (2,238,585)    --      (28,334,589)
  Net cash provided by financing
    activities.........................        45,000      5,570,000    455,000   36,795,000


------------------------


(1) EBITDA is defined as net income (loss) plus (i) provision for income taxes
    (ii) interest expense, net and (iii) depreciation and amortization. EBITDA is presented not as an alternative measure of operating results or cash flow from operations (as determined in accordance with generally accepted accounting principles ("GAAP")), but because it is a widely accepted supplemental financial measure of a company's ability to service debt. The Company's calculation of EBITDA may not be comparable to similarly titled measures reported by other companies since all companies do not calculate this non-GAAP measure in the same fashion. The Company's EBITDA calculation is not intended to represent cash used in operating activities, since it does not include interest and taxes and changes in operating assets and liabilities, nor is it intended to represent the net increase or decrease in cash, since it does not include cash provided by (used in) investing and financing activities.



(2) For purposes of computing the ratio of earnings to fixed charges, earnings consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of debt issuance costs and the portion or rental expense that is representative of the interest factor. Earnings were insufficient to cover fixed charges.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


    THE FOLLOWING DISCUSSION IS BASED UPON THE HISTORICAL FINANCIAL STATEMENTS INCLUDED ELSEWHERE HEREIN OF THE COMPANY FOR THE PERIOD FROM SEPTEMBER 12, 1996 THROUGH DECEMBER 31, 1996, FOR THE YEAR ENDED DECEMBER 31, 1997 AND FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1998.


GENERAL

    Radio Unica Corp., incorporated on September 12, 1996 (inception), was organized for the purpose of producing, broadcasting and distributing Spanish-language radio programming in the United States. The Company's strategy is to develop its radio network as a national advertising platform that is attractive to national advertisers. The network is comprised of owned and operated stations, stations operated under LMAs and affiliated stations. From inception through the year ended December 31, 1997, the Company had no revenue and had not commenced operations. The Company launched its network on January 5, 1998 with 30 affiliated stations and three stations operated under LMAs. The Company expects to incur operating losses for the foreseeable future as the Company develops its network and stations and establishes its base of advertising revenues.


    The Company generates revenue from sales of network advertising time and sales of advertising time on the Company-owned stations and stations operated under LMAs (collectively "O&Os"). Advertising rates are, in large part, based upon the network's and each station's ability to attract audiences in demographic groups targeted by advertisers. All revenues are stated net of any agency commissions.


    The Company's operating expenses consist of network programming expenses, marketing and selling costs, including commissions paid to the Company's sales staff, technical and engineering costs, and general and administrative expenses.


    As is true of other radio operators, the Company's performance is customarily measured by its earnings before net interest, taxes, depreciation and amortization ("EBITDA"). EBITDA is defined as net income (loss) plus (i) provision for income taxes (ii) interest expense, net and (iii) depreciation and amortization. EBITDA is presented not as an alternative measure of operating results or cash flow from operations (as determined in accordance with generally accepted accounting principles ("GAAP")), but because it is a widely accepted supplemental financial measure of a company's ability to service debt. The Company's calculation of EBITDA may not be comparable to similarly titled measures reported by other companies since all companies do not calculate this non-GAAP measure in the same fashion. The Company's EBITDA calculation is not intended to represent cash used in operating activities, since it does not include interest and taxes and changes in operating assets and liabilities, nor is it intended to represent the net increase or decrease in cash, since it does not include cash provided by (used in) investing and financing activities.



RESULTS OF OPERATIONS



SIX MONTHS ENDED JUNE 30, 1998 COMPARED TO THE SIX MONTHS ENDED JUNE 30, 1997



    NET REVENUE. Net revenue for the six months ended June 30, 1998 were approximately $3.5 million relating to sales of network advertising and sales of advertising on the Company's O&Os. The Company began broadcasting on January 5, 1998 with 30 affiliated stations and three stations operated under LMAs:
KVCA-Los Angeles, KZDC-San Antonio and KXYZ-Houston. WNMA-Miami began operating under an LMA on February 1, 1998 and KIQI-San Francisco began operating under an LMA on March 1, 1998. The Company was not operating its network or stations during the six month period ended June 30, 1997 and as a result had no revenues.

    OPERATING EXPENSES. Operating expenses for the six months ended June 30, 1998 were approximately $13.8 million as compared to approximately $440,000 for the six months ended June 30, 1997.



    Direct operating expenses for the six months ended June 30, 1998 related to engineering and programming costs for the Company's O&Os.



    Selling, general and administrative expenses of approximately $4.3 million related to the operations of the Company's O&Os.



    Network expenses of approximately $6.9 million related to the operations of the Company's network including engineering, programming, sales and administration.



    Corporate expenses for the six months ended June 30, 1998 of approximately $1.3 million related to the costs of executive management, legal and professional fees and other costs, an increase of approximately $866,000 over the comparable period in the prior year. Corporate expenses for the six months ended June 30, 1997 included primarily legal and professional fees, promotional costs and travel expenses incurred during the development stage.



    EBITDA. EBITDA was approximately $(10.0) million for the six months ended June 30, 1998 as compared to approximately $(440,000) for the six months ended June 30, 1997. The decrease in EBITDA is a result of the increased cost associated with the operations of the Company's network and the Company's O&Os.



    OTHER INCOME (EXPENSE). Other income (expense) for the six months ended June 30, 1998 included interest income of approximately $312,000, interest expense of approximately $465,000 and equity earnings of approximately $3,000. Interest income primarily relates to interest earned on amounts held in escrow related to pending station acquisitions. Interest expense relates primarily to the interest on the promissory notes due to stockholders. Equity earnings is the Company's share of earnings in Blaya, Inc., an equity investee, which owns KXYZ-AM Houston. The Company had no other income or expense during the six months ended June 30, 1997.



    NET LOSS. The Company incurred a net loss of approximately $10.5 million for the six months ended June 30, 1998 as compared to approximately $440,000 for the six months ended June 30, 1997. The increase in the net loss is a result of the increased costs associated with the operations of the Company's network and the Company's O&Os.


YEAR ENDED DECEMBER 31, 1997 COMPARED TO THE PERIOD FROM SEPTEMBER 12, 1996
  (INCEPTION) THROUGH
  DECEMBER 31, 1996

    NET REVENUE. During the year ended December 31, 1997 and for the period from inception through December 31, 1996, the Company had no revenue and had not begun operations.

    OPERATING EXPENSES. Operating expenses for the year ended December 31, 1997 were approximately $1.8 million as compared to $40,000 for the period from inception through December 31, 1996. The increase in costs was associated with the Company's planned launching of its network and operations.

    Selling, general and administrative expenses of $31,124 for the year ended December 31, 1997 primarily related to sales personnel hired for the Company's stations operated under LMAs.

    Network expenses of $812,654 for the year ended December 31, 1997 included costs related to the developing and launching of the network including programming, sales, engineering and administration.

    Corporate expenses of $959,038 for the year ended December 31, 1997 primarily related to the costs of personnel, legal and professional fees and travel associated with the development of the Company. Corporate expenses for the period from inception through December 31, 1996 were primarily related to legal and professional fees and travel expenses.

    EBITDA. EBITDA was approximately $(1.8) million for the year ended December 31, 1997 as compared to $(40,000) for the period from inception through December 31, 1996.

    INTEREST EXPENSE. Interest expense for the year ended December 31, 1997 related to certain promissory notes due to stockholders.


    NET LOSS. The Company incurred a net loss of approximately $1.8 million for the year ended December 31, 1997 and $40,000 for the period from inception through December 31, 1996. The increase in the net loss was related to the increased costs incurred in 1997 associated with the Company's planned launching of its network and operations.



LIQUIDITY AND CAPITAL RESOURCES



    Due to the developmental nature of the Company, the Company has had negative cash flows since inception. Working capital and financing for the Company's acquisitions to date have been provided primarily by the issuance of Promissory Notes, Company Common Stock and Company Preferred Stock to the Company's principal shareholder.



    The Company's primary sources of liquidity will be the Revolving Credit Facility and the net proceeds from the Old Notes issued on July 27, 1998 (see
Note 4 to interim financial statements). The Revolving Credit Facility is a senior secured revolver with $20.0 million of available borrowings subject to certain conditions.



    Net cash used in operating activities was approximately $8.9 million for the six months ended June 30, 1998 as compared to approximately $460,000 for the six months ended June 30, 1997. The increase in cash used in operating activities during the six-month period ended June 30, 1998 is due to the increased costs associated with the operations of the Company's network and O&Os. Net cash used in operating activities for the year ended December 31, 1997 and for the period from inception through December 31, 1996 was approximately $2.2 million and $40,000, respectively. Net cash used in operating activities increased during 1997 as compared to 1996 as a result of the Company's planned launching of its network and programming during 1997.



    Net cash used in investing activities for the six months ended June 30, 1998 was approximately $28.3 million as the Company acquired radio stations, funded escrow accounts related to acquisitions, made investments in and advances to an equity investee and acquired property and equipment for its O&Os. No cash was used in investing activities for the comparable period in the prior year. Net cash used in investing activities for the year ended December 31, 1997 was approximately $2.2 million as the Company advanced funds to an equity investee and acquired property and equipment related to its network and stations operated under LMAs. No cash was used in investing activities in 1996.



    Capital expenditures primarily related to the purchase of broadcast equipment for the network and O&Os, leasehold improvements, computer equipment and telecommunications equipment. For the six months ended June 30, 1998, capital expenditures were approximately $2.6 million. For the year ended December 31, 1997, capital expenditures were approximately $1.2 million. The Company expects to spend, in the aggregate, approximately $2.5 million over the next two years for planned equipment purchases and for upgrades of existing stations.



    Net cash provided by financing activities for the six months ended June 30, 1998 was approximately $37 million as compared to $455,000 for the six months ended June 30, 1997. The increase in cash provided by financing activities during the six months ended June 30, 1998 is partially due to additional capital which was raised through the issuance of preferred and common stock. In addition, the Company entered into promissory notes payable with WPV of approximately $21.8 million. Net cash provided by financing activities for the year ended December 31, 1997 were approximately $5.6 million mostly as a result of the increase of $5.2 million in preferred and common stock. The funds were mainly used to acquire radio stations, fund escrow accounts related to acquisitions, make investments and advances to an equity investee and acquire property and equipment.



    The Company believes that its current cash position, the proceeds from the issuance of the Old Notes and the borrowing availability under the Revolving Credit Facility will provide adequate resources to fund the Company's operating expenses, working capital requirements, capital expenditures and acquisitions until the implementation of its business strategy provides the Company with sufficient operating cash flow. Upon the implementation of its business strategy, the Company believes that cash from operating activities should be sufficient to permit the Company to meet required cash interest obligations (which will consist of cash interest expense on the Notes commencing August 1, 2002 of approximately $19.0 million annually), capital expenditures of approximately $1.2 million per year for existing owned and operated stations, and operating obligations. In the event that the Company is unable to generate the cash flow that is sufficient to service its obligations, the Company may be forced to adopt one or more alternatives, such as refinancing or restructuring its indebtedness, selling material assets or operations or selling equity. There can be no assurance that such business strategy will be successfully implemented. Furthermore there can be no assurance that any such actions could be effected on satisfactory terms or at all, that they would enable the Company to satisfy its debt service requirements or that they would be permitted by the terms of the Notes or the Revolving Credit Facility. The failure to generate such sufficient cash flow or to achieve such alternatives could significantly adversely affect the market value of the Notes and the Company's ability to pay the principal of and interest on the Notes.



    The known impact on future operating results related to the Notes will be an annual interest expense through August 1, 2006 as follows:



   YEAR ENDED DECEMBER 31,
-----------------------------
                (IN MILLIONS)
1998              $     5.0
1999                   12.7
2000                   14.2
2001                   16.0
2002                   17.9
2003                   18.6
2004                   18.6
2005                   18.6
2006                   10.8



    Expected interest payments under the terms of the Notes are as follows:



   YEAR ENDED DECEMBER 31,
-----------------------------
                (IN MILLIONS)
2003              $    18.6
2004                   18.6
2005                   18.6
2006                   18.6



    Amortization charges resulting from the Notes and the Transactions will be approximately $2.1 million annually.



YEAR 2000 ISSUES



    The Company has conducted a comprehensive review of its computer systems to identify the systems that could be affected by the "Year 2000" issue and has developed an implementation plan to resolve the issue. The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have time/date sensitive software and hardware may recognize a date using "00" as the year and 1900 rather than the year 2000. This could result in a major system failure or miscalculation. The Company presently believes that based on the results of recent investigations, the Company's primary information and communication systems are believed to be compliant with Year 2000 requirements. The Company's cost of compliance has been minimal and any future costs are not anticipated to be material to financial condition and results of operations.



    The Year 2000 issue creates risk for the Company from unforeseen problems in its own computer systems and from third parties on which the Company relies. Accordingly, the Company is requesting assurances from all software vendors from which it has purchased or from which it may purchased software that the software sold to the Company correctly processes all date information at all times. In addition, the Company is querying its customers and suppliers as to their progress in identifying and addressing problems that their computer systems will face in correctly processing date information as the Year 2000 approaches and is reached. However, there are no assurances that the Company will identify all date handling problems in its business systems or that the Company will be able to successfully remedy Year 2000 compliance issue that are discovered. To the extent that the Company is unable to resolve its Year 2000 issues prior to January 1, 2000 operating results could be adversely affected. In addition, the Company could be adversely affected if other entities (e.g., vendors or customers) not affiliated with the Company do not appropriately address their own Year 2000 compliance issues in advance of their occurrence.

                                    BUSINESS

INTRODUCTION


    The Company is a wholly-owned subsidiary of Holdings. Holdings has no assets other than shares of the Company's capital stock. Each of the Guarantors is a direct or indirect wholly-owned subsidiary of the Company.


    The Company is the only national long-form, Spanish-language news/talk, sports and information AM radio network in the U.S., broadcasting 24-hours a day, 7-days a week. The Company, which began broadcasting its network programming on January 5, 1998, produces 17 hours of live and first-run celebrity-based programming each weekday and 26 hours of such programming each weekend. With nine Company-operated stations and, as of June 30, 1998, 47 affiliated stations, the Company's network reaches approximately 83% of the U.S. Hispanic population. The Company-operated stations are located in the top eight U.S. markets in terms of Spanish-language media spending. These top eight markets collectively account for approximately 55% of the total U.S. Hispanic population. Of these stations, four are Company-owned, and five are operated under LMAs. On the strength of its celebrity-based programming line-up, the Company launched its network with thirty affiliated stations and added another seventeen affiliated stations in the six-month period following launch. The majority of the Company's affiliated stations broadcast more programming than the required eight-hour minimum and nine have branded themselves Radio Unica stations, broadcasting substantially all of the Company's programming.

    The Company believes that its strong programming line-up provides the Company with a competitive advantage over other Spanish-language radio broadcasters in appealing to U.S. Hispanic listeners. The Company's programming line-up includes contemporary-themed talk shows hosted by internationally known personalities such as Pedro Sevcec, Dr. Isabel Gomez-Bassols, Mauricio Zeillic and Luis Loria; sports-talk hosted by Jorge Ramos and other top names in sports broadcasting; and newscasts on the hour, 24 hours a day. Many of the Company's programs are interactive, allowing listeners nationwide to call in toll-free. The Company believes that its programming is being well received. Company research in the Miami market has shown that Radio Unica is the number two Spanish-language news/talk station in the market, with 21% of respondents preferring Radio Unica. In addition, since the Company began tracking phone calls in March 1998, the Company's talk shows have been averaging 5,000 to 6,000 calls per day during the Company's three hours of fully interactive programming, implying a 1 to 2 point National Hispanic Arbitron Rating based on an independent radio industry consultant's estimate. The Company acquired the exclusive Spanish-language radio broadcast rights in the U.S. to the 1998 World Cup, the most popular sporting event among U.S. Hispanics. In conjunction with the 1998 World Cup, the Company began a broad media campaign to promote the Radio Unica network.

MARKET OPPORTUNITY

    The Hispanic population is currently one of the fastest growing segments of the U.S. population, growing at approximately five times the rate of the non-Hispanic population, and represents the fifth largest Hispanic population in the world. The Hispanic population, which consisted of 23.7 million people (9.5% of the U.S. population) in 1990, is estimated to be 30.5 million people (11.3% of the U.S. population) in 1998, and is expected to grow to 45.8 million people (15.4% of the U.S. population) by 2010. Approximately 55% of the Hispanic population is concentrated in the top eight markets, making the group relatively easy to reach with broadcast media. Hispanic households on average are larger and younger and spend a larger percentage of their total household income on consumer products than non-Hispanic households. Furthermore, approximately 69% of all Hispanics, regardless of income or educational level, use Spanish as the language most frequently spoken at home. This percentage is expected to remain relatively constant through 2010. Consequently, the aggregate number of Hispanics speaking Spanish in the home is expected to increase significantly in the foreseeable future.

    According to published reports, total advertising expenditures targeting Hispanics grew from $730 million in 1992 to approximately $1.4 billion in 1997, representing a compound annual growth rate of 14%. Radio is an increasingly important medium for advertisers targeting the Hispanic market. Approximately 27% of the $1.4 billion in advertising expenditures in 1997 targeting Hispanics was spent on Spanish-language radio, compared with 8% for all U.S. media advertising. The Company believes that advertiser interest in the Hispanic population will continue to grow primarily because Hispanic consumer spending, which is expected to total approximately $380 billion in 1998, is expected to grow at an annual rate of 7.8% over the next 12 years to $939 billion in 2010, far outpacing the expected growth in total U.S. consumer spending. In addition, Hispanic consumer spending currently represents approximately 6.6% of all U.S. consumer spending while Hispanic-targeted advertising expenditures represent approximately 1% of all U.S. advertising expenditures. The Company believes that this disparity will narrow and fuel growth in Hispanic-targeted advertising as major advertisers continue to find that Spanish-language advertising is a more effective means to target the growing Hispanic audience than English-language advertising.

    The Company was formed in 1996 by Joaquin F. Blaya, a former senior executive of Univision Holdings, Inc. (together with its predecessors and affiliates, "Univision") and Telemundo Group, Inc. (together with its predecessors and affiliates, "Telemundo") with over 30 years of experience in Spanish-language broadcasting. Mr. Blaya was instrumental in establishing those Spanish-language television networks, and he established the Company on the belief that nationwide advertisers would support a national Spanish-language radio network with appealing, original programming reaching large numbers of Hispanics on a cost-effective basis. The Company believes that prior to the Company's formation, Univision and Telemundo were the only alternatives for advertisers seeking to reach a large portion of the national Hispanic population cost-effectively and that Univision and Telemundo have been able to obtain advertising rate increases as a result.

BUSINESS STRATEGY

    To capitalize on the apparent market opportunity, the Company has created a national, Spanish-language AM radio network based on the following business strategy:

    PROVIDE HIGH QUALITY, POPULAR PROGRAMMING. The Company produces a strong line-up of news, information, sports, talk and entertainment programs hosted by internationally known personalities such as Pedro Sevcec, Dr. Isabel Gomez-Bassols, Mauricio Zeillic, Jorge Ramos, and Luis Loria. Certain of these celebrities, who are well known in the Hispanic world and have hosted or are currently hosting popular shows on the Univision and Telemundo networks, create exclusive shows for the Company and are compensated through revenue-sharing and/or equity participation contracts with the Company. Two of the Company's most popular shows are "Sevcec en Vivo," a three-hour talk show devoted to in-depth coverage of the top news stories of the day, issues of importance to the Hispanic population and interviews with prominent figures and "Dra. Isabel," an advice program hosted by Dr. Isabel Gomez-Bassols that focuses on such issues as personal relationships, child rearing and adapting to a new culture. With their many years of Spanish-language broadcasting experience, the Company's senior management believes that the Company is well positioned to continue to create and produce high quality programming that will appeal to the Hispanic market and establish strong brand-name recognition for the Radio Unica network. The Company's exclusive radio coverage of the 1998 World Cup drew significant listener interest and was a major promotional tool for the Company's ongoing network programming.

    FOCUS ON AM RADIO NEWS/TALK FORMAT. News/talk radio is a proven concept with broad listener appeal and attractive economics. News/talk radio is the #1 program format in both the U.S. and Mexico and typically allows twice as many commercial minutes per hour compared to a typical FM music format. As a result, according to industry sources, news/talk radio in the general market on average commands approximately 1.47% of a market's radio advertising dollars for every 1.0% of audience share. In addition, AM stations typically have lower purchase prices than FM stations, resulting in lower costs of entry to a market for the Company.

    CONTROL TOP HISPANIC MARKETS WITH COMPANY-OPERATED STATIONS. The Company currently operates stations in the top eight markets in the U.S. in terms of Spanish-language media spending. The Company plans to acquire a station in New York to replace its current station operated under an LMA and has options to acquire stations in Los Angeles, Chicago and San Antonio currently operated under LMAs. In addition, the Company will seek to acquire stations in other key Hispanic markets such as Dallas and Phoenix. The Company believes that by having Company-operated stations in the top eight and other key Hispanic markets, it can deliver to advertisers a large portion of the U.S. Hispanic population more cost effectively than what they could achieve by contracting on a local basis.

    EXPAND NETWORK REACH THROUGH USE OF AFFILIATED STATIONS. The Company reaches markets outside of the top eight through its network of 47 affiliated stations. By using affiliated stations in smaller Hispanic markets, the Company reduces its initial capital requirements while still having the reach of a nationwide network. Affiliated stations receive the benefits of reduced programming costs and access to the Company's strong programming line-up, which recently included the 1998 World Cup. Substantially all of the affiliated stations are under two-year contracts, the majority of which require the affiliated stations to broadcast at least eight-hours per day of the Company's network programming. The Company does not pay the affiliated stations to broadcast its programming.


    TARGET TOP 50 NATIONAL HISPANIC ADVERTISERS WITH IN-HOUSE SALES FORCE. The Company's sales strategy is to target the top 50 national Hispanic advertisers who control approximately 75% of Spanish-language advertising. The Company believes that by using its in-house sales force of 43 people, with offices in eight key markets, it will have better control and accountability over the sales process. The Company believes that its sales strategy has been effective. For the Company's 1998 World Cup coverage, AT&T, MoneyGram and Corona, among others, purchased national sponsorship and advertising packages. For the Company's ongoing network programming, Proctor & Gamble, the largest Hispanic advertiser, has committed to purchase advertising for certain of its brands. Negotiations are ongoing with other national advertisers.


    MAINTAIN LOW-COST STRUCTURE AND MODERN NETWORK TECHNOLOGY. The Company's programming is delivered via satellite to the Company-operated and affiliated stations nationwide. Each station receives the programming through a decoder system controlled by the Company. Through a relationship with a satellite services provider, the satellite delivery system has full redundancy and back-up capabilities. The Company's modern network production studio located in Miami has the ability to easily produce and distribute programming, commercials and promotional recordings to each of the Company-operated stations via a wide area network. Stand-alone digital systems are being installed at each Company-operated station to record the data distributed by the network. As a result, the Company-operated stations are able to maintain minimal staff to operate production equipment. In addition, the Company's network technology allows the Company to broadcast different versions of commercials directed at different geographic regions.

    CREATE A STRONG BRAND IDENTITY. The Company is establishing a highly professional and recognized brand identity by promoting the Radio Unica name on-air, utilizing music for station imaging and launching other marketing efforts, including its website at www.unicaweb.com, which are intended to increase Radio Unica's brand recognition. Nine of the Company's affiliated stations have branded themselves Radio Unica stations. The Company has hired experienced personnel at the corporate level for these marketing efforts and similar services that would not otherwise be available on a cost-efficient basis to its Company-operated and affiliated stations on an individual basis.

THE HISPANIC AUDIENCE IN THE UNITED STATES

    Management believes that Spanish-language radio, in general, and the Company, in particular, have benefitted and will continue to benefit from a number of factors, including projected Hispanic population growth, high Spanish-language retention among Hispanics, increasing Hispanic buying power and greater advertiser spending on Spanish-language media.

    HISPANIC POPULATION GROWTH AND CONCENTRATION. The Company's audience consists almost exclusively of Hispanics, one of the most rapidly growing segments of the U.S. population. The 1998 Hispanic population is estimated to be
30.5 million (11.3% of the total U.S. population), an increase of 28.7% from
23.7 million (9.5% of the total U.S. population) in 1990. The overall Hispanic population is growing at approximately five times the rate of the non-Hispanic U.S. population and is expected to grow to 32.4 million and 45.8 million (11.8% and 15.4% of the total U.S. population) in 2000 and 2010, respectively. Approximately 55% of all Hispanics are located in the eight U.S. cities with the largest Hispanic populations. Radio Unica broadcasts in each of these cities.

    SPANISH-LANGUAGE USE. Approximately 69% of all Hispanics, regardless of income or educational level use Spanish as the language most frequently spoken at home. This percentage is expected to remain relatively constant through 2010. Consequently the number of Hispanics speaking Spanish in the home is expected to increase significantly in the foreseeable future, growing from 16.2 million in 1990 to 22.4 million in 2000 and 27.8 million in 2010. The Company believes that the strong Spanish-language retention among Hispanics indicates that the Spanish-language media has been and will continue to be an important source of news, sports and entertainment for Hispanics.

    GREATER HISPANIC BUYING POWER. The Hispanic population represents estimated total consumer expenditures of $380 billion in 1998 (6.6% of the total U.S. consumer expenditures), an increase of 76.4% since 1990. Hispanics are expected to account for $443 billion (7.0% of the U.S. total consumer expenditures) by 2000, and $939 billion (8.9% of the U.S. total consumer expenditures) by 2010, far outpacing the expected growth in total U.S. consumer expenditures.

    In addition to the anticipated growth of the Hispanic population, the Hispanic audience has several other characteristics that the Company believes make it attractive to advertisers. The Company believes the larger size (averaging 3.6 persons per household compared to the general public's average of 2.6 persons per household) and younger age of Hispanic households leads Hispanics to spend more per household on many categories of goods. The average Hispanic household spends approximately 28% more per year on food at home, approximately 100% more on children's clothing, approximately 35% more on footwear, approximately 11% more on phone services, and approximately 23% more on laundry and household cleaning products than the average non-Hispanic household. Hispanics are expected to continue to account for a disproportionate share of growth in spending nationwide in many important consumer categories as the Hispanic population and its disposable income continue to grow. These factors make Hispanics an attractive target audience for many major U.S. advertisers.

    INCREASED SPANISH-LANGUAGE ADVERTISING. According to published sources, $1.4 billion of total advertising expenditures were directed towards Spanish-language media in 1997, representing an annual compound growth rate of 14% since 1993. Of these amounts, approximately 27% of the $1.4 billion in advertising expenditures in 1997 targeting Hispanics was directed towards Spanish-language radio advertising. The Company believes that major advertisers have found that Spanish-language radio advertising is a more effective means to target the growing Hispanic audience than English-language broadcast media. See "--Advertising."

BROADCASTING PROPERTIES

    The Company broadcasts its programming through stations owned and operated by the Company, through stations owned by third parties that are operated by the Company under LMAs, and through stations owned and operated by third parties under affiliation agreements ("AFAs").

    OWNED AND OPERATED STATIONS

    The Company owns radio stations in Los Angeles, Miami, San Francisco and Houston.

    LOS ANGELES. The Company's station KBLA(AM), operating on 1580 kHz, serves the Los Angeles market, which has a population of approximately 16.3 million, of which approximately 6.3 million or 38.7% are Hispanic. Spanish-language radio advertising spending in the market was approximately $94.8 million in 1997. The Company acquired substantially all of the assets used in the operation of KBLA from Sinclair for a purchase price of $21 million on July 30, 1998. The acquired assets include the broadcast license, the transmitter site and related transmitter equipment. Radio Korea U.S.A. Inc. currently operates the station, broadcasting in the Korean language, pursuant to an LMA with Sinclair (the "Radio Korea Agreement"). The Company is in discussions to terminate the Radio Korea Agreement. KBLA is licensed at 50,000 watts during the daytime. KBLA's transmitter site is located in Los Angeles and enables this station to reach substantially all of the Los Angeles DMA.

    MIAMI. The Company's station WNMA(AM), operating on 1210 kHz, serves the Miami market, which has a population of approximately 3.7 million, of which approximately 1.4 million or 38.1% are Hispanic. Spanish-language radio advertising spending in the market was approximately $53.4 million in 1997. The Company acquired substantially all of the assets used in the operation of WNMA from subsidiaries of One-on-One in May 1998 for a purchase price of $9 million. The acquired assets included the broadcast license, the transmitter site and related transmitter equipment. Prior to the acquisition, One-on-One operated the station with an English language sports talk format. WNMA is licensed at 25,000 watts during the daytime. WNMA's transmitter site is located in Miami Springs, Florida and enables this station to reach substantially all of the Miami DMA.

    In connection with the acquisition of WNMA, the Company acquired WCMQ (AM), operating on 1700 kHz. This station, which operates in the expanded band, is time brokered to a third party. Based on current FCC guidelines, the license of either WNMA or WCMQ must be relinquished by the Company by October 8, 2002.

    SAN FRANCISCO. The Company's station KIQI(AM), operating on 1010 kHz, serves the San Francisco/ San Jose market, which has a population of approximately 6.8 million, of which approximately 1.2 million or 18.4% are Hispanic. Spanish-language radio advertising spending in the market was approximately $18.3 million in 1997. The Company acquired all of the issued and outstanding shares of Oro, the licensee of KIQI, in April 1998 for a purchase price of $12 million. Oro is currently operated as a wholly-owned subsidiary of the Company. Prior to the acquisition, Oro operated the station for approximately 17 years with a Spanish-language format. KIQI is licensed at 10,000 watts during the daytime. KIQI's transmitter site is located in Oakland, California and enables this station to reach substantially all of the San Francisco DMA.


    HOUSTON. The Company's station KXYZ(AM), operating on 1320 kHz, serves the Houston market, which has a population of approximately 4.7 million, of which approximately 1.1 million or 24.2% are Hispanic. Spanish-language radio advertising spending in the market was approximately $18.4 million in 1997. The Company acquired an 80% economic interest in substantially all of the assets used in the operation of KXYZ in March 1998 from 13 Radio Corp. ("13 Radio"), through an investment in Blaya, Inc., and acquired the remaining interest from Joaquin F. Blaya in September 1998. See "Certain Relationships and Related Transaction." Blaya, Inc. acquired substantially all of the assets of 13 Radio for $6.4 million. The acquired assets included the broadcast license, the transmitter site, related transmitter equipment, studios and related studio equipment. Prior to the acquisition, 13 Radio operated the station for approximately 13 years with a Spanish-language format. KXYZ is licensed at 5,000 watts during the daytime. KXYZ's transmitter site is located in Pasadena, Texas and enables this station to reach substantially all of the Houston DMA.

    LOCAL MARKETING AGREEMENTS

    The Company has entered into LMAs with respect to radio stations in Los Angeles, San Antonio, Dallas, New York and Chicago. Pursuant to these LMAs, the Company operates, and supplies all programming for, the stations.

    LOS ANGELES. The Company operates station KVCA(AM), operating on 670 kHz, in Los Angeles pursuant to a LMA with Lotus Oxnard Corp. ("Lotus"). The term of this LMA is through December 31, 2001 and the Company's annual LMA payment is $2 million in 1998 and increases $200,000 per year thereafter. The Company has an option to purchase the assets of KVCA. The option is exercisable from June 24, 2001 through September 30, 2001. KVCA is licensed at 5,000 watts during the daytime. KVCA's transmitter site is located in Simi Valley, California and enables this station to reach a significant portion of the Los Angeles DMA.

    SAN ANTONIO. The Company operates station KZDC(AM), operating on 1250 kHz, in San Antonio pursuant to a LMA with Lotus. Spanish-language radio advertising spending in the market was approximately $19.2 million in 1997. The term of this LMA is through December 31, 2001 and the Company's annual LMA payment ranges from $200,000 in 1998 to $275,000 in 2001. The Company has an option to purchase the assets of KZDC. The option is exercisable from June 24, 2001 through September 30, 2001. KZDC is licensed at 5,000 watts during the daytime. KZDC's transmitter site is located in San Antonio and enables this station to reach substantially all of the San Antonio DMA.

    CHICAGO. The Company operates station WYPA(AM), operating on 820 kHz, in Chicago pursuant to a LMA with Achievement Radio Holdings, Inc. ("Achievement"). Spanish-language radio advertising spending in the market was approximately $22.5 million in 1997. The term of this LMA is through June 8, 1999 and may be extended at the Company's option for an additional twelve months (the "Renewal Term"). The Company's annual LMA payment for the first year is $1,416,000 and $1,458,480 for the second year. The Company has an option to purchase the assets of WYPA. The option is exercisable from June 9, 1998 through June 9, 1999 and will be exercisable for the Renewal Term if the LMA is extended. After January 8, 1999, Achievement may offer the station for sale and must give written notice to the Company if it desires to accept an offer to purchase from a third party. The Company may exercise its option and purchase the station under the terms and conditions of the option or for the consideration specified in the offer, if lower. If the Company declines to exercise the option in the event of a third party offer, the LMA terminates 6 months from the date of delivery of the third party purchase agreement. WYPA is licensed at 5,000 watts during the daytime. WYPA's transmitter site is located just outside of Chicago and enables the station to reach substantially all of the Chicago DMA.

    DALLAS. The Company operates station KDFT(AM), operating on 540 kHz, in Dallas pursuant to a LMA with The Freedom Network, Inc. Spanish-language radio advertising spending in the market was approximately $10.2 million in 1997. The term of this LMA is through May 18, 2000 and the Company's LMA payment is approximately $44,786 per month through May 30, 1999 and $56,546 per month thereafter. KDFT is licensed at 1,000 watts during the daytime. KDFT's transmitter site is located in Ferris, Texas and enables this station to reach substantially all of the Dallas DMA.

    NEW YORK. The Company operates station WBAH(AM), operating on 1660 kHz, in New York pursuant to a LMA with Children's Radio of New York, Inc. ("Children's Radio"). Spanish-language radio advertising spending in the market was approximately $42.7 million in 1997. The term of this LMA is through August 31, 1998. The Company has an option to extend the term of the LMA to either: (i) the date on which Children's Radio closes the sale of WBAH to Catholic Radio Network LLC ("Catholic Radio") or (ii) the date on which the agreement for Children's Radio sale of WBAH to Catholic Radio is terminated. The Company made a lump sum LMA payment of $175,000 upon the execution of the LMA and will pay a prorated fee equal to $1,902 per day if the term of the LMA is extended past August 31,

1998. WBAH is licensed at 10,000 watts during the daytime. WBAH's transmitter site is located in Secaucus, New Jersey and enables this station to reach substantially all of the New York DMA.

    AFFILIATION AGREEMENTS

    The Company has entered into AFAs with substantially all of its affiliated radio stations. Pursuant to the AFAs, the Company supplies programming for the affiliated stations which are typically required to carry a minimum of eight hours per day of the Company's network programming. The AFAs typically provide that the Company's programming will include a certain number of minutes per hour of network advertising to be sold by the Company and a certain number of minutes per hour for local advertising to be sold by the station. The terms of the AFAs are generally one to two years, subject to earlier termination under certain circumstances. Some of the AFAs grant the Company a right of first refusal in the event the station owner offers to sell the station.

    The following tables set forth certain information concerning the stations owned and operated by the Company and the stations covered by LMAs or AFAs and their respective markets:

COMPANY-OPERATED STATIONS AND MARKETS

                                                                                      HISPANIC
                                                                                    POPULATION IN      HISPANIC
     RANK BY                                                           PURCHASE        MARKET         POPULATION
    HISPANIC                   MARKET                COMPANY-OWNED       PRICE           (IN           AS A % OF
   POPULATION              SERVED/STATION               OR LMA       (IN MILLIONS)   THOUSANDS)      TOTAL MARKET
-----------------  -------------------------------  ---------------  -------------  -------------  -----------------
            1      Los Angeles
                   KBLA(AM)                                 Owned      $    21.0          6,326             38.7%
                   KVCA(AM)                                   LMA            N/A
            2      New York
                   WBAH(AM)                                   LMA            N/A          3,645             18.1%
            3      Miami
                   WNMA(AM)                                 Owned      $     9.0          1,423             38.1%
            4      San Francisco/ San Jose
                   KIQI(AM)                                 Owned      $    12.0          1,243             18.4%
            5      Chicago
                   WYPA(AM)                                   LMA            N/A          1,198             12.0%
            6      Houston
                   KXYZ(AM)                                 Owned      $     6.4          1,141             24.2%
            7      San Antonio
                   KZDC(AM)                                   LMA            N/A          1,065             51.6%
            9      Dallas/ Ft. Worth
                   KDFT(AM)                                   LMA            N/A            787             14.9%
                                                                           -----         ------
                   Totals                                              $    48.4         16,828
                                                                           -----         ------
                                                                           -----         ------


                      HISPANIC
     RANK BY         POPULATION
    HISPANIC          AS A % OF
   POPULATION      U.S. HISPANICS
-----------------  ---------------
            1
                           20.8%

            2
                           12.0%
            3
                            4.7%
            4
                            4.1%
            5
                            3.9%
            6
                            3.7%
            7
                            3.5%
            9
                            2.6%
                          -----
                           55.3%
                          -----
                          -----

AFFILIATED STATIONS IN THE TOP 50 MARKETS


                                                                                HISPANIC
                                                                               POPULATION      HISPANIC        HISPANIC
                                                                   RANK BY      IN MARKET     POPULATION      POPULATION
                                                                   HISPANIC        (IN         AS A % OF       AS A % OF
                MARKET SERVED                      STATIONS*      POPULATION   THOUSANDS)    TOTAL MARKET   U.S. HISPANICS
---------------------------------------------  -----------------  ----------  -------------  -------------  ---------------
McAllen/Brownsville/Harlingen (TX)             KVJY(AM)               8            824             89.5%            2.7%

San Diego (CA)                                 XEMMM(AM)              10           706             25.3%            2.3%

Fresno (CA)                                    KGST(AM)               11           680             41.6%            2.2%

El Paso (TX)                                   KSVE(AM)               13           667             74.5%            2.2%

Albuquerque (NM)                               KALY(AM)               14           656             38.4%            2.2%

Sacramento (CA)                                KZAC(AM)               15           612             17.9%            2.0%
                                               KLNA(FM)

Denver (CO)                                    KBNO(AM)               16           398             13.0%            1.3%

Washington (DC)                                WACA(AM)               18           361              6.4%            1.2%

Tucson (AZ)                                    KNXN(AM)               21           305             30.4%            1.0%

Tampa (FL)                                     WLUV(AM)               22           280              7.8%            0.9%

Austin (TX)                                    KTAE(AM)               23           276             22.9%            0.9%

Salinas/Monterey (CA)                          KCTY(AM)               24           246             35.6%            0.8%
                                               KRAY(FM)

Orlando (FL)                                   WFIV(AM)               25           232              8.3%            0.8%

Laredo (TX)                                    KLAR(AM)               27           193             98.4%            0.6%

Yuma/El Centro (CA)                            KICO(AM)               31           164             62.6%            0.5%
                                               KQVO(FM)

Portland (OR)                                  KWIP(AM)               35           133              5.0%            0.4%

Colorado Springs (CO)                          KXRE(AM)               37           128             17.5%            0.4%

Detroit (MI)                                   WKVD(FM)               43           110              2.3%            0.4%

Providence (RI)                                WPMZ(AM)               46           87               5.7%            0.3%

New Orleans (LA)                               KGLA(AM)               48           69               4.0%            0.2%

Springfield (MA)                               WSPR(AM)               50           64               9.7%            0.2%


------------------------

  * Bold stations brand themselves as Radio Unica stations.


    As of October 20, 1998, the Company had an additional 17 affiliated stations in markets ranked 51 and higher. These markets collectively account for less than 2% of the Hispanic population.

PROGRAMMING

    The Company's network programming is broadcast 24 hours a day, seven days a week, and includes talk, information, news, sports and entertainment programs which are designed to appeal to the general Hispanic audience. The radio news/talk format is a proven English-language formula used by several major networks, including ABC Radio Networks, Jones Satellite Networks and Westwood One, which has experienced increasing audience share over the last several years and is the #1 radio format in both the U.S. and Mexico.


    The Company currently produces 19 hours per day of live and first run programming Monday through Friday and 26 hours of such programming each weekend at its network production studio in Miami. The Company's daily program schedule begins with a three-hour talk and information program focusing on current events followed by an hour of world news. From mid-morning until late afternoon the Company broadcasts a series of talk and information shows that focus on topics including personal and family problem solving, immigration law and policy, and entertainment news. During the evening commute, the Company broadcasts entertainment programming, including sports news and talk shows. The Company's evening programming contains talk and information programs whose subjects range from entertainment to the paranormal. In addition, during the 1998 World Cup, the Company broadcasted live, play-by-play coverage of the matches and a daily program with 1998 World Cup news and interviews with 1998 World Cup participants.


    TALK AND INFORMATION PROGRAMS. Three of the most popular programs produced by the Company are "Sevcec en Vivo", a three-hour talk show hosted by Pedro Sevcec devoted to in-depth coverage of the top news stories of the day, issues of importance to the Hispanic population and interviews with prominent figures; "Dra. Isabel", an advice program hosted by Dr. Isabel Gomez-Bassols that focuses on such issues as personal relationships and child rearing; and "Inmigracion . . . Preguntas y Respuestas", a program hosted by Fulvia Peimbert that focuses on the rules of the U.S. immigration system. The format of these programs allows listeners to participate via toll-free phone lines.


    NEWS. The Company produces newscasts on the hour, 24 hours a day, including an hour-long late morning newscast, all of which focus on events of interest to Hispanic audiences. The Company also produces a three-hour national morning news program Monday through Saturday, "Esta Manana en Unica", that allows local stations the opportunity to insert local segments of news, weather, sports and other information. In addition, the Company has a five-year agreement with the publisher of El Nuevo Herald newspaper, the Spanish-language version of the Miami Herald (the "Herald"), under which the Company and the Herald jointly produce and sell advertising for the local segments inserted in "Esta Manana en Unica" broadcast Monday through Friday mornings on the Company's Miami station. El Nuevo Herald is the number one Spanish-language newspaper in Miami and the U.S. in terms of circulation.



    SPORTS. The Company's regular sports programming includes "Unica en Deportes" a sports talk show hosted by Jorge Ramos which features sports news and interviews appealing to Hispanic audiences. In addition, under an agreement with Univision Network Limited Partnership, the Company obtained exclusive Spanish-language radio broadcasting rights in the U. S. for all of the 1998 World Cup soccer matches. The purchase price for such rights was $2.65 million. These rights allowed the Company to produce its own play-by-play description of each of the 56 matches in the 1998 World Cup, an estimated total of approximately 168 hours of programming. The Company has recently acquired radio broadcasting rights for several large soccer events including Copa America 1999 and 2001, Copa Oro 2000 and 2002, and elimination games for the 2002 World Cup.



    ENTERTAINMENT. The Company also produces afternoon entertainment programing featuring comedians, entertainment-world news, gossip and interviews with major Hispanic celebrities. The show is hosted by Mauricio Zeilic and others. Mauricio Zeilic has been hosting entertainment shows for more than 20 years and is currently the host of an entertainment segment of Telemundo's daily afternoon magazine show.

    ON-AIR TALENT. The Company has contracts with some of the Hispanic world's best known media personalities to host its programs. Pedro Sevcec was the host of Telemundo's popular TV newsmagazine, "Ocurrio Asi," and currently hosts his own talk show on Telemundo called "Sevcec." "Sevcec" is one of Telemundo's highest rated shows. Prior to joining Telemundo, Mr. Sevcec was the editor of El Nuevo Herald. Dr. Isabel Gomez-Bassols is a noted psychologist and educator and makes regular appearances on such popular television shows as "Cristina," "Sevcec" and "Miami Ahora." Jorge Ramos has served as sports anchor for Telemundo since 1994 and in his career has broadcast four World Cups. All of these personalities are under contracts with the Company that include revenue sharing and/or equity participation agreements.

ADVERTISING

    The Company believes that radio is one of the most efficient and cost effective means for advertisers to reach targeted demographic groups. Advertising rates charged by a radio station are based primarily on the station's ability to attract listeners in a given market and on the attractiveness to advertisers of the station's listener demographics. Rates vary depending upon a program's popularity among the listeners an advertiser is seeking to attract, the number of advertisers vying for available air time and the availability of alternative media in the market. Radio advertising rates generally are highest during the morning and afternoon drive-time hours. The Company believes that its rates are somewhat below the rates charged by similarly-rated and even lower-rated English-language stations in the Company's markets although the Company believes this differential will narrow and that the Company should be able to increase its rates as advertisers recognize the desirability of targeting the growing Hispanic population in the United States.

    The Company employs its own sales representatives to obtain advertising revenues and currently does not use third party national representatives or "rep" firms. As a result, the Company has more control over and greater accountability from its sales force. The Company believes that its sales force is important in maintaining relationships with key advertisers and agencies and identifying new advertisers. The Company pays sales commissions to its sales staff upon the receipt from advertisers of the payments related to such sales. The Company offers assistance to advertisers by providing them with content and production advice and services and with studio facilities to produce commercials.

    Virtually all of the Company's revenue is derived from advertising sales. Advertising revenue is broken down into two categories: station and network.

    STATION ADVERTISING. Station advertising consists of local and national advertising. Local advertising time is sold by the Company's local sales force to the local community. The Company generates its local advertising revenues primarily from local merchants and service providers. National advertising time is sold by the Company's national sales force to clients outside the local community. The Company generates its national advertising revenues primarily from regional and national businesses which wish to reach Hispanic audiences in particular local market(s) but not all of the markets in which the Company's programming is broadcast.

    NETWORK ADVERTISING. Network revenue is earned by sales of advertising time by the Company's national sales force on the Company's network programming. The Company attracts network advertising expenditures from diverse industries, with advertising for food and beverages, personal care products, automobiles, other household goods and telephone services representing the majority of network advertising. Network advertisers typically wish to target the entire U.S. Hispanic audience.

COMPETITION

    The radio broadcasting business is highly competitive. Competition for advertising revenues is based on the size of the applicable market, the cost of such advertising and the effectiveness of such advertising. The Company believes that it is competitive in the size of market it reaches and the cost and effectiveness of advertising time it sells.

    The Company competes for listeners and revenues with other Spanish-language and English-language radio stations. The Company also competes for viewers and revenues with television stations, other video media, suppliers of cable television programs, direct broadcast systems, newspapers, magazines and other forms of entertainment and advertising.

SEASONALITY

    The Company's revenues and cash flow are expected to be typically lowest in the first calendar quarter and highest in the fourth calendar quarter. Seasonal fluctuations are common in the radio broadcasting industry and are due primarily to fluctuations in consumer spending.

PATENTS, TRADEMARKS, LICENSES, FRANCHISES AND CONCESSIONS

    In the course of its business, the Company uses various trademarks, trade names and service marks, including its logos, in its advertising and promotions. The Company believes the strength of its trademarks, trade names and service marks are important to its business and intends to continue to protect and promote its marks as appropriate. The Company does not hold or depend upon any material patent, government license, franchise or concession, except the broadcast licenses granted by the FCC.

EMPLOYEES


    As of October 20, 1998, the Company employed approximately 153 full-time employees. As of such date, none of the Company's employees were represented by unions. Management believes that its relations with its employees are good.


STATION AND OFFICE FACILITIES

    The Company's corporate headquarters are located in Miami, Florida. The types of properties required to support each of the Company's owned and operated stations and stations operated under LMAs include offices, studios and towers where broadcasting transmitters and antenna equipment are located. The Company leases space in the building housing its corporate headquarters under a lease expiring in 2004. The studios and offices of the Company's owned and operated stations and of the stations operated by the Company under LMAs are located in leased facilities with lease terms expiring from 2000 to 2007. The Company owns the transmitter, building and equipment for each of its owned and operated stations.

    The transmitter sites for the Company's stations are material to the Company's overall operations. Management believes that the Company's properties are in good condition and are suitable for its operations; however, the Company continually seeks opportunities to upgrade its properties.

FEDERAL REGULATION OF RADIO BROADCASTING

    The ownership, operation and sale of radio stations are subject to the jurisdiction of the FCC, which acts under authority granted by the Communications Act. Among other things, the FCC assigns frequency bands for broadcasting; determines the particular frequencies, locations and power of stations; issues, renews, revokes and modifies station licenses; determines whether to approve changes in ownership or control of station licenses; regulates equipment used by stations; imposes regulations and takes other action to prevent harmful interference between stations; adopts and implements regulations and policies that directly or indirectly affect the ownership, management, programming, operation and employment practices of stations; and has the power to impose penalties for violations of its rules or the Communications Act. In February 1996, Congress enacted the Telecom Act to amend the Communications Act. The Telecom Act, among other measures, directed the FCC, which has since conformed its rules, to (a) eliminate the national radio ownership limits; (b) liberalize the local radio ownership limits as specified in the Telecom Act; (c) issue broadcast licenses for periods of up to eight years; and (d) eliminate the opportunity for the filing of competing applications against broadcast license renewal applications.

    Congress, via the Balanced Budget Act of 1997, authorized the FCC for the first time to conduct auctions for the awarding of construction permits for commercial radio and television stations. To facilitate the settlement without auctions of already pending mutually exclusive applications, Congress directed the FCC to waive existing rules as necessary. The FCC has initiated a rulemaking proceeding to implement these provisions. While the Company is not a participant in any such proceeding, this recent action should result in the awarding of construction permits for additional radio stations, some of which might have the potential to compete with the Company's radio stations.

    LICENSE GRANTS AND RENEWALS

    The Communications Act provides that a broadcast license may be granted to an applicant if the grant would serve the public interest, convenience and necessity, subject to certain limitations referred to below. In making licensing determinations, the FCC considers the legal, technical, financial and other qualifications of the applicant, including compliance with the Communications Act's limitations on alien ownership, compliance with various rules limiting common ownership of broadcast, cable and newspaper properties, and the "character" of the licensee and those persons holding "attributable" interests in the licensee. Broadcast licenses are granted for specific periods of time and, upon application, are renewable for additional terms. The Telecom Act amended the Communications Act to provide that broadcast licenses be granted, and thereafter renewed, for a term not to exceed eight years, if the FCC finds that the public interest, convenience, and necessity would be served.

    Generally, the FCC renews broadcast licenses without a hearing. The Telecom Act amended the Communications Act to require the FCC to grant an application for renewal of a broadcast license if: (i) the station has served the public interest, convenience and necessity; (ii) there have been no serious violations by the licensee of the Communications Act or the rules and regulations of the FCC; and (iii) there have been no other violations by the licensee of the Communications Act or the rules and regulations of the FCC which, taken together, would constitute a pattern of abuse. Competing applications against broadcast license renewal applications are therefore not entertained. The Telecom Act provided that if the FCC, after notice and an opportunity for a hearing, decides that the requirements for renewal have not been met and that no mitigating factors warrant lesser sanctions, it may deny a renewal application. Only thereafter may the FCC accept applications by third parties to operate on the frequency of the former licensee. The Communications Act continues to authorize the filing of petitions to deny against broadcast license renewal applications during particular periods of time following the filing of renewal applications. Petitions to deny can be used by interested parties, including members of the public, to raise issues concerning the qualifications of the renewal applicant.

    None of the Company's licenses are currently subject to renewal proceedings. The Company does not anticipate any material difficulty in obtaining license renewals for full terms in the future.

    The action of the FCC or its staff granting a renewal application may be reconsidered during specified time periods by the FCC or its staff on their own motion or by request of the petitioner, and the petitioner may also appeal within a certain period actions by the FCC to the U.S. Court of Appeals. If the FCC does not, on its own motion, or upon a request by an interested party for reconsideration or review, review a staff grant or its own action within the applicable time periods, and if no further reconsideration, review or appeals are sought within the applicable time periods, an action by the FCC or its staff becomes a "Final Order."

    LICENSE ASSIGNMENTS AND TRANSFERS OF CONTROL

    The Communications Act prohibits the assignment of an FCC license or the transfer of control of a corporation holding such a license without the prior approval of the FCC. Applications to the FCC for such assignments or transfers are subject to petitions to deny by interested parties and must satisfy requirements similar to those for renewal and new station applications. Many transactions involving radio stations provide, as a waivable pre-condition to closing, that the FCC consent to the transaction has become a "Final Order."

    OWNERSHIP RULES

    Rules of the FCC limit the number and location of broadcast stations in which one licensee (or any party with a control position or attributable ownership interest therein) may have an attributable interest. The FCC, pursuant to the Telecom Act, eliminated the previously existing "national radio ownership rule." Consequently, there now is no limit imposed by the FCC to the number of radio stations one party may own nationally.

    The "local radio ownership rule" limits the number of stations in a radio market in which any one individual or entity may have a control position or attributable ownership interest. Pursuant to the Telecom Act, the FCC revised its rules to set the local radio ownership limits as follows: (a) in markets with 45 or more commercial radio stations, a party may own up to eight commercial radio stations, no more than five of which are in the same service (AM or FM); (b) in markets with 30-44 commercial radio stations, a party may own up to seven commercial radio stations, no more than four of which are in the same service; (c) in markets with 15-29 commercial radio stations, a party may own up to six commercial radio stations, no more than four of which are in the same service; and (d) in markets with 14 or fewer commercial radio stations, a party may own up to five commercial radio stations, no more than three of which are in the same service, provided that no party may own more than 50% of the commercial stations in the market. FCC cross-ownership rules also prohibit one party from having attributable interests in a radio station as well as in a local television station or daily newspaper, although such limits are waived by the FCC under certain circumstances. In addition, the FCC has a "cross interest" policy that may prohibit a party with an attributable interest in one station in a market from also holding either a "meaningful" non-attributable equity interest (e.g., non-voting stock, voting stock, limited partnership interests) or key management position in another station in the same market, or which may prohibit local stations from combining to build or acquire another local station. The FCC is presently evaluating its radio/television, radio/newspaper and cross-interest rules and policies as well as policies governing attributable ownership interests. The Company cannot predict whether the FCC will adopt any changes in these policies or, if so, what the new policies will be or how they might affect the Company.

    ATTRIBUTION RULES

    All holders of attributable interests must comply with, or obtain waivers of, the FCC's multiple and cross-ownership rules. Under the current FCC rules, an individual or other entity owning or having voting control of 5% or more of a corporation's voting stock is considered to have an attributable interest in the corporation and its stations, except that banks holding such stock in their trust accounts, investment companies, and certain other passive interests are not considered to have an attributable interest unless they own or have voting control over 10% or more of such stock. The FCC is currently evaluating whether to raise the foregoing benchmarks to 10% and 20%, respectively. An officer or director of a corporation or any general partner of a partnership also is deemed to hold an attributable interest in the media license. At present, when a single shareholder holds a majority of the voting stock of a corporate licensee, the FCC considers other shareholders, unless they are also officers or directors, exempt from attribution. The FCC has asked for comments as to whether it should continue the single majority shareholder exemption. Holders of non-voting stock generally will not be attributed an interest in the issuing entity, and holders of debt and instruments such as warrants, convertible debentures, options, or other non-voting interests with rights to conversion to voting interests generally will not be attributed such an interest unless and until such conversion is effected. The FCC is currently considering whether it should expand its attribution rules to reach certain of these interests in certain circumstances. The Company cannot predict whether the FCC will adopt these or any other proposals to change its attribution policies.

    Under current FCC rules, any stockholder of the Company with 5% or more of the outstanding votes (except for qualified institutional investors, for which the 10% benchmark is applicable), will be considered to hold attributable interests in the Company. Such holders of attributable interests must comply with or obtain waivers of the FCC's multiple and cross-ownership rules. At present, none of the attributable stockholders, officers or directors of the Company have any other media interests besides those of the Company that implicate the FCC's multiple ownership limits except that affiliates of Warburg Ventures, L.P. hold interests in several daily newspapers none of which is published in communities served by the Company's stations.

    The FCC will consider a radio station providing programming and sales on another local radio station pursuant to a LMA to have an attributable ownership interest in the other station for purposes of the FCC's radio multiple ownership rules. In particular, a radio station is not permitted to enter into a LMA giving it the right to program more than 15% of the broadcast time, on a weekly basis, of another local radio station which it could not own under the FCC's local radio ownership rules.

    ALIEN OWNERSHIP LIMITS

    Under the Communications Act, broadcast licenses may not be granted, transferred or assigned to any corporation of which more than one-fifth of the capital stock is owned of record or voted by non-U.S. citizens or foreign governments or their representatives or by foreign corporations (collectively, "Aliens"). Where the corporation owning the license is controlled by another corporation, the parent corporation cannot have more than one-fourth of the capital stock owned of record or voted by Aliens, unless the FCC finds it in the public interest to allow otherwise. The FCC has issued interpretations of existing law under which the Alien ownership restrictions in slightly modified form apply to other forms of business organizations, including general and limited partnerships. The FCC also prohibits a licensee from continuing to control broadcast licenses if the licensee otherwise falls under Alien influence or control in a manner determined by the FCC to be in violation of the Communications Act or contrary to the public interest. At present, none of the Company's officers, directors or stockholders are known to be Aliens.

    PROGRAMMING REQUIREMENTS

    While the FCC has relaxed or eliminated many of its regulatory requirements related to programming and content, radio stations are still required to broadcast programming responsive to the problems, needs and interests of the stations' service areas and must comply with various rules promulgated under the Communications Act that regulate political broadcasts and advertisements, sponsorship identifications, indecent programming and other matters. Affirmative action requirements also exist. The U.S. Court of Appeals for the D.C. Circuit, however, recently found that these requirements are unconstitutional. The rules remain in effect pending action on the FCC's request for rehearing. Failure to observe these or other FCC rules can result in the imposition of monetary forfeitures, in the grant of a "short" (less than full term) license term or, where there have been serious or a pattern of violations, license revocation.

    AGREEMENTS WITH OTHER BROADCASTERS

    Over the past several years a significant number of broadcast licensees, including the Company, have entered into cooperative agreements with other stations in their markets. One typical example is an LMA between two separately or co-owned stations, whereby the licensee of one station programs substantial portions or all of the broadcast day on the other licensee's station, subject to ultimate editorial and other controls being exercised by the latter licensee, and sells advertising time during such program segments for its own account. The FCC has held that LMAs do not per se constitute a transfer of control and are not contrary to the Communications Act provided that the licensee of the station maintains ultimate responsibility for and control over operations of its broadcast station. As is the case of the Company in certain circumstances the LMA is entered into in anticipation of the sale of the station, with the proposed acquirer providing programming for the station while the parties are awaiting the necessary regulatory approvals to the transaction.

    The FCC's rules also prohibit a radio licensee from simulcasting more than 25% of its programming on other radio stations in the same broadcast service (i.e., AM-AM), whether it owns both stations or operates one or both through a LMA, where such stations serve substantially the same geographic area as defined by the stations' principal community contours. The Company-operated stations in the Los Angeles market are subject to this limitation. Once the Sinclair Acquisition is completed and the Company begins broadcasting on KBLA, the Company intends to lease the station to a third party under an LMA or sell its option in KVCA to a third party.

    PROPOSED REGULATORY CHANGES

    The FCC has not yet formally implemented certain of the changes to its rules necessitated by the Telecom Act. Moreover, the Congress and the FCC have under consideration, and may in the future consider and adopt, new laws, regulations and policies regarding a wide variety of matters that could, directly or indirectly, (i) affect the operation, programming, technical requirements, ownership and profitability of the Company and its radio broadcast stations,
(ii) result in the loss of audience share and advertising revenues of the Company's radio broadcast stations, (iii) affect the ability of the Company to acquire additional radio broadcast stations or finance such acquisitions, (iv) affect cooperative agreements and/or financing arrangements with other radio broadcast licensees, or (v) affect the Company's competitive position in relationship to other advertising media in its markets. Such matters include, for example, changes to the license, authorization and renewal process; proposals to revise the FCC's equal employment opportunity rules and other matters relating to minority and female involvement in broadcasting; proposals to alter the benchmark or thresholds for attributing ownership interest in broadcast media; proposals to change rules or policies relating to political broadcasting; changes to technical and frequency allocation matters, including those relative to the implementing of digital audio broadcasting on both a satellite and terrestrial basis; proposals to restrict or prohibit the advertising of beer, wine and other alcoholic beverages on radio; changes in the FCC's cross-interest, multiple ownership, Alien ownership and cross-ownership policies; and proposals to limit the tax deductibility of advertising expenses by advertisers.

    Although the Company believes the foregoing discussion is sufficient to provide the reader with a general understanding of all material aspects of FCC regulations that affect the Company, it does not purport to be a complete summary of all provisions of the Communications Act or FCC rules and policies. Reference is made to the Communications Act, FCC rules, and the public notices and rulings of the FCC for further information.

LITIGATION

    The Company is not currently involved in any material litigation and is not aware of any such litigation threatened against it.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information regarding the directors and executive officers of the Company and certain key employees of Radio Unica Network, Inc. as of the date of this Prospectus.


NAME                                                     AGE                           POSITION
----------------------------------------------------  ---------  ----------------------------------------------------

Joaquin F. Blaya....................................         52  Chairman of the Board and Chief Executive Officer

Jose C. Cancela.....................................         40  President

Steven E. Dawson....................................         34  Chief Financial Officer, Secretary and Director

Andrew C. Goldman...................................         50  Executive Vice President, Business Affairs and
                                                                 Director

Blaine R. Decker....................................         46  Executive Vice President, Network Sales

Omar Marchant.......................................         63  Vice President, Programming of Radio Unica Network,
                                                                 Inc.

Adriana Grillet.....................................         45  Vice President, Affiliate Relations of Radio Unica
                                                                 Network, Inc.

Roy Pressman........................................         44  Vice President, Engineering of Radio Unica Network,
                                                                 Inc.

John D. Santoleri...................................         34  Director

Sidney Lapidus......................................         60  Director


    JOAQUIN F. BLAYA. Mr. Blaya has been Chairman of the Board of Directors and Chief Executive Officer of the Company since August 1997. From 1995 through 1996, Mr. Blaya served as the President of Solomon International Latino, the Latin American division of Solomon International Enterprises, an international telecommunications company. From 1992 through 1995, Mr. Blaya was the President, Chief Executive Officer and a member of the Board of Directors of Telemundo, the second largest U.S. Spanish-language television network. Prior to that, Mr. Blaya was employed by Univision since 1971 in various positions, the latest being President and a member of Univision's Board of Directors.


    JOSE C. CANCELA. Mr. Cancela has been President of the Company since September 1998. He initially joined the Company in July 1998 serving as President, Network. From 1992 through 1998, Mr. Cancela served as Executive Vice President of Telemundo, responsible for the overall management of Telemundo's owned and operated television stations in Puerto Rico and Miami. From 1990 to 1992, Mr. Cancela was the Vice President of the Univision Southwest Station Group.


    STEVEN E. DAWSON. Mr. Dawson has been Chief Financial Officer, Secretary and a Director of the Company since August 1997. From 1991 through 1997, Mr. Dawson was employed by Telemundo in several positions, the most recent being Vice President, Finance and Controller. Prior to that, Mr. Dawson was employed at Coopers & Lybrand since 1986. Mr. Dawson is a Certified Public Accountant.

    ANDREW C. GOLDMAN. Mr. Goldman has been a Director and Executive Vice President, Business Affairs of the Company since August 1997. Mr. Goldman served in different capacities for Univision from 1981 to 1993 including as Executive Vice President and President of Galavision. Prior to joining Univision, Mr. Goldman was the Senior Vice President of Marketing at Teleprompter Corporation. Mr. Goldman has served as President and Director of Cable Television Administration and Marketing Society (CTAM), and as Founder and Director of the Cable Advertising Bureau (CAB).

    BLAINE R. DECKER. Mr. Decker has served as the Company's Executive Vice President, Network Sales since October 1997. He was previously employed by KWHY-TV--Los Angeles as General Sales Manager from November 1995 through October 1997. From February 1984 through February 1995, Mr. Decker was employed by Univision as Senior Vice President, Network Sales and in other management positions. Prior to joining Univision, Mr. Decker was employed by Arbitron Ratings Company as Vice President of Sales and Marketing from January 1980 through February 1984.

    OMAR MARCHANT. Mr. Marchant has served as Radio Unica Network, Inc.'s Vice President, Programming and as Creative Director since September 1997. Mr. Marchant has been employed in various media-related capacities including TV host, radio disc jockey, radio director, producer and creator of jingles, and producer of TV specials for the Latin and general market. Additionally, Mr. Marchant served as Senior Vice President and Creative Director for Telemundo from June 1992 through July 1994 and as Vice President and Director of Promotions and Special Events or in other capacities for Univision from September 1972 through July 1994.

    ADRIANA GRILLET. Ms. Grillet has served as Radio Unica Network, Inc.'s Vice President, Affiliate Relations since August 1997. Ms. Grillet had previously served as Director of Affiliate Relations for Caracol (Latino Broadcasting Company) from April 1996 through July 1997 and CBS--Americas from February 1992 through April 1996. From 1992 through 1996 Ms. Grillet also served as a program production consultant at WADO-NY and from 1988 through 1992 as Senior Program Producer.

    ROY PRESSMAN. Mr. Pressman has served as Radio Unica Network, Inc.'s Vice President, Engineering since December 1997. Mr. Pressman has over 20 years of experience in building and managing radio station facilities. From August 1997 to December 1997, Mr. Pressman served as Director of Engineering at Clear Channel Communications, Inc. ("Clear Channel"). He was employed as Vice President, Engineering at Paxson Communications Corp., the predecessor to Clear Channel, from August 1993 to July 1997. Prior to that, Mr. Pressman was employed as Director of Engineering at Gilmore Broadcasting, Inc.

    JOHN D. SANTOLERI. Mr. Santoleri has been a Director of the Company since August 1997. Mr. Santoleri is a Managing Director and a member of Warburg, where he has been employed since 1989. Warburg is the managing entity of Warburg Ventures, L.P., the Company's controlling stockholder. Prior to joining Warburg, Mr. Santoleri was a Vice President of the New York based real estate consulting firm, The Harlan Company, Inc. Mr. Santoleri is also a director of Axxess Technologies, Inc., Grubb & Ellis Company, NexCycle, Inc., and Petrie Retail, Inc.


    SIDNEY LAPIDUS. Mr. Lapidus, a Director of the Company since September 1998, is a Managing Director and a member of Warburg, where he has been employed since 1967. Mr. Lapidus is also a director of Caribiner International, Inc., Grubb & Ellis Company, Information Holdings Inc., Journal Register Company, Knoll Inc., Lennar Corp. and several private companies.


NON-COMPETE AGREEMENTS


    Joaquin F. Blaya and Steven E. Dawson each entered into separate Non-Competition and Confidentiality Agreements on August 13, 1997 pursuant to which they have each agreed, among other things, that: (i) until the later of
(a) August 13, 2002 or (b) two years after the termination of their respective employment (if terminated for cause or if voluntarily resigned) they will not engage directly or indirectly in any business directly competitive to that of the Company or any of its subsidiaries; (ii) during the two year period after their respective termination (if terminated for cause or if voluntarily resigned) they will not hire, offer to hire or entice away any of the Company's officers, employees, affiliates or agents; and (iii) they will not at any time divulge, furnish, use, publish or make accessible to others any confidential information about the Company.

EXECUTIVE COMPENSATION

    The following sets forth all compensation awarded to, earned by or paid for services rendered to the Company and its subsidiaries in all capacities during the year ended December 31, 1997 by the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE


                                                                                            LONG-TERM
                                                                                          COMPENSATION
                                                                   COMPENSATION(A)         SECURITIES
                                                              -------------------------    UNDERLYING        OTHER
NAME AND PRINCIPAL POSITION                                   SALARY($)     BONUS($)     OPTIONS (#) (B)    ($)(C)
------------------------------------------------------------  ----------  -------------  ---------------  -----------
Joaquin F. Blaya............................................  $  145,834       --            2,590.4763    $   4,375
Chairman of the Board and Chief Executive Officer
Herbert M. Levin(d).........................................  $  114,583       --            2,057.1428    $   2,005
Chief Operating Officer and President
Steven E. Dawson............................................  $   88,667       --              609.5238    $   2,065
Chief Financial Officer and Secretary
Andrew C. Goldman...........................................  $   50,000       --              874.6666       --
Executive Vice President--Business
Blaine R. Decker............................................  $   52,500       --              304.7623       --
Executive Vice President, Network Sales


------------------------

(a) The compensation reflected in this chart represents the partial year amounts paid during fiscal year 1997. Messrs. Blaya, Levin, Dawson and Goldman each began employment at the Company in August 1997. Mr. Decker began employment at the Company in October 1997.

(b) This column represents the number of shares of Company Common Stock underlying options granted to each Named Executive Officer during fiscal year 1997.

(c) Amounts in this column represent the Company's matching contributions to a 401k Plan.


(d) Mr. Levin resigned from his positions as Chief Operating Officer, President and Director of the Company in August 1998.


STOCK OPTION PLANS/ARRANGEMENTS

    Prior to the consummation of the Reorganization, each of the Named Executive Officers held options to purchase shares of Company Common Stock (the "Options"). Upon consummation of the Reorganization, each Option was converted into an option to purchase Holdings Common Stock (the "Holdings' Options"). See "The Transactions." The following table sets forth certain information concerning Options granted to the Named Executive Officers during the year ended December 31, 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR


                            NUMBER OF SHARES OF
                               COMPANY COMMON       PERCENT OF TOTAL
                                   STOCK           OPTIONS GRANTED TO      EXERCISE                    GRANT DATE
                                 UNDERLYING         EMPLOYEES IN LAST        PRICE      EXPIRATION       PRESENT
NAME                          OPTIONS GRANTED          FISCAL YEAR         PER SHARE       DATE         VALUE(H)
--------------------------  --------------------  ---------------------  -------------  -----------  ---------------
Joaquin F. Blaya..........      695.6522 (a)                               $   10.00       8/18/04     $  1,801.74
                                530.4015 (b)                               $   10.00       8/18/04        1,373.74
                                507.2797 (c)                               $   10.00       8/18/04        1,313.85
                                400.0000 (d)                                  (e)          8/17/07(f)      1,036.00
                                457.1429 (d)                                  (e)          8/17/07 (f)       1,184.00
                            --------------------                                                     ---------------
                                2,590.4763                    33.8     %                                   6,709.33

Herbert M. Levin(g).......        521.7391 (a)                           $     10.00       8/18/04         1,351.30
                                  336.4984 (b)                           $     10.00       8/18/04           871.53
                                  475.0958 (c)                           $     10.00       8/18/04         1,230.50
                                  373.3333 (d)                                (e)          8/17/07 (f)         966.93
                                  350.4762 (d)                                (e)          8/17/07 (f)         907.73
                            --------------------                                                     ---------------
                                2,057.1428                    26.8     %                                   5,327.99

Steven E. Dawson..........        224.0000 (c)                           $     10.00       8/18/04           580.16
                                  228.2667 (d)                                (e)          8/17/07 (f)         591.21
                                  157.2571 (d)                                (e)          8/17/07 (f)         407.30
                            --------------------                                                     ---------------
                                  609.5238                     7.9     %                                   1,578.67

Andrew C. Goldman.........        347.8261 (a)                           $     10.00       8/18/04           900.87
                                  233.3233 (b)                           $     10.00       8/18/04           604.31
                                   50.8506 (c)                           $     10.00       8/18/04           131.70
                                  113.2444 (d)                                (e)          8/17/07 (f)         293.30
                                  129.4222 (d)                                (e)          8/17/07 (f)         335.20
                            --------------------                                                     ---------------
                                  874.6666                    11.4     %                                   2,265.38

Blaine R. Decker..........        133.3333 (c)                           $     10.00       8/18/04           345.33
                                   80.0000 (d)                                (e)          8/17/07 (f)         207.20
                                   91.4290 (d)                                (e)          8/17/07 (f)         236.80
                            --------------------                                                     ---------------
                                  304.7623                     4.0     %                                     789.33


------------------------

(a) Represents Options which were fully vested at the time of grant.
(b) Represents Options which vest at a rate of 20% per year.
(c) Represents Options which vest based on the Company's achievement of certain EBITDA targets established by the Board of Directors of the Company.
(d) Represents Options which vest upon the occurrence of: (a) the sale by the Company of all or substantially all of its assets, (b) an initial public offering, or (c) an issuance of capital stock of the Company if as a result thereof Warburg Ventures, L.P. and/or one of its affiliates in the aggregate would cease to own more of the Company Common Stock than any other single stockholder.
(e) The exercise prices of these options are based on a formula specified in the option certificate.
(f) These options expire on the earlier of the date indicated or the day following the closing of a sale or an initial public offering.

(g) Mr. Levin resigned from his positions as Chief Operating Officer, President and Director of the Company in August 1998. Pursuant to the terms of his severance agreement, all of his Options, both vested and non-vested, have been cancelled.


(h) The Black Scholes model was used to calculate the grant date present value.


    None of the Named Executive Officers exercised Options during the year ended December 31, 1997.

                       PRINCIPAL STOCKHOLDERS OF HOLDINGS


    The following table sets forth, as of the date of this Prospectus, certain information regarding the beneficial ownership of Holdings' voting stock by (i) each person known to the Company and/or Holdings to own beneficially more than 5% of any class of Holdings' outstanding voting stock, (ii) each director and each named officer of the Company and/or Holdings and (iii) all directors and executive officers of the Company and/or Holdings as a group. Except as otherwise indicated, each stockholder listed below has sole voting and investment power with respect to shares beneficially owned by such person. Prior to the Reorganization, the stockholders listed below held shares of Company Common Stock and Company Preferred Stock, which were converted into shares of Holdings Common Stock and Holdings Preferred Stock, respectively, upon consummation of the Reorganization. See "The Transactions."


                                                                                 PREFERRED
                                                       COMMON STOCK              STOCK (A)             VOTING POWER
                                                   ---------------------  -----------------------  ---------------------
                                                                                                     TOTAL
                                                     ISSUED      % (B)       ISSUED         %        VOTES       % (B)
                                                   ----------  ---------  ------------  ---------  ----------  ---------
Warburg, Pincus Ventures, L.P. (c) (d)...........   35,269.43       98.9    349,167.33       98.9   3,526,943       98.8
Joaquin F. Blaya.................................    1,120.90(e)       3.0     2,109.53       0.6      22,216        0.6
Andrew C. Goldman................................      539.31(f)       1.4       971.74       0.3      10,257        0.3
Steven E. Dawson.................................           0(g)       0.0            0         0           0        0.0
Blaine R. Decker.................................           0(h)       0.0            0         0           0        0.0
John D. Santoleri (c) (d)........................   35,269.43       98.9    349,167.33       98.9   3,526,943       98.8
Sidney Lapidus (c) (d)...........................   35,269.43       98.9    349,167.33       98.9   3,526,943       98.8
All Directors and Officers as a Group............   35,663.14      100.0    353,065.12      100.0   3,368,169      100.0


------------------------

(a) The holders of Holdings' Preferred Stock have the right to cast 10 votes for each share.

(b) Shares issuable upon exercise of Holdings' Options that are exercisable currently or within the next sixty days are deemed to be outstanding for the purpose of computing the percentage ownership and overall voting power of persons beneficially owning such Holdings' Options, but have not been deemed to be outstanding for the purpose of computing the percentage ownership of overall power of any other person.

(c) The business address for such person is 466 Lexington Avenue, New York, New York 10017.


(d) The sole general partner of Warburg Ventures, L.P. is Warburg, Pincus & Co. ("WP"), a New York general partnership. Warburg manages Warburg Ventures, L.P. The members of Warburg are substantially the same as the partners of WP. WP, as the sole general partner of Warburg Ventures, L.P., has a 15% interest in the profits of Warburg Ventures, L.P. Mr. Santoleri and Mr. Lapidus are each Managing Directors and members of Warburg and general partners of WP. As such, Mr. Santoleri and Mr. Lapidus may each be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares beneficially owned by Warburg Ventures, L.P.


(e) Includes 907.81 shares issuable upon exercise of Holdings' Options that are currently exercisable or exercisable within sixty days of this Prospectus and does not include 1,682.66 shares issuable upon exercise of Holdings' Options that have not yet vested.


(f) Includes 441.16 shares issuable upon exercise of Holdings' Options that are currently exercisable or exercisable within sixty days of this Prospectus and does not include 433.51 shares issuable upon exercise of Holdings' Options that have not yet vested.



(g) Does not include 609.52 shares issuable upon exercise of Holdings' Options that have not yet vested.



(h) Does not include 304.76 shares issuable upon exercise of Holdings' Options that have not yet vested.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

PURCHASE OF RADIO STATION KXYZ(AM); TRANSACTIONS INVOLVING BLAYA, INC.

    Blaya, Inc., a Delaware corporation, was formed in October 1997 to facilitate the purchase of radio station KXYZ (AM) located in Houston, Texas ("KXYZ"). Upon such formation, the Company acquired 499 shares of Blaya Inc.'s common stock (which represented a 49.9% interest in Blaya, Inc.) and Joaquin F. Blaya acquired 501 shares of Blaya, Inc.'s common stock (which represented a 50.1% interest in Blaya, Inc.). On December 24, 1997, Blaya, Inc. entered into an asset purchase agreement with 13 Radio to acquire substantially all of the assets necessary to operate KXYZ for a cash purchase price of $6.4 million. In connection with the purchase, the Company advanced $1,016,590 to Blaya, Inc.

    On March 6, 1998, the Company acquired 800 shares of Blaya, Inc.'s Class B common stock, representing 49.9% of the voting rights and 80% of the economic ownership rights in Blaya, Inc., in exchange for its 499 shares of Blaya, Inc.'s common stock and $640,000. On the same day, the Company loaned Mr. Blaya $160,000 in exchange for a 10 year 9% promissory note. These proceeds were used by Mr. Blaya (together with the surrender of 501 shares of Blaya, Inc.'s common stock then held by him) to acquire 200 shares of Blaya, Inc.'s Class A common stock, representing 50.1% of the voting rights and 20% of the ownership rights in Blaya, Inc.


    On March 10, 1998, the Company loaned $5.7 million to Blaya, Inc. in exchange for a promissory note. The proceeds were used to complete the asset purchase agreement with 13 Radio and to pay related closing costs. The promissory note bore interest at 9%, compounded quarterly and payable annually, and was secured by substantially all of the assets of Blaya, Inc.



    On September 11, 1998, the Company purchased all of Mr. Blaya's interest in Blaya, Inc. for $160,000 and Mr. Blaya repaid the $160,000, plus interest, he owed to the Company pursuant to the 10 year 9% promissory note. Upon the Company's purchase of Mr. Blaya's shares, Blaya, Inc. became a wholly-owned subsidiary of the Company. Effective September 11, 1998, the $5.7 million promissory note was cancelled by the Company and accounted for as a contribution to Blaya, Inc.'s capital.


INITIAL INVESTMENTS IN THE COMPANY; AGREEMENTS AMONG STOCKHOLDERS

    On August 11, 1997, Warburg Ventures, L.P., Joaquin F. Blaya, Herbert M. Levin, Andrew C. Goldman, Alan Stess, Barrett Alley (collectively, the "Investors") and the Company, entered into a Securities Purchase Agreement (the "Purchase Agreement") pursuant to which the Investors purchased (the "Initial Investment") an aggregate of 21,000 shares of the Company Common Stock and 207,900 shares of the Company Preferred Stock. The purchase price for the Company Common Stock was $10 per share and the purchase price for the Company Preferred Stock was $100 per share. In addition, Warburg Ventures, L.P. was given the option at any time on or prior to three years from the date of the Purchase Agreement and upon the request of the Chief Executive Officer ("CEO") of the Company, to purchase an additional 198,000 shares of the Company Preferred Stock and 20,000 shares of the Company Common Stock (the "Additional Shares") on the same terms as the shares purchased in the Initial Investment. Each of the other Investors and the Senior Executives (as defined in the Purchase Agreement) of the Company had the right to acquire its pro rata shares (based on the original shares and vested options owned by such Investor or Senior Executive) of the Additional Shares on the same terms and conditions.

    For so long as Warburg Ventures, L.P. owned more than 5% of the Company Preferred Stock, the Company agreed to (among other things) furnish certain financial reports to the Investors and to cause each of its significant employees to enter into agreements relating to non-disclosure of information and confidentiality and not to compete with the Company. The Company also agreed to use its reasonable best efforts to cause its Board of Directors to consist of six persons, who were to be designated jointly by Warburg Ventures, L.P. and the CEO. However, Warburg Ventures, L.P. had the right at any time, in its sole discretion, to designate a majority of the directors, provided, further, however, that if Warburg

Ventures, L.P. designated a majority of the directors, it agreed not to make any material change in the nature of the business conducted by the Company without the consent of the CEO.

    Pursuant to the Purchase Agreement the Company also agreed that for so long as any Company Preferred Stock remained outstanding, it would not, without the prior approval of Warburg Ventures, L.P., (i) become a party to a merger or consolidation, sell or lease any of its assets other than in the ordinary course of business or voluntarily dissolve, liquidate or wind up, (ii) engage in any business other than the operation or ownership of the Network (as defined in the Purchase Agreement), (iii) purchase or redeem any shares of its capital stock,
(iv) declare or pay any dividends except for dividends declared and paid on the Company Preferred Stock, (v) create, incur, or assume any additional indebtedness, except for commitments of up to an aggregate of $200,000 in any fiscal year, (vi) make any capital expenditures in excess of that set forth in the budget prepared according to the Purchase Agreement, (vii) acquire any properties, assets or stock of another entity, except in the ordinary course of business, (viii) amend its Articles of Incorporation or Bylaws, (ix) create or issue any series or shares of capital stock, options, warrants or other rights to purchase or acquire its capital stock, (x) hire, fire or change the compensation of any of the Chief Executive Officer, Chief Financial Officer or Chief Operating Officer, (xi) engage in any transactions with any of its officers, directors or stockholders or any Affiliate or Associate of such person, (xii) create, incur or suffer to exist any mortgage, pledge, lien, security interest or other encumbrance except as provided in the annual budget or (xiii) engage or discharge its independent certified public accountants or legal counsel.

    Additionally, the Purchase Agreement provided that the Company would not make a registered public offering of its securities without the prior consent of Warburg Ventures, L.P. Warburg Ventures, L.P. had demand registration rights and the other Investors could have registered their Shares with Warburg Ventures, L.P.'s demand registration statement. All of the Investors had piggy-back registration rights with respect to any registration statement initiated by the Company. The Investors also had preemptive rights to purchase any new securities offered by the Company on the same terms as such new securities were offered until there is a public offering of the Company's securities.

    All of the stockholders or holders of Options (including Warburg Ventures, L.P. and the Investors) entered into a Stockholders' Agreement, dated as of August 11, 1997 (the "Stockholders' Agreement") to remain in effect until the Company completed an initial public offering which resulted in aggregate gross proceeds of at least $21 million. Pursuant to the Stockholders' Agreement, each of the stockholders agreed (i) not to sell, offer to sell or otherwise dispose of its shares of Company Common Stock and Company Preferred Stock, other than those included in such public offering, for a period of at least 180 days from the effective date of a registration statement in connection with such public offering and (ii) for a period of five years, to grant the Company a right of first refusal with respect to any of its shares of Company Common Stock and Company Preferred Stock that the stockholder proposed to sell or otherwise dispose of. If Warburg Ventures, L.P. had decided to sell the Company, each of the stockholders would have been obligated to sell its stock pursuant to such sale. If the employment of any stockholder terminated, the Company and then Warburg Ventures, L.P. and Messrs. Blaya and Levin had the option to purchase any stock owned by such stockholder.

    As part of the Reorganization, Holdings assumed the rights and obligations of the Company with respect to the agreements described above with the Company's stockholders, (who became stockholders of Holdings), on the same terms and conditions as the Stockholder Agreement.

LOANS TO THE COMPANY

    On July 15, 1997, Joaquin F. Blaya, Herbert M. Levin and Andrew C. Goldman, each a Named Executive Officer of the Company, and Barrett Alley, a stockholder of the Company, loaned the Company an aggregate of $100,000. The loan was due upon demand and bore interest at a rate of 9% per annum. In April 1998, the Company fully repaid the loan by issuing Messrs. Blaya, Levin, Goldman and Alley 40.584,

40.584, 18.156 and 7.476 shares of Company Common Stock, respectively, and 401.7816, 401.7816, 179.7444 and 74.0124 shares of Company Preferred Stock, respectively.

    On July 24, 1997, Warburg Ventures, L.P. loaned the Company $265,000. The loan was due upon demand and bore interest at a rate of 8% per annum. The funds from the loan were used to pay a deposit to Univision Network Limited Partnership ("Univision Network L.P.") pursuant to the Radio Broadcasting Rights Agreement, dated as of July 30, 1997(the "World Cup Rights Agreement"), entered into by and between Univision Network L.P. and the Company for the exclusive Spanish-language radio broadcast rights in the United States for the 1998 World Cup. Warburg Ventures, L.P. also arranged for the issuance of a letter of credit (the "Original Letter of Credit") in the amount of $2,385,000 to Univision Network L.P. on behalf of the Company to secure the Company's payments under the World Cup Rights Agreement. In April 1998, the Company fully repaid the loan by issuing Warburg Ventures, L.P. 280.5231 shares of Company Common Stock and 2,777.1788 shares of Company Preferred Stock. On July 9, 1998, the Original Letter of Credit was replaced by a letter of credit issued by Canadian Imperial Bank of Commerce (the "CIBC Letter of Credit") for the remaining amount of $795,000.

    On April 3, April 27, May 19 and June 16, 1998, Warburg Ventures, L.P. loaned the Company $5,000,000, $11,000,000, $5,000,000 and $795,000 in exchange for the Promissory Notes. The funds from the Promissory Notes were primarily used to finance the Oro Acquisition and the One-on-One Acquisition. See "The Transactions." Each of the Promissory Notes was due upon demand and bore interest at the rate of 10% per annum. On June 30, 1998, the Company repaid $15,000,000 of the Promissory Notes plus accrued interest by issuing Warburg Ventures, L.P. 15,238.9041 shares of Company Common Stock and 150,865.1507 shares of Company Preferred Stock. The remaining $6,795,000 due under the Promissory Notes has been repaid from amounts borrowed under the Revolving Credit Facility.

                    DESCRIPTION OF REVOLVING CREDIT FACILITY

    On July 8, 1998, the Company entered into a credit agreement for a senior secured revolving credit facility (the "Revolving Credit Facility") providing for up to $20.0 million of availability with Canadian Imperial Bank of Commerce or an affiliate ("CIBC") under specified circumstances. The Revolving Credit Facility will mature on the earlier of 91 days before the first cash interest is due on the Notes or September 30, 2002. Amounts outstanding under the Revolving Credit Facility bear interest at a rate of either (i) the higher of (x) CIBC's prime rate and (y) the Federal Funds Rate plus 0.50% plus, in the case of clause
(x) or (y) 1.25% or (ii) LIBOR plus 2.50%. The Company's obligations under the Revolving Credit Facility have been guaranteed by Holdings and all of the subsidiaries of the Company. The Company's and guarantors' obligations under the Revolving Credit Facility have been secured by: (i) first priority and perfected liens on and security interests in all of the present and future assets of and the ownership interests (including all equity) in the Company and any of its subsidiaries; (ii) first priority and perfected liens on and security interests in all of the present and future assets of Holdings; and (iii) a pledge of the stock of all of the wholly-owned subsidiaries of the Company which hold the broadcast licenses of the radio stations which are owned and operated by the Company and its subsidiaries. The Company will pay certain fees in connection with the Revolving Credit Facility, including a commitment fee of 0.50% per annum on the aggregate unused portion of the Revolving Credit Facility. The Revolving Credit Facility provides that any amounts drawn on the CIBC Letter of Credit shall be deducted from the total amount available to the Company under the Revolving Credit Facility.

    The Revolving Credit Facility contains certain financial and operational covenants and other restrictions with which the Company must comply, including, among others, (i) limitations on indebtedness, guarantees, liens, negative pledges, sales and leasebacks, mergers, acquisitions and dispositions, transactions with affiliates, dividends, investments, changes in business lines and amendments of material agreements and (ii) requirements to maintain certain minimum loan-to-value and senior leverage ratios.

    The Revolving Credit Facility contains customary events of default, including, among others, payment defaults and default in the performance of other covenants, breach of representations or warranties, cross-default to other indebtedness, certain bankruptcy or ERISA defaults, the entry of certain judgments against the Company or any subsidiary, and any security interest or guarantee ceases to be in effect. The Revolving Credit Facility also provides that an event of default will occur upon the occurrence of a "change of control" (as defined in the Revolving Credit Facility).

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER; REGISTRATION RIGHTS

    The Old Notes were sold by the Company on July 27, 1998 (the "Issue Date") to the Initial Purchasers. The Company has entered into the Registration Rights Agreement pursuant to which it has agreed, for the benefit of the holders of the Old Notes, that it will, at its cost, (i) within 60 days after the Issue Date, file a registration statement (the "Exchange Offer Registration Statement") with the Commission with respect to a registered offering to exchange the Old Notes for the New Notes, which will have terms substantially identical in all material respects to the Old Notes (except that the New Notes will not contain terms with respect to transfer restrictions), and (ii) within 150 days after the Issue Date, use its reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act. Upon the Exchange Offer Registration Statement being declared effective, the Company will offer the New Notes in exchange for surrender of the Old Notes. The Company will use its best reasonable efforts to keep the Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders of the Old Notes. For each Old Note surrendered to the Company pursuant to the Exchange Offer, the holder of such Old Note will receive a New Note having a principal amount at maturity and Accreted Value equal to that of the surrendered Old Note. The Registration Statement, of which this Prospectus is part, is intended to constitute the Exchange Offer Registration Statement and otherwise to satisfy certain of the Company's obligations under the Registration Rights Agreement summarized below.

    Under existing Commission interpretations, the New Notes would in general be freely transferable after the Exchange Offer without further registration under the Securities Act; provided that in the case of broker-dealers, a prospectus meeting the requirements of the Securities Act must be delivered as required. The Company has agreed for a period of 180 days after consummation of the Exchange Offer to make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any such New Notes acquired as described below. A broker-dealer which delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act, and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations).

    Each holder of the Old Notes that wishes to exchange such Old Notes for New Notes in the Exchange Offer will be required to make certain representations including representations that (i) any New Notes to be received by it will be acquired in the ordinary course of its business, (ii) at the time of the consummation of the Exchange Offer it will have no arrangement or understanding with any person to participate in the distribution of the New Notes in violation of the Securities Act, (iii) it is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company or any of the Guarantors, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, and (iv) it is not acting on behalf of any person who could not truthfully make the foregoing representations.

    If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the New Notes. If the holder is a broker-dealer that will receive New Notes for its own account in exchange for the Old Notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such New Notes.

    In the event that applicable interpretations of the staff of the Commission do not permit the Company to effect such an Exchange Offer, or if for any other reason the Exchange Offer is not consummated within 180 days of the Issue Date, the Company will, at its own expense, (a) as promptly as practicable, file the Shelf Registration Statement covering resales of the Old Notes (the "Shelf Registration Statement"), (b) use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and (c) use its reasonable best efforts to keep effective the Shelf Registration Statement until two years after its effective date. The Company will, in the event of the Shelf Registration Statement, provide to each holder of the Old Notes copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement for the Old Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Old Notes. A holder of the Old Notes that sells such Old Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a holder (including certain indemnification rights and obligations).

    The Registration Rights Agreement provides that if (i) the Exchange Offer Registration Statement or Shelf Registration Statement is not filed within 60 days after the Issue Date; (ii) an Exchange Offer Registration Statement or Shelf Registration Statement is not declared effective within 150 days after the Issue Date; or (iii) either (A) the Company has not exchanged the New Notes for all Old Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to 180 days after the Issue Date or (B) the Exchange Offer Registration Statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated as to all Old Notes validly tendered or (C) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of its effective date (each of such events referred to in clauses (i) through (iii) above is a "Registration Default"), the Company will pay as additional interest to each holder of the Old Notes an amount (the "Damage Amount") equal to 0.5% per annum of the average Accreted Value of the Old Notes for the first 90-day period following the occurrence of a Registration Default and increased by an additional 0.25% per annum of the average Accreted Value of the Old Notes for each subsequent 90-day period during which the Registration Default remains uncured, up to a maximum rate of 2.0% per annum. Damage Amounts and the interest payable with respect thereto (the "Assessed Damage Amounts") will not be payable prior to the time cash interest is payable on the Old Notes. Assessed Damage Amounts will bear interest at the same rate as the Old Notes. Although Assessed Damage Amounts will continue to accrue interest as described in the preceding sentence, Damage Amounts will cease to accrue after the date on which such Registration Default is cured.

    If the Exchange Offer is made and the Initial Purchasers continue to hold Old Notes, the Initial Purchasers may exchange such Old Notes for other notes identical to the New Notes except for transfer restrictions ("Private Exchange Notes"). If they receive Private Exchange Notes, the Initial Purchasers thereafter will have the right for a period after consummation of the Exchange Offer to request the Company to file a shelf registration statement covering the Private Exchange Notes. If such requested shelf registration is not filed or does not become effective by the times provided in the Registration Rights Agreement, the Company will pay as liquidated damages to holders of Private Exchange Notes the Damage Amount as provided above until such time as it does become effective.

    The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Registration Rights Agreement, a copy of which has been filed as an exhibit hereto.

    As used in this Prospectus, the term "holder" means a person in whose name Old Notes are registered on the books of the Company or any person who has obtained a properly completed bond power or proxy from the registered holder.

TERMS OF THE EXCHANGE OFFER

    Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all the Old Notes validly tendered and not withdrawn prior to the Expiration Date. As of the date of this Prospectus, $158.088 million aggregate principal amount at maturity of the Old Notes is outstanding. This Prospectus, together with the Letter of Transmittal, is first
being sent on or about [            ], 1998, to all registered holders of Old
Notes and to all beneficial holders of Old Notes known to the Company. The Company's obligation to accept the Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth under "--Certain Conditions to the Exchange Offer" below. The Company will issue $1,000 principal amount at maturity of New Notes in exchange for each $1,000 principal amount at maturity of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. See "--Consequences of Failure to Exchange." However, the Old Notes may be tendered only in integral multiples of $1,000 of principal amount at maturity.

    The New Notes will evidence the same debt as the Old Notes for which they are exchanged, and are entitled to the benefits of the Indenture. The form and terms of the New Notes are the same as the form and terms of the Old Notes except that the New Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof.

    Holders of Old Notes do not have any appraisal or dissenters' rights under the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of Regulation 14E under the Exchange Act.

    The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Old Notes for the purpose of receiving the New Notes from the Company.

    If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, such unaccepted Old Notes will be returned, without expense to the holder thereof, as promptly as practicable after the Expiration Date.

    Holders whose Old Notes are not tendered or are tendered but not accepted in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights and preferences, subject to the limitations applicable thereto, under the Indenture. Following consummation of the Exchange Offer, the holders of Old Notes will continue to be subject to the existing restrictions upon transfer thereof and the Company will have no further obligation to such holders to provide for the registration under the Securities Act of the Old Notes held by them. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected. See "Risk Factors--Consequences of Failure to Exchange Old Notes."

    Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "--Fees and Expenses; Solicitation of Tenders."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

    The term "Expiration Date" shall mean 5:00 p.m., New York City time on
[            ], 1998, unless the Company extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.


    In order to extend the Expiration Date, the Company will notify the Exchange Agent of any extension by oral or written notice (such notice, if given orally, to be confirmed in writing) and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.



    The Company reserves the right at its reasonable discretion (i) to delay accepting any Old Notes, (ii) to extend the Exchange Offer, (iii) to terminate the Exchange Offer and not accept any Old Notes if any of the conditions set forth below under "--Certain Conditions to the Exchange Offer" shall have occurred and shall not have been waived by the Company, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (iv) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a public announcement thereof. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a Prospectus supplement that will be distributed to all holders of Old Notes, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to holders of Old Notes, if the Exchange Offer would otherwise expire during such five to ten business day period. During any extension of the Expiration Date, all Old Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Company.


    The Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

INTEREST ON THE NEW NOTES

    Cash interest will not accrue on the New Notes prior to August 1, 2002. No interest will be paid on the Old Notes accepted for exchange. The New Notes will have principal amount at maturity and Accreted Value equal to the Old Notes for which they are exchanged.

PROCEDURES FOR TENDERING THE OLD NOTES

    Only a registered holder of Old Notes or a person who has received a bond power or proxy from a registered holder may tender such Old Notes in the Exchange Offer. The tender to the Company of the Old Notes by a holder thereof pursuant to one of the procedures set forth below and the acceptance by the Company thereof will constitute a binding agreement between the tendering holder of Old Notes and the Company upon the terms and subject to the conditions set forth in this Prospectus and the Letter of Transmittal.

    Except as set forth below, a holder who wishes to tender the Old Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to the Exchange Agent at one of the addresses set forth below under "Exchange Agent" on or prior to the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal or (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes into the Exchange Agent's account at the Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date, or (iii) the holder of Old Notes must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS THEREOF. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY.

    Each signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange pursuant thereto are tendered (i) by a registered holder of Old Notes who has not completed the box entitled "Special Issuance Instructions" or the box entitled "Special Delivery Instructions" in the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined below). In the event that a signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, is required to be guaranteed, such guarantee must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States or otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (collectively, "Eligible Institutions"). If the Old Notes are registered in the name of a person other than the person signing the Letter of Transmittal, the Old Notes surrendered for exchange must be endorsed by, or be accompanied by, a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company in its reasonable discretion, duly executed by the registered holder thereof with the signature thereon guaranteed by an Eligible Institution.


    If the Letter of Transmittal is signed by a person or persons other than the registered holder or holders, such Old Notes must be endorsed by the registered holder thereof with signature guaranteed by an Eligible Institution or accompanied by appropriate powers of attorney with signature guaranteed by an Eligible Institution, in either case signed exactly as the name or names of the registered holder or holders that appear on the Old Notes.

    If the Letter of Transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by the Company, proper evidence satisfactory to the Company of its authority so to act must be submitted with the Letter of Transmittal.

    By tendering, each holder will represent to the Company that, among other things, (i) any New Notes to be received by it will be acquired in the ordinary course of its business, (ii) at the time of the consummation of the Exchange Offer it will have no arrangement or understanding with any person to participate in the distribution of the New Notes in violation of the Securities Act, (iii) it is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company or any of the Guarantors, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, and (iv) it is not acting on behalf of any person who could not truthfully make the foregoing representations. If the tendering holder is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a Prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a Prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    DELIVERY OF DOCUMENTS TO THE DEPOSITORY TRUST COMPANY OR THE COMPANY DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.


    All questions as to the validity, form, eligibility (including time of receipt) and acceptance of the Old Notes tendered for exchange will be determined by the Company in its discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or to not accept any particular Old Notes which acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right in its discretion to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the Letter of Transmittal and instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with the tenders of Old Notes for exchange must be cured within such reasonable period of time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

    Each broker-dealer that receives New Notes for its own account in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

ACCEPTANCE OF THE OLD NOTES FOR EXCHANGE; DELIVERY OF THE NEW NOTES

    Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Company will accept, promptly after the Expiration Date, all Old Notes properly tendered and will issue the New Notes promptly after acceptance of the Old Notes. See "--Certain Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Old Notes for exchange when, and if the Company has given oral or written notice (such notice, if given orally, to be confirmed in writing) thereof to the Exchange Agent.

    In all cases, issuance of the New Notes for the Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, a properly completed and duly executed Letter of Transmittal or an Agent's Message and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if certificates representing the Old Notes are submitted for a greater principal amount at maturity than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such non-exchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

    The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer promptly after receipt of this Prospectus. Any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of the Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures for transfer. However, the exchange for the Old Notes so tendered will only be made after timely confirmation of such book-entry transfer of Old Notes into the Exchange Agent's account, and timely receipt by the Exchange Agent of a duly completed Letter of Transmittal or an Agent's Message (as such term is defined in the next sentence) and any other documents required by the Letter of Transmittal on or prior to the Expiration Date or pursuant to the guaranteed delivery procedures described below. The term "Agent's Message" means a message, transmitted by the Book-Entry Transfer Facility and received by the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from a participant tendering Old Notes that are the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that the Company may enforce such agreement against such participant.

GUARANTEED DELIVERY PROCEDURES

    If a registered holder of the Old Notes desires to tender such Old Notes and the Old Notes are not immediately available, or time will not permit such holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible

Institution, (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the holder and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates of all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation and Agent's Message, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and (iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL RIGHTS

    Tenders of the Old Notes may be withdrawn at any time prior to the Expiration Date. For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at one of the addresses set forth below under "Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn (including the principal amount at maturity of such Old Notes), and (where certificates for Old Notes have been transmitted) specify the name in which such Old Notes are registered, if different from that of the withdrawing holder. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any note of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Notes tendered by book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with the Book-Entry Transfer Facility for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "Procedures for Tendering the Old Notes" above at any time on or prior to the Expiration Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER


    Notwithstanding any other provision of the Exchange Offer, the Company shall not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the Exchange Offer, if at any time before the Expiration Date, there shall be threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission (i) seeking to restrain or prohibit the making or consummation of the Exchange Offer or any other transaction contemplated by the Exchange Offer, or assessing or seeking any damages as a result thereof, or (ii) resulting in a material delay in the ability of the Company to accept for exchange or exchange some or all of the Old Notes pursuant to the Exchange Offer; or any statute, rule, regulation, order or injunction shall be sought, proposed, introduced, enacted, promulgated or deemed applicable to the Exchange Offer or any of the transactions contemplated by the Exchange Offer by any government or governmental authority, domestic or foreign, or any action shall have been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in the reasonable judgment of the Company might directly or indirectly result in any of the consequences referred to in clause (i) or (ii) above or, in the reasonable judgment of the Company, might result in the holders of New Notes having obligations with respect to resales and transfers of New Notes which exceed those described herein, or would otherwise make it inadvisable to proceed with the Exchange Offer.


    If the Company determines in good faith that any of the conditions are not met, the Company may (i) refuse to accept any Old Notes and return all tendered Old Notes to exchanging holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Old Notes (see "--Withdrawal Rights") or (iii) waive certain of such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a Prospectus supplement that will be distributed to all holders.

    The foregoing conditions are for the benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to such condition or may be waived by the Company in whole or in part at any time and from time to time in its discretion. The failure by the Company at any time to exercise the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

EXCHANGE AGENT

    Wilmington Trust Company has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

             By Registered or Certified Mail or Overnight Courier:
                            Wilmington Trust Company
                              Rodney Square North
                            1100 North Market Street
                           Wilmington, Delaware 19890
                        Attn: Corporate Trust Operations

                                    By Hand:
                            Wilmington Trust Company
                   c/o Harris Trust Co. of New York, as Agent
                           88 Pine Street, 19th Floor
                               Wall Street Plaza
                            New York, New York 10005
                        Attn: Corporate Trust Operations

                                 By Facsimile:
                        (for Eligible Institutions only)
                                 (302) 651-1079


                             Confirm by telephone:
                                 (302) 651-1562
                                  Kristin Long


    DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES; SOLICITATION OF TENDERS

    The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of the Company and its affiliates.

    The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

    The cash expenses to be incurred in connection with the Exchange Offer will
be paid by the Company and are estimated in the aggregate to be $         which
includes fees and expenses of the Exchange Agent and Trustee and accounting and legal fees.

    The Company will pay all transfer taxes, if any, applicable to the exchange of the Old Notes pursuant to the Exchange Offer. If, however, certificates representing the New Notes or the Old Notes for principal amounts at maturity not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holders tendered, or if a transfer tax is imposed for any reason other than the exchange of the Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted to the Exchange Agent, the amount of such transfer taxes will be billed directly to such tendering holder.

    No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

ACCOUNTING TREATMENT

    The New Notes will be recorded by the Company at the same carrying value as the Old Notes, as recorded in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized. The costs of the Exchange Offer will be expensed over the term of the New Notes.

                            DESCRIPTION OF THE NOTES


    The Old Notes were, and the New Notes will be, issued under an Indenture, dated as of July 27, 1998 (the "Indenture"), by and between the Company, the Guarantors and Wilmington Trust Company, as trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA") as in effect on the date of the Indenture. The Notes are subject to all such terms, and holders of the Notes are referred to the Indenture and the TIA for a statement of them. The following description sets forth the material terms and provisions of the Indenture. A copy of the form of Indenture is filed as an exhibit to the Registration Statement. Definitions relating to certain capitalized terms are set forth under "-- Certain Definitions." Capitalized terms that are used but not otherwise defined herein have the meanings ascribed to them in the Indenture and such definitions are incorporated herein by reference. As used in this "Description of the Notes," the "Company" refers to Radio Unica Corp., but not its Subsidiaries.


GENERAL

    The Notes are and will be limited to $158,088,000 million aggregate principal amount at maturity. The Old Notes are, and the New Notes will be, senior unsecured obligations of the Company and will rank PARI PASSU in right of payment with all existing and future unsecured unsubordinated indebtedness of the Company and senior in right of payment to any subordinated indebtedness of the Company. The Old Notes are, and the New Notes will be, effectively subordinated in right of payment to the Senior Credit Facility and all other secured indebtedness of the Company to the extent of the value of the assets securing such indebtedness. Based on the issue price of the Old Notes, the yield to maturity of the New Notes is 11 3/4% per annum (computed on a semi-annual bond equivalent basis).

    The Old Notes are, and the New Notes will be, unconditionally guaranteed, on a senior unsecured basis, as to payment of principal, premium if any, and interest, jointly and severally by the Guarantors.

MATURITY, INTEREST AND PRINCIPAL

    The Notes will mature on August 1, 2006. Cash interest will not accrue or be payable on the Notes prior to August 1, 2002. Thereafter, cash interest on the Notes will accrue at the rate of 11 3/4% per annum and will be payable semi-annually on each August 1 and February 1, commencing August 1, 2002, to the holders of record of Notes at the close of business on the July 15 and January 15 immediately preceding such interest payment date. Cash interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 1, 2002. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

OPTIONAL REDEMPTION

    The Notes will be redeemable at the option of the Company, in whole at any time or in part from time to time, on or after August 1, 2002 at the following redemption prices (expressed as percentages of the principal amount of maturity thereof), together, in each case, with accrued and unpaid interest, if any, to the redemption date, if redeemed during the twelve-month period beginning on August 1 of each year listed below:

YEAR                                                                                PERCENTAGE
----------------------------------------------------------------------------------  -----------
2002..............................................................................     105.875%
2003..............................................................................     102.938%
2004 and thereafter...............................................................     100.000%

    In addition, the Company may redeem in the aggregate up to 35% of the aggregate principal amount at maturity of the Notes at any time and from time to time prior to August 1, 2001 at a redemption price equal to 111.75% of the Accreted Value thereof, out of the Net Proceeds of one or more Equity Offerings; PROVIDED that Notes representing not less than $65.0 million of the aggregate initial Accreted Value of

Notes is outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 90 days following the closing of any such Equity Offering.

    In the event of a redemption of fewer than all of the Notes, the Trustee will select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed, or if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or in such other manner as the Trustee deems fair and equitable. The Notes will be redeemable in whole or in part upon not less than 30 nor more than 60 days' prior written notice, mailed by first class mail to a holder's last address as it appears on the register maintained by the Registrar of the Notes. On and after any redemption date, Accreted Value will cease to accrete or interest will cease to accrue, as the case may be, on the Notes or portions thereof called for redemption unless the Company fails to redeem any such Note.

CERTAIN COVENANTS

    The Indenture contains, among others, the following covenants:

    LIMITATION ON ADDITIONAL INDEBTEDNESS

    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur (as defined) any Indebtedness (including Acquired Indebtedness); PROVIDED that if no Default or Event of Default will have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness, the Company may incur Indebtedness (and the Company and its Restricted Subsidiaries may incur Acquired Indebtedness) if after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the Company's Consolidated Leverage Ratio is less than 7.0 to 1. The accretion of original issue discount (and any accruals of interest) will not be deemed an incurrence of Indebtedness for purposes of this covenant.

    Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may incur Permitted Indebtedness; provided that the Company will not incur any Permitted Indebtedness that ranks junior in right of payment to the Notes that matures prior to the Stated Maturity of the Notes or has an Average Life shorter than the Notes; provided, further, that the Company will not incur any Indebtedness owed to a Foreign Restricted Subsidiary unless such Indebtedness is subordinated in right of payment to the Company's obligations under the Notes.

    The Company will not, and will not permit any of its Restricted Subsidiaries to, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated in right of payment to any other Indebtedness of the Company or such Restricted Subsidiary unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate in right of payment to the Notes pursuant to subordination provisions that are substantively identical to the subordination provisions of such Indebtedness (or such agreement) that are most favorable to the holders of any other Indebtedness of the Company or such Restricted Subsidiary, as the case may be.

    LIMITATION ON RESTRICTED PAYMENTS

    The Company will not make, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make, any Restricted Payment, unless:

(a) no Default or Event of Default will have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

(b) immediately after giving PRO FORMA effect to such Restricted Payment, the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under "-- Limitation on Additional Indebtedness" above; and

(c) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date does not exceed the sum of (1) 100% of the Company's EBITDA from the Issue Date to the date of determination minus 1.4 times the Company's Consolidated Interest Expense from the Issue Date to the date of determination (or in the event such amount shall be a deficit, minus 100% of such deficit) and (2) 100% of the aggregate Net Proceeds received by the Company from the issuance or sale after the Issue Date (other than to a Subsidiary) of (A) Capital Stock (other than Disqualified Capital Stock) of the Company or (B) any Indebtedness or other securities of the Company that are convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Company, which have been so converted, exercised or exchanged, as the case may be; EXCLUDING, in the case of clause (c)(2), any Net Proceeds from a Equity Offering to the extent used to redeem the Notes in accordance with the second paragraph of "-Optional Redemption" above. For purposes of determining under this clause (c) the amount expended for Restricted Payments, cash distributed will be valued at the face amount thereof and property other than cash will be valued at its fair market value.

    The provisions of this covenant will not prohibit (i) the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of the Indenture, (ii) the repurchase, redemption or other acquisition or retirement of any shares of Capital Stock of the Company or Indebtedness subordinated to the Notes by conversion into, or by or in exchange for, shares of Capital Stock of the Company (other than Disqualified Capital Stock), or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Capital Stock of the Company (other than Disqualified Capital Stock), (iii) the redemption, repayment or retirement of Indebtedness of the Company subordinated to the Notes in exchange for, by conversion into, or out of the Net Proceeds of, a substantially concurrent sale or incurrence of Indebtedness of the Company (other than any Indebtedness owed to a Subsidiary) that (A) is contractually subordinated in right of payment to the Notes to at least the same extent as the Indebtedness being redeemed or retired, (B) is scheduled to mature either (I) no earlier than the Stated Maturity of the Indebtedness being redeemed or retired or (II) after the Stated Maturity of the Notes, (C) the portion, if any, of which Indebtedness that is scheduled to mature on or prior to the Stated Maturity of the Notes has an Average Life at the time such Indebtedness is incurred that is equal to or greater than the Average Life of the portion of the Indebtedness being redeemed or retired that is scheduled to mature on or prior to the Stated Maturity of the Notes and (D) is in an aggregate principal amount that is equal to or less than the sum of (x) the aggregate principal then outstanding under the Indebtedness being redeemed or retired, (y) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Indebtedness being redeemed or retired and (z) the amount of customary fees, expenses and costs related to the incurrence of such Indebtedness, (iv) the retirement of any shares of Disqualified Capital Stock of the Company by conversion into, or by exchange for, shares of Disqualified Capital Stock of the Company, or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Disqualified Capital Stock of the Company that (A) is subordinated to the Notes to at least the same extent as the Disqualified Capital Stock being retired, (B) is scheduled to be mandatorily redeemed, if at all, either (I) no earlier than the Disqualified Capital Stock being retired or (II) after the Stated Maturity of the Notes, (C) the portion, if any, of which Disqualified Capital Stock that is scheduled to be mandatorily redeemed on or prior to the Stated Maturity of the Notes has a weighted average life to mandatory redemption at the time such Disqualified Capital Stock is issued that is equal to or greater than the weighted average life to mandatory redemption of the portion of the Disqualified Capital Stock being retired that is scheduled to be mandatorily redeemed on or prior to the Stated Maturity of the Notes, and (D) has an aggregate liquidation preference that is equal to or less than the sum of (a) the aggregate liquidation preference then outstanding of the Disqualified Capital Stock being retired, (b) the amount of accrued and unpaid dividends, if any, and premiums owed, if any, not in excess of preexisting redemption provisions on such Disqualified Capital Stock being retired and (c) the amount of customary fees, expenses and costs related to the issuance of such Disqualified Capital Stock; PROVIDED that any such Net Proceeds and the Fair Market Value of any Capital Stock issued in exchange for such retired Disqualified Capital Stock are excluded from clause (c)(2) of the immediately preceding paragraph (and were not included therein at any time) and are not used to redeem the Notes pursuant to "--Optional Redemption" above, (v) the purchase, redemption or other acquisition for value of shares of Capital Stock (other than Disqualified Capital Stock) or options on such shares held by the Company's officers or employees or former officers or employees (or their estates or beneficiaries under their estates) upon the death, disability, retirement or termination of employment of such current or former officers or employees pursuant to the terms of an employee benefit plan or any other agreement pursuant to which such shares of Capital Stock or options were issued or pursuant to a severance, buy-sale or right of first refusal agreement with such current or former officer or employee; PROVIDED that the aggregate cash consideration paid, or distributions or payments made (which may include distributions or dividends to Holdings for such purpose), pursuant to this clause (v) shall not exceed $10,000,000 in the aggregate; PROVIDED that in calculating the aggregate amount of Restricted Payments made subsequent to the Issue Date for purposes of clause (c) of the immediately preceding paragraph, amounts expended pursuant to clauses (i) and (v) (but not (ii), (iii), and (iv)) will be included in any subsequent calculation; and PROVIDED FURTHER, that, except in the case of clauses (i) and (v) of this paragraph, no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth herein.

    Not later than the date of making any Restricted Payment, the Company will deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant described above were computed, which calculations may be based upon the Company's latest available financial statements, and that no Default or Event of Default has occurred and is continuing and no Default or Event of Default will occur immediately after giving effect to any such Restricted Payments.

    Notwithstanding the foregoing, the Issuer may declare and make dividend payments to Holdings as long as Holdings uses such amounts to pay (A) franchise taxes and other fees required to maintain Holdings' corporate existence and (B) taxes associated with operations of the Issuer and its subsidiaries, and such amounts shall not be deemed Restricted Payments.

    LIMITATION ON INVESTMENTS

    The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Investment other than (i) a Permitted Investment or (ii) an Investment that is made as a Restricted Payment in compliance with "-- Limitation on Restricted Payments" above, after the Issue Date.

    LIMITATION ON LIENS

    The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind (other than Permitted Liens) upon any property or asset of the Company or any of its Restricted Subsidiaries or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary of the Company which owns property or assets, now owned or hereafter acquired, unless (i) if such Lien secures Indebtedness which is PARI PASSU with the Notes, then the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien or (ii) if such Lien secures Indebtedness which is subordinated to the Notes, any such Lien will be subordinated to a Lien securing the Notes to the same extent as such Indebtedness is subordinated to the Notes.

    LIMITATION ON TRANSACTIONS WITH AFFILIATES

    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate (each an "Affiliate Transaction") or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless (i) such Affiliate Transaction is between or among the Company and its

Wholly Owned Subsidiaries; or (ii) the terms of such Affiliate Transaction are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties. In any Affiliate Transaction (or any series of related Affiliate Transactions which are similar or part of a common plan) involving an amount or having a fair market value in excess of $1,000,000 which is not permitted under clause (i) above, the Company must obtain a resolution of the Board of Directors of the Company certifying that such Affiliate Transaction complies with clause (ii) above. In any Affiliate Transaction (or any series of related Affiliate Transactions which are similar or part of a common plan) involving an amount or having a fair market value in excess of $5,000,000 which is not permitted under clause (i) above, the Company must obtain a favorable written opinion as to the fairness to the Company from a financial point of view of such transaction or transactions, as the case may be, from an Independent Financial Advisor.

    The foregoing provisions will not apply to (i) any Restricted Payment that is not prohibited by the provisions described under "--Limitation on Restricted Payments" above, (ii) reasonable fees, compensation and equity incentives in the form of Capital Stock (other than Disqualified Capital Stock) paid to and indemnity provided on behalf of, officers, directors or employees of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management, (iii) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous in any material respect to the holders than the original agreement as in effect on the Issue Date or (iv) any standard tax sharing agreement now or hereinafter in effect among any of Holdings, the Issuer or any of the Guarantors.

    LIMITATION ON CREATION OF SUBSIDIARIES

    The Company will not create or acquire, and will not permit any of its Restricted Subsidiaries to create or acquire, any Subsidiary other than (i) a Restricted Subsidiary existing as of the Issue Date, (ii) a Restricted Subsidiary that is acquired or created in connection with the acquisition by the Company of one or more related businesses or assets, or (iii) an Unrestricted Subsidiary; PROVIDED, HOWEVER, that each Restricted Subsidiary acquired or created pursuant to clause (ii) shall have executed a guarantee, satisfactory in form and substance to the Trustee (and with such documentation relating thereto as the Trustee shall require, including, without limitation, a supplement or amendment to the Indenture and opinions of counsel as to the enforceability of such guarantee), pursuant to which such Domestic Restricted Subsidiary will become a Guarantor. As of the Issue Date, the Company had no Domestic Restricted Subsidiaries other than the Guarantors. See "Description of the Notes --General."

    LIMITATION ON CERTAIN ASSET SALES

    The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or such applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Board of Directors of the Company, and evidenced by a board resolution); (ii) not less than 85% of the consideration received by the Company or such applicable Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents other than in the case where the Company is undertaking a Permitted Asset Swap; and (iii) the Asset Sale Proceeds received by the Company or such Restricted Subsidiary are applied (a) first, to the extent the Company or any such Subsidiary, as the case may be, elects, or is required, to prepay, repay or purchase Indebtedness under the Senior Credit Facility within 180 days following the receipt of the Asset Sale Proceeds from any Asset Sale; PROVIDED that any such repayment will result in a permanent reduction of the commitments thereunder in an amount equal to the principal amount so repaid; (b) second, to the extent of the balance of Asset Sale Proceeds after application as described above, to the extent the Company elects, to an investment in assets (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another Person) used or useful in businesses similar or ancillary to the business of the Company or any such Restricted Subsidiary as conducted on the Issue Date; PROVIDED that (1) such investment occurs or the Company or any such Restricted Subsidiary enters into contractual commitments to make such investment, subject only to customary conditions (other than the obtaining of financing), within 270 days following receipt of such Asset Sale Proceeds and (2) Asset Sale Proceeds so contractually committed are so applied within 360 days following the receipt of such Asset Sale Proceeds; and (c) third, if on such 180th day in the case of clause (iii)(a), 270th day in the case of clause (iii)(b)(1) or 360th day in the case of clause (iii)(b)(2) with respect to any Asset Sale, the Available Asset Sale Proceeds exceed $5 million, the Company will apply an amount equal to such Available Asset Sale Proceeds to an offer to repurchase the Notes, at a purchase price determined as described below (an "Excess Proceeds Offer"). If an Excess Proceeds Offer is not fully subscribed, the Company may retain the portion of the Available Asset Sale Proceeds not required to repurchase Notes and such retained portion will not be considered in the calculation of "Available Asset Sale Proceeds" with respect to any subsequent offer to purchase Notes.

    If the Company is required to make an Excess Proceeds Offer, the Company will mail, within 30 days following the date specified in clause (iii)(c) above, a notice to the holders stating, among other things: (1) that such holders have the right to require the Company to apply the Available Asset Sale Proceeds to repurchase such Notes at a purchase price in cash equal to (x) 100% of the Accreted Value thereof, if the applicable purchase date is on or prior to August 1, 2002, or (y) 100% of the principal amount at maturity thereof, plus accrued and unpaid interest, if any, to the purchase date, if the purchase date is after August 1, 2002; (2) the purchase date, which will be no earlier than 30 days and not later than 45 days from the date such notice is mailed; (3) the instructions that each holder must follow in order to have such Notes purchased; and (4) the calculations used in determining the amount of Available Asset Sale Proceeds to be applied to the purchase of such Notes.

    In the event of the transfer of substantially all of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under "--Merger, Consolidation or Sale of Assets" below, the successor Person will be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and will comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale.

    The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Excess Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the "Asset Sale" provisions of the Indenture by virtue thereof.

    LIMITATION ON PREFERRED STOCK OF RESTRICTED SUBSIDIARIES

    The Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (except Preferred Stock issued to the Company or a Wholly Owned Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Subsidiary of the Company) to hold any such Preferred Stock unless the Company or such Restricted Subsidiary would be entitled to incur or assume Indebtedness in compliance with the "Limitation on Additional Indebtedness" covenant in an aggregate principal amount equal to the aggregate liquidation value of the Preferred Stock to be issued.

    LIMITATION ON CAPITAL STOCK OF RESTRICTED SUBSIDIARIES

    The Company will not (i) sell, pledge, hypothecate or otherwise convey or dispose of any Capital Stock of a Restricted Subsidiary of the Company or (ii) permit any of its Restricted Subsidiaries to issue

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any Capital Stock other than (A) to the Company or a Wholly Owned Subsidiary of the Company, (B) issuances or sales to foreign nationals of shares of Capital Stock of Foreign Restricted Subsidiaries, or (C) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary, so long as in the case of this clause (c) such issuance and sale is made as a Restricted Payment in compliance with "--Limitation on Restricted Payments" above and any remaining Investment in such Unrestricted Subsidiary could be made at such time in compliance with "--Limitation on Investments" above. The foregoing restrictions will not apply to either (x) an Asset Sale made in compliance with "--Limitation on Certain Asset Sales" above or the issuance of Preferred Stock in compliance with "Limitation on Preferred Stock of Restricted Subsidiaries" above or (y) a Permitted Lien.

    LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED
     SUBSIDIARIES

    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a)(i) pay dividends or make any other distributions to the Company or any Restricted Subsidiary of the Company (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits or (ii) repay any Indebtedness or any other obligation owed to the Company or any Restricted Subsidiary of the Company, (b) make loans or advances or capital contributions to the Company or any of its Restricted Subsidiaries or (c) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for Permitted Liens and for such encumbrances or restrictions existing under or by reason of (i) encumbrances or restrictions existing on the Issue Date to the extent and in the manner such encumbrances and restrictions are in effect on the Issue Date, (ii) the Indenture, the Notes and the Guarantees, (iii) applicable law, (iv) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person (including any Subsidiary of the Person), so acquired, (v) customary non-assignment provisions in leases or other agreements; (vi) Refinancing Indebtedness; PROVIDED that such restrictions are no more restrictive than those contained in the agreements governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, (vii) customary restrictions in security agreements or mortgages securing Indebtedness of the Company or a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements and mortgages, (viii) customary restrictions with respect to a Restricted Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary or (ix) the Senior Credit Facility.

    LIMITATION ON SALE AND LEASE-BACK TRANSACTIONS

    The Company will not, and will not permit any of its Restricted Subsidiaries, to enter into any Sale and Lease-Back Transaction unless (i) the consideration received in such Sale and Lease-Back Transaction is at least equal to the fair market value of the property sold, as determined in good faith by the Board of Directors of the Company and evidenced by a board resolution and
(ii) the Company could incur the Attributable Indebtedness in respect of such Sale and Lease-Back Transaction in compliance with "--Limitation on Additional Indebtedness" above.

LIMITATION ON CONDUCT OF BUSINESS

    The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business which is not the same, similar or related to the business in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

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PAYMENTS FOR CONSENT

    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all holders of the Notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

CHANGE OF CONTROL OFFER

    Upon the occurrence of a Change of Control, the Company will be obligated to make an offer to purchase (the "Change of Control Offer") each holder's outstanding Notes at a purchase price (the "Change of Control Purchase Price") equal to (x) 101% of the Accreted Value thereof as of the Change of Control Payment Date (as defined), if the Change of Control Payment Date is on or prior to August 1, 2002, or (y) 101% of the principal amount at maturity, plus accrued and unpaid interest, if any, to the Change of Control Payment Date, if the Change of Control Payment Date is after August 1, 2002, in each case in accordance with the procedures set forth below.

    Within 20 days of the occurrence of a Change of Control, the Company will
(i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first-class mail, postage prepaid, to the Trustee and to each holder of the Notes, at the address appearing in the register maintained by the Registrar of the Notes, a notice stating:

        (1) that the Change of Control Offer is being made pursuant to this covenant and that all Notes tendered will be accepted for payment;

        (2) the Change of Control Purchase Price and the purchase date (which will be a Business Day no earlier than 30 days nor later than 45 days from the date such notice is mailed (the "Change of Control Payment Date"));

        (3) that any Note not tendered will continue to accrete Accreted Value or accrue interest, as the case may be;

        (4) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer will cease to accrete Accreted Value or accrue interest, as the case may be, after the Change of Control Payment Date;

        (5) that holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

        (6) that holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Notes delivered for purchase, and a statement that such holder is withdrawing his election to have such Notes purchased;

        (7) that holders whose Notes are being purchased only in part will be issued Notes equal in principal amount at maturity to the unpurchased portion of principal amount at maturity of the Notes surrendered;

        (8) any other procedures that a holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

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
        (9) the name and address of the Paying Agent.

    On the Change of Control Payment Date, the Company will, to the extent lawful, (i) accept for payment Notes or portions thereof validly tendered and not withdrawn pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company. The Paying Agent will promptly mail to each holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Company will execute and issue, and the Trustee will promptly authenticate and mail to such holder, a new Note equal in principal amount at maturity to any unpurchased portion of the Notes surrendered; provided that each such new Note will be issued in an original principal amount in denominations of $1,000 principal amount at maturity and integral multiples thereof.

    The Indenture requires that if the Senior Credit Facility is in effect, or any amounts are owing thereunder or in respect thereof, at the time of occurrence of a Change of Control, prior to the mailing of the notice to holders described in the preceding paragraph, but in any event within 20 days following any Change of Control, the Company covenants to (i) repay in full all obligations under or in respect of the Senior Credit Facility or offer to repay in full all obligations under or in respect of the Senior Credit Facility and repay the obligations under or in respect of the Senior Credit Facility of each lender who has accepted such offer or (ii) obtain the requisite consent under the Senior Credit Facility to permit the repurchase of the Notes as described above. The Company must first comply with the covenant described in the preceding sentence before being required to purchase Notes in the event of a Change of Control; PROVIDED that the Company's failure to comply with the covenant described in the preceding sentence constitutes an Event of Default described in clause (iii) under "Events of Default" below if not cured within 60 days after the notice required by such clause. As a result of the foregoing, a holder of the Notes may not be able to compel the Company to purchase the Notes unless the Company is able at the time to refinance all of the obligations under or in respect of the Senior Credit Facility or obtain requisite consents under the Senior Credit Facility. Failure by the Company to make a Change of Control Offer when required by the Indenture constitutes a default under the Indenture and, if not cured within 60 days after notice, constitutes an Event of Default.

    The Indenture provides that (A) if the Company or any of its Restricted Subsidiaries has issued any outstanding (i) Indebtedness that is subordinated in right of payment to the Notes or (ii) Preferred Stock, and the Company or such Restricted Subsidiary is required to make a change of control offer or to make a distribution with respect to such subordinated indebtedness or Preferred Stock in the event of a change of control, the Company will not consummate any such offer or distribution with respect to such subordinated indebtedness or Preferred Stock until such time as the Company will have paid the Change of Control Purchase Price in full to the holders of Notes that have accepted the Company's Change of Control Offer and will otherwise have consummated the Change of Control Offer made to holders of the Notes and (B) the Company will not issue Indebtedness that is subordinated in right of payment to the Notes or Preferred Stock with change of control provisions requiring the payment of such Indebtedness or Preferred Stock prior to the payment of the Notes in the event of a Change in Control under the Indenture.

    The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by virtue thereof.

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
MERGER, CONSOLIDATION OR SALE OF ASSETS

    The Company will not sell, assign, transfer, lease, convey or otherwise dispose of through a consolidation, amalgamation, merger or other transaction all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to, any Person unless: (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company, are sold, assigned, transferred, leased, conveyed or otherwise disposed of is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and expressly assumes, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Indenture, the Notes and the Guarantees and the obligations thereunder remain in full force and effect; (ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default will have occurred and be continuing; (iii) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Consolidated Net Worth of the Company or such Person, as the case may be, is at least equal to the Consolidated Net Worth of the Company immediately before such transaction or series of transactions; and (iv) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Company or such Person, as the case may be, could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under "-- Certain Covenants -- Limitation on Additional Indebtedness" above; PROVIDED, that a Person that is a Guarantor may merge into or amalgamate with the Company or another Person that is a Guarantor and the Company and Holdings may merge into or amalgamate with each other without complying with this clause
(iv).

    In connection with any consolidation, merger or transfer of assets contemplated by this provision, the Company will deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this provision and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

    For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

GUARANTEES

    The Notes are guaranteed on a senior unsecured basis by each of the Company's present and future Domestic Restricted Subsidiaries.

    The obligations of each Guarantor are limited to the maximum amount that will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collection from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

    A Guarantor shall be released from all of its obligations under its Guarantee if all of its assets or Capital Stock is sold, in each case in a transaction in compliance with "--Certain Covenants--Limitation on Certain Asset Sales" above, the Guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets in compliance with "Merger, Consolidation or Sale of Assets" above, or the

Guarantor is designated an Unrestricted Subsidiary in compliance with "--Certain Covenants--Limitation on Restricted Payments," and such Guarantor has delivered to the trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent herein provided for relating to such transaction have been complied with.

EVENTS OF DEFAULT

    The following events are defined in the Indenture as "Events of Default":

        (i) default in payment of any Accreted Value, principal of, or premium, if any, on the Notes whether at maturity, upon redemption or otherwise;

        (ii) default for 30 days in payment of any interest on the Notes;

        (iii) default by the Company or any Restricted Subsidiary in the observation or performance of the covenants set forth in the "Change of Control Offer" covenant, or the "Merger, Consolidation or Sale of Assets" covenant after written notice from the Trustee or the holders of not less than 25% in aggregate principal amount at maturity of the Notes then outstanding;

        (iv) default by the Company or any Restricted Subsidiary of the Company in the observance or performance of any other covenant in the Notes or the Indenture for 30 days after written notice from the Trustee or the holders of not less than 25% in aggregate principal amount at maturity of the Notes then outstanding;

        (v) default in the payment at final maturity of an aggregate amount of $3,500,000 or more with respect to any Indebtedness of the Company or any Restricted Subsidiary thereof, or the acceleration of any such Indebtedness aggregating $3,500,000 or more which default is not cured, waived or postponed pursuant to an agreement with the holders of such Indebtedness within 60 days after written notice as provided in the Indenture, or such acceleration is not rescinded or annulled within 30 days after written notice as provided in the Indenture;

        (vi) any final judgment or judgments (not covered by insurance) which can no longer be appealed for the payment of money in excess of $3,500,000 is rendered against the Company or any Restricted Subsidiary thereof, and is not discharged for any period of 60 consecutive days during which a stay of enforcement is not in effect;

        (vii) certain events involving bankruptcy, insolvency or reorganization of the Company or any Significant Restricted Subsidiary thereof; and

        (viii) any of the Guarantees ceases to be in full force and effect or any of the Guarantees is declared to be null and void and unenforceable or any of the Guarantees is found to be invalid or any of the Guarantors denies its liability under its Guarantee (other than by reason of a release of such Guarantor in accordance with the terms of the Indenture).

    The Indenture provides that the Trustee may withhold notice to the holders of the Notes of any default (except in payment of Accreted Value or principal or premium, if any, or interest on the Notes) if the Trustee considers it to be in the best interest of the holders of the Notes to do so.

    The Indenture provides that if an Event of Default (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization with respect to either of the Company) will have occurred and be continuing, then the Trustee or the holders of not less than 25% in aggregate principal amount at maturity of the Notes then outstanding may declare the Notes to be immediately due and payable in an amount equal to (x) the Accreted Value of the Notes outstanding on the date of acceleration, if such declaration is made on or prior to August 1, 2002 or (y) the entire principal amount at maturity of the Notes outstanding on the date of acceleration plus accrued and unpaid interest, if any, to the date of acceleration if such declaration is made after August 1, 2002, and the same will become immediately due

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
and payable; PROVIDED, that after such acceleration but before a judgment or decree based on acceleration is obtained by the Trustee, the holders of a majority in aggregate principal amount at maturity of outstanding Notes may, under certain circumstances, rescind and annul such acceleration if (i) all Events of Default, other than nonpayment of Accreted Value, principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived as provided in the Indenture, (ii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iii) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (iv) in the event of the cure or waiver of an Event of Default of the type described in clause (vi) of the above Events of Default, the Trustee has received an Officers' Certificate and an opinion of counsel that such Event of Default has been cured or waived. No such rescission will affect any subsequent Default or impair any right consequent thereto. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization shall occur, the Accreted Value or principal and all premium and interest with respect to all of the Notes will be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the Notes.

    The holders of a majority in principal amount at maturity of the Notes then outstanding will have the right to waive any existing Default or compliance with any provision of the Indenture or the Notes and to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, subject to certain limitations provided for in the Indenture and under the TIA.

    No holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder has previously given to the Trustee written notice of a continuing Event of Default and unless the holders of at least 25% in aggregate principal amount at maturity of the outstanding Notes has made written request and offered reasonable indemnity to the Trustee to institute such proceeding as Trustee, and unless the Trustee has not received from the holders of a majority in aggregate principal amount at maturity of the outstanding Notes a direction inconsistent with such request and has failed to institute such proceeding within 60 days. Notwithstanding the foregoing, such limitations do not apply to a suit instituted on such Note on or after the respective due dates expressed in such Note.

DEFEASANCE AND COVENANT DEFEASANCE

    The Indenture provides that the Company may elect either (a) to defease and be discharged from any and all of its obligations with respect to the Notes (except for the obligations to register the transfer or exchange of such Notes, to replace temporary or mutilated, destroyed, lost or stolen Notes, to maintain an office or agency in respect of the Notes and to hold monies for payment in trust) ("defeasance") or (b) to be released from its obligations under certain covenants contained in the Indenture ("covenant defeasance") upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money and/or non-callable U.S. government obligations which through the payment of accreted value and interest in accordance with their terms will provide money, in an amount sufficient to pay the Accreted Value of, premium, if any, and interest on the Notes, on the scheduled due dates therefor or on a selected date of redemption in accordance with the terms of the Indenture. Such a trust may only be established if, among other things, (i) the Company has delivered to the Trustee an opinion of counsel (as specified in the Indenture) (A) to the effect that neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended, and (B) to the effect that holders of the Notes or persons in their positions will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred (which opinion shall, in the case of defeasance, describe either a private ruling concerning the Notes or a published ruling of the Internal Revenue Service to such effect), (ii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy, insolvency or reorganization events are concerned, at any time in the period ending on the 91st day after the date of deposit; (iii) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (iv) the Company will have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; (v) the Company will have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the defeasance or the covenant defeasance have been complied with; (vi) the Company will have delivered to the Trustee an opinion of counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Indebtedness other than the Notes and (B) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and (vii) certain other customary conditions precedent are satisfied.

MODIFICATION OF INDENTURE

    From time to time, the Company and the Trustee may, without the consent of holders of the Notes, amend or supplement the Indenture for certain specified purposes, including providing for uncertificated Notes in addition to certificated Notes, and curing any ambiguity, defect or inconsistency, or making any other change that does not adversely affect the rights of any holder. The Indenture contains provisions permitting the Company and the Trustee, with the consent of holders of at least a majority in principal amount at maturity of the outstanding Notes, to modify or supplement the Indenture, except that no such modification shall, without the consent of each holder affected thereby, (i) reduce the amount of Notes whose holders must consent to an amendment, supplement, or waiver to the Indenture, (ii) reduce the rate of or change the time for payment of interest, including defaulted interest, on any Note, (iii) reduce the Accreted Value or principal amount at maturity of or premium on or change the stated maturity of any Note or change the date on which any Notes may be subject to redemption or repurchase or reduce the redemption or repurchase price therefor, (iv) make any Note payable in money other than that stated in the Note or change the place of payment from New York, New York, (v) waive a default on the payment of the Accreted Value or principal amount of, interest on, or redemption payment with respect to any Note, (vi) make any change in provisions of the Indenture protecting the right of each holder of Notes to receive payment of Accreted Value or principal amount of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in principal amount at maturity of Notes to waive Defaults or Events of Default; or (vii) modify or change any provision of the Indenture or the related definitions affecting the ranking of the Notes in a manner which adversely affects the holders of Notes.

REPORTS TO HOLDERS

    If the Company is subject to the periodic reporting requirements of the Exchange Act, it will furnish the information required thereby to the Commission and to the holders of the Notes. The Indenture provides that even if the Company is entitled under the Exchange Act not to furnish such information to the Commission or to the holders of the Notes, it will nonetheless continue to furnish such information to the Commission and holders of the Notes.

COMPLIANCE CERTIFICATE

    The Company will deliver to the Trustee on or before 105 days after the end of the Company's fiscal year and on or before 60 days after the end of each the first, second and third fiscal quarters in each year an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that has

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occurred. If they do, the certificate will describe the Default or Event of
Default, its status and the intended method of cure, if any.

THE TRUSTEE

    The Trustee under the Indenture will be the Registrar and Paying Agent with regard to the Notes. The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

TRANSFER AND EXCHANGE

    Holders of the Notes may transfer or exchange Notes in accordance with the Indenture. The Registrar under such Indenture may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar is not required to transfer or exchange any Note selected for redemption and, further, is not required to transfer or exchange any Note for a period of 15 days before selection of the Notes to be redeemed.

    The registered holder of a Note may be treated as the owner of it for all purposes.

CERTAIN DEFINITIONS

    Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided.

    "ACCRETED VALUE" means, as of any date prior to August 1, 2002, an amount per $1,000 principal amount at maturity of Notes that is equal to the sum of (a) the initial offering price of each Note and (b) the portion of the excess of the principal amount at maturity of each Note over such initial offering price which shall have been amortized on a daily basis and compounded semiannually on each August 1 and February 1 at the rate of 11 3/4% per annum from the Issue Date through the date of determination computed on the basis of a 360-day year of twelve 30-day months; and, as of any date on or after August 1, 2002, the Accreted Value of each Note shall mean the aggregate principal amount at maturity of such Note.

    "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or is merged into or consolidated with any other Person or which is assumed in connection with the acquisition of assets from such Person and, in each case, not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such merger, consolidation or acquisition.

    "ADJUSTED NET ASSETS" of any Person at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Person exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities), but excluding liabilities under the Guarantee of such Person at such date and
(y) the present fair salable value of the assets of such Person at such date exceeds the amount that will be required to pay the probable liability of such Person on its debts (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any subsidiary of such Person in respect of the obligations of such Person under the Guarantee of such Person), excluding Indebtedness in respect of the Guarantee of such Person, as they become absolute and matured.

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    "AFFILIATE" means, with respect to any specific Person, any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise PROVIDED that, for purposes of the covenant described under "-- Certain Covenants -- Limitation on Transactions with Affiliates" beneficial ownership of at least 10% of the voting securities of a Person, either directly or indirectly, shall be deemed to be control.

    "ASSET ACQUISITION" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

    "ASSET SALE" means any direct or indirect sale, issuance, conveyance, assignment, transfer, lease or other disposition (including any Sale and Lease-Back Transaction), other than to the Company or any of its Restricted Subsidiaries, in any single transaction or series of related transactions of (a) any Capital Stock of or other equity interest in any Restricted Subsidiary of the Company or (b) any other property or assets of the Company or of any Restricted Subsidiary thereof; PROVIDED that Asset Sales shall not include (i) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $1,000,000,
(ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under "-- Merger, Consolidation or Sale of Assets," (iii) sales or other dispositions of programming or advertising time, or inventory, receivables and other current assets in the ordinary course of business and (iv) sales or other dispositions of equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or its Restricted Subsidiaries.

    "ASSET SALE PROCEEDS" means, with respect to any Asset Sale, (i) cash received by the Company or any Restricted Subsidiary of the Company from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale), after (a) provision for all income or other taxes measured by or resulting from such Asset Sale, (b) payment of all brokerage commissions, underwriting and other fees and expenses related to such Asset Sale, (c) provision for minority interest holders in any Restricted Subsidiary of the Company as a result of such Asset Sale, (d) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and (e) deduction of appropriate amounts to be provided by the Company or a Restricted Subsidiary of the Company as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Company or a Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale, and (ii) promissory notes and other noncash consideration received by the Company or any Restricted Subsidiary of the Company from such Asset Sale or other disposition upon the liquidation or conversion of such notes or noncash consideration into cash.

    "ATTRIBUTABLE INDEBTEDNESS" in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the greater of (i) the fair value of the property subject to such arrangement and (ii) the present value of the total obligations (discounted at the rate borne by the Notes, compounded semi-annually) of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

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    "AVAILABLE ASSET SALE PROCEEDS" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied in accordance with clauses (iii)(a) or (iii)(b), and which have not yet been the basis for an Excess Proceeds Offer in accordance with clause (iii)(c) of the first paragraph of "-- Certain Covenants -- Limitation on Certain Asset Sales".

    "AVERAGE LIFE" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

    "BOARD OF DIRECTORS" means (i) in the case of a Person that is a corporation, the board of directors of such Person and (ii) in the case of any other Person, the board of directors, board of managers, management committee or similar governing body or any authorized committee thereof responsible for the management of the business and affairs of such Person.

    "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, partnership or limited liability company interests or any other participation, right or other interest in the nature of an equity interest in such Person including, without limitation, Common Stock and Preferred Stock of such Person, or any option, warrant or other security convertible into any of the foregoing.

    "CAPITALIZED LEASE OBLIGATIONS" means with respect to any Person, Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

    "CASH EQUIVALENTS" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $50,000,000; (v) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

    "CHANGE OF CONTROL" means the occurrence of any of the following: (i) the adoption of a plan relating to the liquidation or dissolution of the Company,
(ii) prior to the consummation of an Equity Offering as contemplated by the first sentence in the definition thereof, the Permitted Holders shall cease collectively to control at least a majority of the voting power of the Board of Directors of the Company or Holdings, (iii) any Person (including a Person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of more than 50% of the total voting power of the Common Stock of the Company or Holdings, (iv) there shall be consummated any consolidation or merger of the Company or Holdings in which the Common Stock of the Company or Holdings would be converted into cash, securities or other property, other than a merger or consolidation of the Company or Holdings in which the holders of the Common Stock of the Company or Holdings outstanding immediately prior to the consolidation or merger

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hold, directly or indirectly, at least a majority of the Common Stock of the surviving corporation immediately after such consolidation or merger, or (v) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company or Holdings (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company or Holdings has been approved by 66 2/3% of the directors then still in office who either where directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors of the Company or Holdings.

    "COMMON STOCK" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or
(ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

    "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person, for any period, the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on an income statement for such Person and its Restricted Subsidiaries on a consolidated basis (including, but not limited to, (i) Redeemable Dividends, but only if paid or accrued and declared, on Preferred Stock, (ii) imputed interest included in Capitalized Lease Obligations, (iii) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (iv) the net costs associated with hedging obligations,
(v) amortization of other financing fees and expenses, (vi) the interest portion of any deferred payment obligation, (vii) amortization of discount or premium, if any, and (viii) all other non-cash interest expense (other than interest amortized to cost of sales)) plus, without duplication, all net capitalized interest for such period and all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person, plus the amount of all dividends or distributions paid on Disqualified Capital Stock (other than dividends paid or payable in shares of Capital Stock of the Company) less the amortization of deferred financing costs.

    "CONSOLIDATED LEVERAGE RATIO" means, with respect to any Person, the ratio of (i) the sum of the aggregate outstanding amount of Indebtedness of such Person and its Restricted Subsidiaries as of the date of calculation (the "Transaction Date") on a consolidated basis determined in accordance with GAAP to (ii) such Person's EBITDA for the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of determination for which financial statements are available. For purposes of this definition, "EBITDA" shall be calculated after giving effect on a pro forma basis to (i) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, including without limitation any incurrance or repayment under the Senior Credit Facility occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any EBITDA attributable to the assets or Person which is the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period; provided that in connection with any such Asset Acquisition, such pro forma

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calculation (i) may give effect to projected quantifiable savings in programming costs and sales personnel (consistent with the savings actually achieved by the Company in connection with prior acquisitions) adopted, in good faith, by the Company or one of its Restricted Subsidiaries through a Board Resolution certified by an Officers' Certificate filed with the Trustee and (ii) shall not give effect to any operating losses of the acquired assets or Person. Such Officers' Certificate shall be signed by the Chief Financial Officer and another officer of the Company. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness, so long as such guaranteed Indebtedness is outstanding, as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

    "CONSOLIDATED NET INCOME" means, with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED, that (a) the Net Income of any Person (the "other Person") in which the Person in question or any of its Restricted Subsidiaries has less than a 100% interest (other than a Restricted Subsidiary) and the Net Income of any Unrestricted Subsidiary shall be excluded except to the extent of the amount of dividends or distributions actually paid to the Person in question or any of its Restricted Subsidiaries by the other Person or Unrestricted Subsidiary, as the case may be, during such period, (b) the Net Income of any Restricted Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions to such Person shall be excluded to the extent of such restriction or limitation, (c)(i) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (ii) any net gain (but not loss) resulting from an Asset Sale by the Person in question or any of its Restricted Subsidiaries other than in the ordinary course of business shall be excluded, (d) extraordinary gains and losses shall be excluded, (e) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) shall be excluded, and (f) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets shall be excluded.

    "CONSOLIDATED NET WORTH" means with respect to any Person at any date, the consolidated stockholders' equity or members' capital of such Person less the amount of such stockholders' equity or members' capital attributable to Disqualified Capital Stock of such Person and its Subsidiaries, as determined accordance with GAAP.

    "DEFAULT" means any condition or event that is, or with the passage of time or giving of any notice expressly required under the Indenture (or both) would be, an Event of Default.

    "DISQUALIFIED CAPITAL STOCK" means any Capital Stock of a Person or a Restricted Subsidiary thereof which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Notes, for cash or securities constituting Indebtedness. Without limitation of the foregoing, Disqualified Capital Stock shall be deemed to include any Preferred Stock of a Person or a Restricted Subsidiary of such Person, with respect to either of which, under the terms of such Preferred Stock, by agreement or otherwise, such Person or Restricted Subsidiary is obligated to pay current dividends or distributions in cash during the period prior to the maturity date of the Notes; PROVIDED, that Preferred Stock of a Person or any Restricted Subsidiary thereof that is issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Stock in the event of a change of control of such Person or Restricted Subsidiary which provisions have substantially the same effect as the provisions of the Indenture described under "Change of Control," shall not be deemed to be Disqualified Capital Stock solely by virtue of such provisions.

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    "DOMESTIC RESTRICTED SUBSIDIARY" means any Restricted Subsidiary of a Person whose jurisdiction of incorporation or formation is the United States, any State thereof or the District of Columbia.

    "EBITDA" means, with respect to any Person and its Restricted Subsidiaries, for any period, an amount equal to (a) the sum of (i) Consolidated Net Income for such period, plus (ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) hereof, plus (iii) Consolidated Interest Expense for such period (but only including Redeemable Dividends in the calculation of such Consolidated Interest Expense to the extent that such Redeemable Dividends have not been excluded in the calculation of Consolidated Net Income), plus (iv) depreciation for such period on a consolidated basis, plus (v) amortization of intangibles and radio programming obligations (net of cash payments with respect to radio programming obligations) for such period on a consolidated basis, plus (vi) any other non-cash items reducing Consolidated Net Income for such period, minus (b) all non-cash items increasing Consolidated Net Income for such period, all for such Person and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP; PROVIDED, that, for purposes of calculating EBITDA during any fiscal quarter, cash income from a particular Investment of such Person shall be included only (x) to the extent cash income has been received by such Person with respect to such Investment during each of the previous four fiscal quarters or (y) to the extent the cash income derived from such Investment is attributable to Cash Equivalents.

    "EQUITY OFFERING" means an initial public offering by the Company or Holdings of shares of its Qualified Capital Stock (however designated and whether voting or non-voting) and any and all rights, warrants or options to acquire such Qualified Capital Stock, provided that such an initial public offering includes shares of Common Stock of the Company or Holdings and with respect to an initial public offering by Holdings, the net proceeds of such Equity Offering are contributed to the Company as common equity. After an initial public offering of Qualified Capital Stock of the Company or Holdings, Equity Offering means any offering by Holdings or the Company of Qualified Capital Stock (however designated and whether voting or non-voting) and any and all rights, warrants or options to acquire such Qualified Capital Stock and with respect to any offering by Holdings, the net proceeds of such Equity Offering are contributed to the Company as common equity.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

    "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a resolution of the Board of Directors of the Company delivered to the Trustee.

    "FOREIGN RESTRICTED SUBSIDIARY" means any Restricted Subsidiary of a Person other than a Domestic Restricted Subsidiary.

    "GAAP" means generally accepted accounting principles as in effect in the United States as of the Issue Date.

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    "GUARANTEE" means the Guarantee relating to the Notes, the Exchange Notes and the Private Exchange Notes.

    "HOLDINGS" means Radio Unica Holdings Corp., a Delaware corporation and the Company's sole stockholder as of the Issue Date.

    "INCUR" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurrable," and "incurring" shall have meanings correlative to the foregoing); PROVIDED that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

    "INDEBTEDNESS" means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute accounts payable or trade payables or liabilities arising from distribution guarantees entered into by the Company or any Restricted Subsidiary in the ordinary course of business, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included (i) any Capitalized Lease Obligations of such Person, (ii) obligations secured by a lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed (PROVIDED, that if such obligation or obligations shall not have been assumed, the amount of such Indebtedness shall be deemed to be the lesser of the principal amount of the obligation or the fair market value of the pledged property or assets), (iii) guarantees of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor), (iv) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (v) Disqualified Capital Stock of such Person or any Restricted Subsidiary thereof, and (vi) obligations of any such Person under any currency agreement or any Interest Rate Agreement applicable to any of the foregoing (if and to the extent such currency agreement or Interest Rate Agreement obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP). The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations described above, the maximum liability upon the occurrence of the contingency giving rise to the obligation; PROVIDED that (i) the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (ii) Indebtedness shall not include any liability for federal, state, local or other taxes. Notwithstanding any other provision of the foregoing definition, (i) any trade payable arising from the purchase of goods or materials or for services obtained and (ii) ordinary recurring radio programming obligations entered into in the ordinary course of business shall not be deemed to be "Indebtedness" of the Company or any of its Restricted Subsidiaries for purposes of this definition. Furthermore, guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount shall not also be included.

    "INDEPENDENT FINANCIAL ADVISOR" means an investment banking firm of national reputation in the United States (i) which does not, and whose directors and officers or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

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    "INTEREST RATE AGREEMENT" means, with respect to any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

    "INVESTMENTS" means, with respect of any Person, directly or indirectly, any advance, account receivable (other than an account receivable arising in the ordinary course of business of such Person), loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any Capital Stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person or the making of any investment in any Person. Investments shall exclude (i) extensions of trade credit on commercially reasonable terms in accordance with normal trade practices of such Person, (ii) the making of distribution guarantees in the ordinary course of business and
(iii) the repurchase of securities of any Person by such Person. For the purposes of the "Limitation on Restricted Payments" covenant, (i) "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; PROVIDED that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Restricted Subsidiary, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

    "ISSUE DATE" means July 27, 1998.

    "LIEN" means, with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

    "NET INCOME" means, with respect to any Person, for any period, the net income (loss) of such Person determined in accordance with GAAP.

    "NET INVESTMENT" means, with respect to any Person, the excess of (i) the aggregate amount of all Investments in Unrestricted Subsidiaries or joint ventures made by such Person on or after the Issue Date (in the case of an Investment made other than in cash, the amount shall be the fair market value of such Investment as determined in good faith by the Board of Directors of such Person) over (ii) the sum of (A) the aggregate amount returned in cash on such Investments whether through interest payments, principal payments, dividends or other distributions and (B) the Net Proceeds received by such Person from the disposition of all or any portion of such Investments (other than to a Subsidiary of such Person); PROVIDED, that with respect to all Investments made in an Unrestricted Subsidiary the sum of clauses (A) and (B) above with respect to such Investments shall not exceed the aggregate amount of all such Investments made in such Unrestricted Subsidiary.

    "NET PROCEEDS" means (a) in the case of any sale or issuance of Capital Stock by or equity contribution to any Person, the aggregate net proceeds received by such Person, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in property (valued at the fair market value thereof, as determined in good faith by the Board of Directors of such Person, at the time of receipt) and (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of the Company which is not Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to such Person upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by such Person in connection therewith).

    "NOTES" means the Old Notes, the New Notes and the Private Exchange Notes.

    "OFFICERS' CERTIFICATE" means, with respect to any Person, a certificate signed by the Chief Executive Officer, the President or any Vice President and the Chief Financial Officer or any Treasurer of such Person that shall comply with applicable provisions of the Indenture.

    "PERMITTED ASSET SWAP" means any transfer of properties or assets by the Company or any of its Subsidiaries in which at least 90% of the consideration received by the transferor consists of properties or assets (other than cash) that will be used in the business of the transferor; PROVIDED, that (i) the aggregate fair market value (as determined in good faith by the Board of Directors) of the property or assets being transferred by the Company or such Subsidiary is not greater than the aggregate fair market value (as determined in good faith by the Board of Directors) of the property or assets received by the Company or such Subsidiary in such exchange and (ii) the aggregate fair market value (as determined in good faith by the Board of Directors) of all property or assets transferred by the Company and any of its Subsidiaries in connection with exchanges in any period of twelve consecutive months shall not exceed 15% of the total assets of the Company on the last day of the preceding fiscal year.

    "PERMITTED HOLDERS" means (a) Warburg, Pincus Ventures, L.P. and any successor funds, (b) Joaquin F. Blaya, Herbert M. Levin and Steven E. Dawson and
(c) any spouse and any trust, holding company, or similar entity established by and controlled by any of (b) for the principal benefit of any of them or their spouses, lineal descendents or other family members.

    "PERMITTED INDEBTEDNESS" means:

    (i) Indebtedness of the Company or any Restricted Subsidiary arising under or in connection with the Senior Credit Facility in an aggregate principal amount not to exceed $20.0 million outstanding at any time;

    (ii) Indebtedness under the Notes and the Guarantees;

    (iii) Indebtedness of the Company or any Restricted Subsidiary outstanding on the Issue Date;

    (iv) Indebtedness of the Company to any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary to the Company or another Restricted Subsidiary; PROVIDED that (A) if the Company is the obligor on such Indebtedness, such Indebtedness (x) does not mature prior to the Stated Maturity of the Notes and has an Average Life longer than the Notes and (y) is unsecured and expressly subordinated to the payment in full in cash of all obligations in respect of the Notes and (B)(I) any subsequent issuance or transfer of equity interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (II) any sale or transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary of the Company will be deemed to constitute an incurrence of Indebtedness by the Company or such Restricted Subsidiary not permitted by this clause (iv);

    (v) Purchase Money Indebtedness and Capitalized Lease Obligations of the Company or any of its Restricted Subsidiaries incurred to acquire property in the ordinary course of business which Purchase Money Indebtedness and Capitalized Lease Obligations do not in the aggregate exceed $5.0 million outstanding at any time;

    (vi) Interest Rate Agreements;

    (vii) Refinancing Indebtedness;

    (viii) fidelity, performance, appeal, surety or similar bonds incurred or provided in the ordinary course of business;

    (ix) any guarantee of Indebtedness of the Company or any Restricted Subsidiary which Indebtedness is otherwise permitted to be incurred in accordance with the Indenture;

    (x) Contingent obligations of the Company or its Restricted Subsidiaries in respect of customary indemnification and purchase price adjustment obligations incurred in connection with an Asset Sale including transactions excluded from clause (b)(i) of the definition of "Asset Sale"; PROVIDED, that the maximum assumable liability in respect of all such obligations shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such Asset Sale; and

    (xi) additional Indebtedness of the Company not to exceed $10.0 million in aggregate principal amount at any one time outstanding.

    For purposes of determining compliance with the covenant "Limitation on Additional Indebtedness", in the event that an item of Indebtedness meets the criteria of more than one of the categories of this definition described in clauses (i) through (xi) above or is permitted to be incurred pursuant to the first paragraph of the covenant "Limitation on Additional Indebtedness" and also meets the criteria of one or more of the categories of this definition described in clauses (i) through (xi) above, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and may from time to time reclassify such item of Indebtedness in any manner in which such item could be incurred at the time of such reclassification.

    "PERMITTED INVESTMENTS" means Investments made on or after the Issue Date consisting of

    (i) Investments by the Company, or by a Restricted Subsidiary thereof, in the Company or a Restricted Subsidiary of the Company;

    (ii) Investments by the Company, or by a Subsidiary thereof, in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Company or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary thereof;

    (iii) Investments in cash and Cash Equivalents;

    (iv) reasonable and customary advances made to employees in connection with their relocation or for travel or other expenses and loans to employees not to exceed $1,500,000 in the aggregate at any one time outstanding;

    (v) an Investment that is made by the Company or a Restricted Subsidiary thereof in the form of any Capital Stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to the Company or such Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted under "--Certain Covenants -- Limitation on Certain Asset Sales" above;

    (vi) Interest Rate Agreements entered into in the ordinary course of the Company's or its Restricted Subsidiaries' business;

    (vii) deposits made pursuant to agreements to acquire, or pursuant to agreements with options to acquire, radio station licenses and related assets (or Capital Stock of Persons owning such assets), in an amount not to exceed 10% of the purchase price; provided that the station to be acquired will be owned by the Company or a Restricted Subsidiary upon consummation of the contemplated acquisition and provided, further, that deposits made under this clause shall cease to be treated as Permitted Investments upon forfeit of such deposit for any reason; and

    (viii) additional Investments not to exceed $6.0 million at any one time outstanding.

    "PERMITTED LIENS" means (i) Liens on property or assets of, or any shares of Capital Stock of or secured indebtedness of, any corporation existing at the time such corporation becomes a Restricted Subsidiary of the Company or at the time such corporation is merged into the Company or any of its Restricted Subsidiaries; PROVIDED that such Liens are not incurred in connection with, or in contemplation of, such corporation becoming a Restricted Subsidiary of the Company or merging into the Company or any of its Restricted Subsidiaries, (ii) Liens securing Refinancing Indebtedness; PROVIDED that any such Lien does not extend to or cover any Property, Capital Stock or Indebtedness other than the Property, shares or debt securing the Indebtedness so refunded, refinanced or extended, (iii) Liens in favor of the Company or any of its Restricted Subsidiaries, (iv) Liens securing industrial revenue bonds, (v) Liens to secure Purchase Money Indebtedness; PROVIDED that (a) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase or construction) of such Property,
(b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such costs and (c) such Lien does not extend to or cover any Property other than such item of Property and any improvements on such item,
(vi) Liens securing Capitalized Lease Obligations; PROVIDED that such Lien does not extend to any property other than that subject to the underlying lease,
(vii) statutory liens or landlords', carriers', warehousemens', mechanics', suppliers', materialmens', repairmens' or other like Liens arising in the ordinary course of business with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, (viii) Liens for taxes, assessments or governmental charges that are not delinquent or that are being contested in good faith by appropriate proceedings, (ix) Liens incurred or deposits made in the ordinary course of business in connection with workers-compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), (x) judgment Liens not giving rise to an Event of Default; (xi) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries, (xii) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof, (xiii) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Subsidiaries, including rights of offset and set-off, (xiv) Liens securing Interest Rate Agreements which Interest Rate Agreements relate to Indebtedness that it otherwise permitted under this Indenture, (xv) Liens not covered by any other clause of this definition which are existing on the Issue Date and (xvi) Liens securing Indebtedness under the Senior Credit Facility.

    "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

    "PREFERRED STOCK" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

    "PROPERTY" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

    "PURCHASE MONEY INDEBTEDNESS" means any Indebtedness incurred by a Person to finance the cost (including the cost of construction) of an item of Property purchased in the ordinary course of business, the principal amount of which Indebtedness does not exceed the sum of (i) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith.

    "QUALIFIED CAPITAL STOCK" means any Capital Stock that is not Disqualified Capital Stock.

    "REDEEMABLE DIVIDEND" means, for any dividend or distribution with regard to Disqualified Capital Stock, the quotient of the dividend or distribution divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Disqualified Capital Stock.

    "REFINANCING INDEBTEDNESS" means Indebtedness that refunds, refinances or extends any Indebtedness of the Company outstanding on the Issue Date (including, without limitation, the Notes) or other Indebtedness permitted to be incurred by the Company pursuant to the first paragraph of the covenant described under "Certain Covenants -- Limitation on Additional Indebtedness" or by the Company or its Restricted Subsidiaries pursuant to the definition of "Permitted Indebtedness", but only to the extent that (i) the Refinancing Indebtedness is subordinated to the Notes to at least the same extent as the Indebtedness being refunded, refinanced or extended, if at all, (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Stated Maturity of the Indebtedness being refunded, refinanced or extended, or
(b) after the Stated Maturity of the Notes, (iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the Stated Maturity of the Notes has an Average Life at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Average Life of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the Stated Maturity of the Notes, (iv) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of (a) the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Indebtedness being refunded, refinanced or extended and (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness and (v) such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being refunded, refinanced or extended except that the Company may incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of any Wholly Owned Subsidiary of the Company.

    "RESTRICTED PAYMENT" means any of the following: (i) the declaration or payment of any dividend or any other distribution or payment on Capital Stock of the Company or any Restricted Subsidiary of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary of the Company (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Capital Stock) or in options, warrants or other rights to purchase such Capital Stock (other than Disqualified Capital Stock) and (y) in the case of Restricted Subsidiaries of the Company, dividends or distributions payable to the Company or to a Wholly Owned Subsidiary of the Company), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of its Restricted Subsidiaries (other than Capital Stock owned by the Company or a Wholly Owned Subsidiary of the Company, excluding Disqualified Capital Stock) or any option, warrants or other rights to purchase such Capital Stock, (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated in right of payment to the Notes (other than subordinated Indebtedness acquired in anticipation of satisfying a scheduled sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), (iv) the making of any Investment (other than a Permitted Investment) or guarantee of any Investment (other than a Permitted Investment) in any Person, (v) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (vi) forgiveness of any Indebtedness of an Affiliate of the Company to the Company or a Restricted Subsidiary of the Company. For purposes of determining the amount expended for Restricted Payments, cash distributed or invested shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.

    "RESTRICTED SUBSIDIARY" means a Subsidiary of the Company other than an Unrestricted Subsidiary and includes all of the direct or indirect Subsidiaries of the Company existing as of the Issue Date. The Board of Directors of the Company may designate any Unrestricted Subsidiary or any Person to be acquired that is to become a Subsidiary as a Restricted Subsidiary if immediately after giving pro forma effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action), (i) no Default or Event of Default shall have occurred and be continuing (or would result therefrom) and
(ii) in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary, the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under "-- Certain Covenants -- Limitation on Additional Indebtedness" above. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

    "SALE AND LEASE-BACK TRANSACTION" means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of the Company of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

    "SENIOR CREDIT FACILITY" means the Credit Agreement, dated as of July 8, 1998, among the Company, the guarantors party thereto, Canadian Imperial Bank of Commerce, as agent and fronting lender, and the financial institutions party thereto, as lenders, as amended as of the Issue Date, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder (PROVIDED that such increase in borrowings or adding Subsidiaries as additional borrowers or guarantors is permitted by the applicable covenants under the Indenture) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

    "SIGNIFICANT RESTRICTED SUBSIDIARY" means a Restricted Subsidiary that is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act.

    "STATED MATURITY" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

    "SUBSIDIARY" of any specified Person means any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or (ii) in the case of a partnership, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes.

    "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; PROVIDED, that neither the Company nor its Restricted Subsidiaries has any Guarantee of any Indebtedness of such Subsidiary outstanding at the time of such designation and such designation would be permitted under the covenant described under "-- Limitation on Restricted Payments." Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

    "WHOLLY OWNED SUBSIDIARY" means any Restricted Subsidiary, all of the outstanding voting securities (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company.

BOOK-ENTRY, DELIVERY AND FORM

    The Old Notes were offered and sold to qualified institutional buyers ("QIBs") in reliance on Rule 144A of the Securities Act" ("Rule 144A Notes"). In addition, Old Notes may subsequently be transferred to institutional "accredited investors" ("Other Notes") within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 of Regulation D of the Securities Act ("Institutional Accredited Investors") in transactions exempt from registration under the Securities Act or pursuant to Regulation S of the Securities Act ("Regulation S").

    New Notes initially will be represented by one or more Notes in registered, global form without coupons (collectively, the "Global Note") and will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of a nominee of DTC, in each case for credit to an account of a direct or indirect participant as described below. Beneficial interests in the Global Note will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants.

    Except as set forth below, the Global Note may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Note may not be exchanged for Notes in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Notes for Certificated Notes." In addition, transfer of beneficial interests in the Global Note will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear System ("Euroclear") and Cedel Bank, S.A. ("CEDEL"), which may change from time to time.

    The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

    DEPOSITORY PROCEDURES. DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of the Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and the Indirect Participants.

    DTC has also advised the Company that pursuant to procedures established by it, (i) upon deposit of the Global Note, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Note and (ii) ownership of such interests in the Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Note).

    The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in the Global Note to such persons may be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants and certain banks, the ability of a person having beneficial interests in the Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Notes, see "--Exchange of Book-Entry Notes for Certificated Notes."

    EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL NOTE WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

    Payments in respect of the principal of (and premium, if any) and interest on a Global Note registered in the name of DTC or its nominee will be payable to DTC or its nominee in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for (i) any aspect or accuracy of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership or (ii) any other matter relating to the actions and practices of DTC or any of the Participants or the Indirect Participants.

    DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount at maturity of beneficial interests in the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of the Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Global Note for all purposes.

    Except for trades involving only Euroclear and CEDEL participants, interests in the Global Notes will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and the Participants.

    Transfers between Participants in DTC will be effected in accordance with DTC's procedures and will be settled in same-day funds. Transfers between accountholders in Euroclear and CEDEL will be effected in the ordinary way in accordance with their respective rules and operating procedures.

    Cross-market transfers between the accountholders in DTC, on the one hand, and directly or indirectly through Euroclear or CEDEL accountholders, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or CEDEL, as the case may be, by its respective depository; however, such cross-market transactions will require delivery of instructions to Euroclear or CEDEL, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or CEDEL, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and CEDEL accountholders may not deliver instructions directly to the depositories for Euroclear or CEDEL.

    Because of time zone differences, the securities account of a Euroclear or CEDEL accountholder purchasing an interest in the Global Note from an accountholder in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or CEDEL participant, during the securities settlement processing day (which must be a business day for Euroclear or CEDEL) immediately following the settlement date of DTC. Cash received in Euroclear or CEDEL as a result of sales of interests in a Global Note by or through a Euroclear or CEDEL accountholder to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or CEDEL cash account only as of the business day for Euroclear or CEDEL following DTC's settlement date.

    DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account with DTC interests in the Global Note are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if any of the events described under "-Exchange of Book-Entry Notes for Certificated Notes" occurs, DTC reserves the right to exchange the Global Note for Notes in certificated form and to distribute such Notes to its Participants.

    The information in this Section concerning DTC, Euroclear and CEDEL and their book-entry systems has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

    Although DTC, Euroclear and CEDEL have agreed to the foregoing procedures to facilitate transfers of interests in the Global Note among accountholders in DTC and accountholders of Euroclear and CEDEL, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee nor any agent of the Company or the Trustee will have any responsibility for the performance by DTC, Euroclear or CEDEL or their respective participants, indirect participants or accountholders of their respective obligations under the rules and procedures governing their operations.

    EXCHANGE OF BOOK-ENTRY NOTES FOR CERTIFICATED NOTES. The Global Note is exchangeable for definitive Notes in registered certificated form only if (i) DTC (x) notifies the Company that it is unwilling or unable to continue as depository for the Global Note and the Company thereupon fails to appoint a successor depository or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Notes in certificated form or (iii) there shall have occurred and be continuing a Default or an Event of Default with respect to the Notes. In all cases, certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

                      CERTAIN UNITED STATES FEDERAL INCOME
                               TAX CONSIDERATIONS

    The following discussion is a general summary of certain United States Federal income tax considerations associated with the exchange of Old Notes for New Notes and the ownership and disposition of the Notes. This discussion is based upon existing United States Federal income tax law, which is subject to change, possibly retroactively. This discussion does not describe all relevant aspects of United States Federal income taxation that may be important to particular Holders in light of their individual investment circumstances or certain types of Holders subject to special tax rules (E.G., financial institutions, insurance companies, broker-dealers, tax-exempt organizations or, except to the extent discussed below, Non-U.S. Holders (as defined below) or to persons that hold or will hold the Notes as part of a straddle, hedging, or synthetic security transaction, all of whom may be subject to tax rules that differ significantly from those described below. In addition, this discussion does not describe any foreign, state or local tax considerations. This summary addresses tax consequences only to current Holders of the Notes and assumes that such Holders hold their Notes as "capital assets" (generally, property held for investment) for United States Federal income tax purposes. PROSPECTIVE HOLDERS OF THE NEW NOTES ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE PARTICULAR TAX CONSEQUENCES OF EXCHANGING SUCH HOLDER'S OLD NOTES FOR THE NEW NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS.

    For purposes of this discussion, a "U.S. Holder" means (i) an individual citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate that is subject to United States Federal income taxation without regard to the source of its income, or (iv) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust. For purposes of this discussion, a "Non-U.S. Holder" means any holder who is not a U.S. Holder.

EXCHANGE OFFER

    There will be no United States Federal income tax consequences to a U.S. Holder or Non-U.S. Holder exchanging an Old Note for a New Note pursuant to the Exchange Offer and such holder will have the same adjusted basis and holding period in the New Note as it had in the Old Note immediately before the exchange.

U.S. HOLDERS

    STATED INTEREST

    Payments of stated interest on the Notes will not be separately taxable to U.S. Holders, but, instead, will be includible in income as original issue discount ("OID") on an accrual basis, as described below.

    ORIGINAL ISSUE DISCOUNT

    The Notes will be treated as issued with OID. For United States Federal income tax purposes, U.S. Holders generally must accrue OID in gross income over the term of the Notes on a constant yield basis, regardless of their regular method of tax accounting. As a result, U.S. Holders will recognize taxable income in respect of the Notes in advance of the receipt of cash attributable to such income.

    The amount of OID on a Note will equal the excess of the stated redemption price at maturity over the issue price. For this purpose, the "issue price" of a
Note is the first price at which a substantial amount of Notes is sold for cash (other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). Additionally, the "stated redemption price at maturity" of a Note is the sum of all payments due under the Note, other than payments of qualified stated interest. "Qualified stated interest" is any interest that is unconditionally payable in cash or in property at least annually at a single fixed rate.

    Prior to August 1, 2002, there will not be any cash payments of interest on the Notes. Accordingly, none of the payments of interest on a Note will be considered "unconditionally payable at least annually at a single fixed rate" under applicable Treasury Regulations and thus none of such payments will be characterized as interest for U.S. Federal income tax purposes that is taxable to cash and accrual basis taxpayers when received or accrued, respectively. Instead, all such payments must be included in the calculations of the Notes' stated redemption price at maturity and thus will be characterized as OID taxable under the rules described below.

    For each taxable year of a U.S. Holder, the amount of OID that must be included in gross income in respect of a Note will be the sum of the daily portions of OID for each day during such taxable year or portion thereof in which such U.S. Holder held the Note. Such daily portions are determined by allocating to each day in an accrual period a pro rata portion of the OID allocable to that accrual period. Accrual periods may be of any length and may vary in length over the term of the Note, provided that each accrual period is not longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of such period. The amount of OID allocable to any accrual period generally will equal the product of the Note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period). The adjusted issue price of a Note at the beginning of any accrual period will equal the issue price of the Note, as defined above, increased by previously accrued OID from prior accrual periods, and reduced by any payments made on such a Note (e.g., the cash payments commencing on August 1, 2002) on or before the first day of the accrual period.

    The Company does not intend to treat the possibility of an optional redemption or repurchase of the Notes as giving rise to any additional accrual of OID, or recognition of ordinary income upon redemption, sale or exchange of the Notes. U.S. Holders may wish to consult with their tax advisors regarding the Treasury Regulations dealing with the treatment of certain contingencies.

    DISPOSITION OF NOTES

    In general, a U.S. Holder will have an adjusted tax basis for a Note equal to the Note's purchase price, increased by the amount of OID previously included in gross income by the U.S. Holder and reduced by prior payments made to the U.S. Holder in respect of such Note. Upon the redemption, sale, exchange or retirement of a Note, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized upon the redemption, sale, exchange or retirement and the adjusted tax basis of the Note. Any such capital gain or loss will be long-term capital gain or loss if the holding period of the Note exceeds one year at the time of the disposition. Under recently adopted amendments to the Internal Revenue Code, net capital gain recognized by an individual investor upon a disposition of property that has been held for more than 12 months will generally be subject to a maximum tax rate of 20% or, in the case of property that has been held for 12 months or less, will generally be subject to tax at ordinary income tax rates. Capital losses are subject to limitations on deductibility for U.S. Federal income tax purposes.

    MARKET DISCOUNT AND ACQUISITION PREMIUM

    U.S. Holders, other than original purchasers of the Old Notes in the original offering, should be aware that the sale of the New Notes may be affected by the market discount and acquisition premium provisions of the Code.

    MARKET DISCOUNT RULES. The market discount rules generally provide that if a U.S. Holder of a Note purchased the Note, subsequent to the original offering, at a "market discount" (I.E., at an amount less than the adjusted issue price of the Note as determined on the date of such purchase) in excess of a statutorily-defined DE MINIMIS amount, and thereafter recognizes gain upon a disposition (including a partial redemption) of the New Note received in exchange for an Old Note, the lesser of such gain or the portion of the market discount that accrued while the Old Note and New Note were held by such U.S. Holder will be treated as ordinary interest income at the time of disposition. The rules also provide that a U.S. Holder who acquires a Note at a market discount may be required to defer a portion of any interest expense that may otherwise be deductible on any indebtedness incurred or maintained to purchase or carry such Note until the U.S. Holder disposes of such Note in a taxable transaction. If a holder of such Note elects to include market discount in income currently, both of the foregoing rules would not apply.

    ACQUISITION PREMIUM RULES. The acquisition premium rules generally provide that if a U.S. Holder of a Note purchased the Note, subsequent to the original offering, at an acquisition premium (I.E., at an amount greater than the adjusted issue price of the Note as determined on the date of such purchase), the amount of original issue discount that the U.S. Holder includes in gross income is reduced to reflect such acquisition premium. Acquisition premium is allocated on a pro rata basis to each accrual of original issue discount reducing original issue discount by a constant fraction, the numerator of which is the excess of the adjusted basis of the Note over its adjusted issue price and the denominator of which is the excess of the sum of all amounts payable on the Note after the purchase date over its adjusted issue price.

NON-U.S. HOLDERS

    Under present United States Federal income and estate tax law, assuming certain certification requirements are satisfied (which include identification of the beneficial owner of the instrument), and subject to the discussion of backup withholding below:

    (a) payments of interest to, and accruals of OID by, any Non-U.S. Holder generally will not be subject to United States Federal income or withholding tax, provided that (1) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (2) the Non-U.S. Holder is not a controlled foreign corporation that is related to the Company through stock ownership, and (3) such interest payments are not effectively connected with the conduct of a United States trade or business of the Non-U.S. Holder;

    (b) a Non-U.S. Holder generally will not be subject to the United States Federal income tax on gain realized on the sale, exchange or other disposition of the Note, unless (1) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year and certain other requirements are met or (2) the gain is effectively connected with the conduct of a United States trade or business of the Non-U.S. Holder or (3) the Non-U.S. Holder is subject to certain provisions applicable to certain U.S. expatriated persons; and

    (c) if interest on the Notes is exempt from withholding of United States Federal income tax under the rules described in clause (a) above, the Notes will not be included in the estate of a deceased Non-U.S. Holder for United States Federal estate tax purposes.

    The certification referred to above may be made on an Internal Revenue Service Form W-8 or substantially similar substitute form.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    In general, information reporting requirements will apply to payments of principal and interest on a Note, and the proceeds of the sale of a Note before maturity within the United States (and, under certain circumstances, outside of the United States) to, and to the accrual of original issue discount with respect to, non-corporate Holders. A Holder of a Note may be subject to backup withholding at the rate of 31% with respect to interest paid on the Note and proceeds from the sale, exchange, redemption or retirement of the Note, unless such Holder (a) is a corporation or comes within certain other exempt categories, and, when required, demonstrates such fact, (b) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding rules or (c) in the case of a Non-U.S. Holder, such holder certifies as to its status as a Non-U.S. Holder on an Internal Revenue Service Form W-8 or substantially similar substitute form. A U.S. Holder who does not provide the Company with the Holder's correct taxpayer identification number may be subject to penalties imposed by the Internal Revenue Service.

    Amounts withheld under the backup withholding rules may be credited against a Holder's tax liability, and a Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the Internal Revenue Service.

RECENTLY ISSUED TREASURY REGULATIONS

    The U.S. Treasury Department recently issued final Treasury Regulations governing information reporting and the certification procedures regarding withholding and backup withholding on certain amounts paid to Non-U.S. Holders after December 31, 1999. The new Treasury Regulations generally would not alter the treatment of Non-U.S. Holders described above. The new Treasury Regulations would alter the procedures for claiming the benefits of an income tax treaty and may change the certification procedures relating to the receipt by intermediaries of payments on behalf of a beneficial owner of a Note. Prospective investors should consult their tax advisors concerning the effect, if any, of such new Treasury Regulations on an investment in the Notes.

                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by any person subject to the prospectus delivery requirements of the Securities Act, including any participating broker-dealer, in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that it will use its reasonable best efforts to make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale for such period of time as such broker-dealer must comply with the requirements of the Securities Act (which period shall not exceed 180 days from the date the Registration Statement becomes effective).

    The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    Starting on the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

    Certain legal matters in connection with the validity of the New Notes will be passed upon for the Company by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

                                    EXPERTS

    The consolidated financial statements of the Company as of December 31, 1997 and December 31, 1996 and for the period from September 12, 1996 (inception) through December 31, 1996, the year ended December 31, 1997 and for the cumulative period from September 12, 1996 (inception) through December 31, 1997 appearing in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    The financial statements of 13 Radio Corporation as of December 31, 1997 and December 31, 1996 and for each of the two years in the period ended December 31, 1997 appearing in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    The financial statements of Oro Spanish Broadcasting, Inc. as of August 31, 1997 and August 31, 1996 and for each of the two years in the period ended August 31, 1997 appearing in this Prospectus and Registration Statement, have been audited by Miller, Kaplan, Arase & Co., LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS


                                                                                                             PAGE
                                                                                                           ---------
RADIO UNICA CORP.
Report of Independent Certified Public Accountants.......................................................        F-2
Consolidated Balance Sheets as of December 31, 1996 and 1997.............................................        F-3
Consolidated Statements of Operations for the period from September 12, 1996 through December 31, 1996, for the year ended December 31, 1997, and cumulative from September 12, 1996 through December 31,
  1997...................................................................................................        F-4
Consolidated Statements of Changes in Series A Redeemable Cumulative Preferred Stock and Stockholders'
  Equity (Deficit).......................................................................................        F-5
Consolidated Statements of Cash Flows for the period from September 12, 1996 through December 31, 1996, for the year ended December 31, 1997, and Cumulative from September 12, 1996 through December 31,
  1997...................................................................................................        F-6
Notes to Consolidated Financial Statements...............................................................        F-7
Consolidated Balance Sheet (Unaudited) as of June 30, 1998...............................................       F-18
Consolidated Statement of Operations (Unaudited) for the six months ended June 30, 1997 and 1998.........       F-19
Consolidated Statement of Cash Flows (Unaudited) for the six months ended June 30, 1997 and 1998.........       F-20
Notes to Consolidated Financial Statements (Unaudited)...................................................       F-21

13 RADIO CORPORATION
Report of Independent Certified Public Accountants.......................................................       F-27
Balance Sheets as of December 31, 1996 and 1997..........................................................       F-28
Statements of Operations and Accumulated Deficit for the Pre-Acquisition year ended December 31, 1996 and
  the Post-Acquisition year ended December 31, 1997......................................................       F-29
Statements of Cash Flows for the Pre-Acquisition year ended December 31, 1996 and the Post-Acquisition
  year ended December 31, 1997...........................................................................       F-30
Notes to Consolidated Financial Statements...............................................................       F-31

ORO SPANISH BROADCASTING, INC.
Independent Auditors' Report.............................................................................       F-36
Independent Accountants' Report..........................................................................       F-37
Balance Sheets as of August 31, 1996 and 1997 and February 28, 1998......................................       F-38
Statements of Operations and Accumulated Deficit for the year ended August 31, 1996 and 1997 and for the
  six months ended February 28, 1997 and 1998............................................................       F-39
Statements of Cash Flows for the years ended August 31, 1996 and 1997 and for the six months ended
  February 28, 1997 and 1998.............................................................................       F-40
Notes to Financial Statements............................................................................       F-41

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
Radio Unica Corp.

    We have audited the accompanying consolidated balance sheets of Radio Unica Corp. and subsidiaries (a development stage company) as of December 31, 1996 and 1997, and the related consolidated statements of operations, changes in Series A redeemable cumulative preferred stock and stockholders' equity (deficit) and cash flows for the period from September 12, 1996 (inception) through December 31, 1996, the year ended December 31, 1997, and for the cumulative period from September 12, 1996 (inception) through December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of Radio Unica Corp. and subsidiaries (a development stage company) as of December 31, 1996 and 1997, and the results of their operations and their cash flows for the period from September 12, 1996 (inception) through December 31, 1996, the year ended December 31, 1997 and for the cumulative period from September 12, 1996 (inception) through December 31, 1997, in conformity with generally accepted accounting principles.

                                           /s/ Ernst & Young LLP

Miami, Florida
June 5, 1998

                               RADIO UNICA CORP.
                         (A DEVELOPMENT STAGE COMPANY)

                          CONSOLIDATED BALANCE SHEETS

                                                                                               DECEMBER 31,
                                                                                         -------------------------
                                                                                            1996         1997
                                                                                         ----------  -------------
ASSETS
Current assets:
  Cash and cash equivalents............................................................  $    5,000  $   1,126,862
  Prepaid expenses.....................................................................      --            554,000
  Radio broadcasting rights............................................................      --          2,650,000
                                                                                         ----------  -------------
Total current assets...................................................................       5,000      4,330,862

Property and equipment.................................................................      --          1,221,995
Advances to equity investee............................................................      --          1,016,590
Other assets...........................................................................      --            108,641
                                                                                         ----------  -------------
                                                                                         $    5,000  $   6,678,088
                                                                                         ----------  -------------
                                                                                         ----------  -------------

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable.....................................................................  $   --      $     354,120
  Accrued expenses.....................................................................      --            179,549
  Radio broadcasting rights obligation.................................................      --          2,385,000
  Notes payable to stockholders........................................................      --            365,000
                                                                                         ----------  -------------
Total current liabilities..............................................................      --          3,283,669

Commitments and contingencies

Series A redeemable cumulative preferred stock, $.01 par value, 450,000 shares authorized; none and 51,975 shares issued and outstanding in 1996 and 1997,
  respectively.........................................................................      --          5,316,990

Stockholders' equity (deficit):
  Common stock $.10 and $.01 par value in 1996 and 1997, respectively; 100,000 shares authorized; 3,000 and 5,250 shares issued and outstanding in 1996 and 1997,
    respectively.......................................................................         300             53
  Additional paid-in capital (deficiency)..............................................      44,700        (67,043)
  Deficit accumulated during the development stage.....................................     (40,000)    (1,855,581)
                                                                                         ----------  -------------
Total stockholders' equity (deficit)...................................................       5,000     (1,922,571)
                                                                                         ----------  -------------
                                                                                         $    5,000  $   6,678,088
                                                                                         ----------  -------------
                                                                                         ----------  -------------

                            See accompanying notes.

                               RADIO UNICA CORP.
                         (A DEVELOPMENT STAGE COMPANY)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                         FOR THE                     CUMULATIVE
                                                                       PERIOD FROM                      FROM
                                                                      SEPTEMBER 12,                 SEPTEMBER 12,
                                                                          1996                          1996
                                                                       (INCEPTION)   FOR THE YEAR    (INCEPTION)
                                                                         THROUGH         ENDED         THROUGH
                                                                      DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                                          1996           1997           1997
                                                                      -------------  -------------  -------------
Operating expenses:
  Selling, general and administrative expenses......................   $   --        $      31,124   $    31,124
  Network expenses..................................................       --              812,654       812,654
  Corporate expenses................................................        40,000         959,038       999,038
                                                                      -------------  -------------  -------------
                                                                            40,000       1,802,816     1,842,816
                                                                      -------------  -------------  -------------
Loss from operations................................................       (40,000)     (1,802,816)   (1,842,816)
Interest expense, net...............................................       --               12,765        12,765
                                                                      -------------  -------------  -------------
Net loss............................................................       (40,000)     (1,815,581)   (1,855,581)
Accrued dividends on Series A redeemable cumulative preferred
  stock.............................................................       --              119,490       119,490
                                                                      -------------  -------------  -------------
Net loss applicable to common shareholders..........................   $   (40,000)  $  (1,935,071)  $(1,975,071)
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
Net loss per common share applicable to common shareholders--basic
  and diluted.......................................................   $    (13.33)  $     (356.10)
                                                                      -------------  -------------
                                                                      -------------  -------------
Weighted average common shares outstanding--basic and diluted.......         3,000           5,434
                                                                      -------------  -------------
                                                                      -------------  -------------

                            See accompanying notes.

                               RADIO UNICA CORP.
                         (A DEVELOPMENT STAGE COMPANY)

 CONSOLIDATED STATEMENTS OF CHANGES IN SERIES A REDEEMABLE CUMULATIVE PREFERRED
                                     STOCK

                       AND STOCKHOLDERS' EQUITY (DEFICIT)

                                                                                  STOCKHOLDERS' EQUITY (DEFICIT)
                                               SERIES A          -----------------------------------------------------------------
                                         REDEEMABLE CUMULATIVE                                           DEFICIT
                                                                                         ADDITIONAL    ACCUMULATED
                                            PREFERRED STOCK           COMMON STOCK         PAID-IN     DURING THE
                                        -----------------------  ----------------------    CAPITAL     DEVELOPMENT
                                         SHARES       AMOUNT      SHARES      AMOUNT     (DEFICIENCY)     STAGE          TOTAL
                                        ---------  ------------  ---------  -----------  -----------  -------------  -------------
Balance at September 12, 1996.........     --      $    --          --       $  --        $  --       $    --        $    --
  Issuance of common stock............                               3,000         300       44,700                         45,000
  Net loss............................                                                                      (40,000)       (40,000)
                                        ---------  ------------  ---------  -----------  -----------  -------------  -------------
Balance at December 31, 1996..........     --           --           3,000         300       44,700         (40,000)         5,000
  Issuance of common stock............     --           --           7,000         700      454,300        --              455,000
  Conversion of Predecessor Company
    common stock to Radio Unica Corp.
    Series A redeemable cumulative
    preferred stock and common
    stock.............................      4,950       495,000     (9,500)       (995)    (494,005)       --             (495,000)
  Issuance of Series A redeemable
    cumulative preferred stock and
    common stock......................     47,025     4,702,500      4,750          48       47,452        --               47,500
  Accrued dividends in arrears on
    Series A redeemable cumulative
    preferred stock...................                  119,490                            (119,490)                      (119,490)
  Net loss............................     --           --          --          --           --          (1,815,581)    (1,815,581)
                                        ---------  ------------  ---------  -----------  -----------  -------------  -------------
Balance at December 31, 1997..........     51,975  $  5,316,990      5,250   $      53    $ (67,043)  $  (1,855,581) $  (1,922,571)
                                        ---------  ------------  ---------  -----------  -----------  -------------  -------------
                                        ---------  ------------  ---------  -----------  -----------  -------------  -------------

                            See accompanying notes.

                               RADIO UNICA CORP.
                         (A DEVELOPMENT STAGE COMPANY)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                         FOR THE
                                                                         PERIOD                      CUMULATIVE
                                                                          FROM                          FROM
                                                                      SEPTEMBER 12,                 SEPTEMBER 12,
                                                                          1996                          1996
                                                                       (INCEPTION)   FOR THE YEAR    (INCEPTION)
                                                                         THROUGH         ENDED         THROUGH
                                                                      DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                                          1996           1997           1997
                                                                      -------------  -------------  -------------
OPERATING ACTIVITIES
Net loss............................................................   $   (40,000)  $  (1,815,581)  $(1,855,581)
Adjustments to reconcile net loss to net cash used in operating activities:
  Change in assets and liabilities:
    Prepaid expenses................................................       --             (554,000)     (554,000)
    Radio broadcasting rights.......................................       --           (2,650,000)   (2,650,000)
    Other assets....................................................       --             (108,641)     (108,641)
    Accounts payable................................................       --              354,120       354,120
    Accrued expenses................................................       --              179,549       179,549
    Radio broadcasting rights obligation............................       --            2,385,000     2,385,000
                                                                      -------------  -------------  -------------
Net cash used in operating activities...............................       (40,000)     (2,209,553)   (2,249,553)
                                                                      -------------  -------------  -------------
INVESTING ACTIVITIES
Advances to equity investee.........................................       --           (1,016,590)   (1,016,590)
Acquisition of property and equipment...............................       --           (1,221,995)   (1,221,995)
                                                                      -------------  -------------  -------------
Net cash used in investing activities...............................       --           (2,238,585)   (2,238,585)
                                                                      -------------  -------------  -------------
FINANCING ACTIVITIES
Proceeds from notes payable to stockholders.........................       --              365,000       365,000
Proceeds from issuance of Series A redeemable cumulative preferred
  stock and common stock............................................        45,000       5,205,000     5,250,000
                                                                      -------------  -------------  -------------
Net cash provided by financing activities...........................        45,000       5,570,000     5,615,000
                                                                      -------------  -------------  -------------
Increase in cash and cash equivalents...............................         5,000       1,121,862     1,126,862
Cash and cash equivalents at beginning of year......................       --                5,000       --
                                                                      -------------  -------------  -------------
Cash and cash equivalents at end of year............................   $     5,000   $   1,126,862   $ 1,126,862
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

                            See accompanying notes.

                               RADIO UNICA CORP.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND PRESENTATION


    Radio Unica Corp., a Florida corporation incorporated on September 12, 1996 (Old Radio Unica), was merged into Radio Unica Corp. (Radio Unica), a Delaware corporation, on August 7, 1997. As a result of the merger, the investors of Old Radio Unica exchanged all of their common shares in Old Radio Unica for 500 shares of common stock and 4,950 shares of preferred stock of Radio Unica, the surviving corporation. The merger was accounted for as a combination of entities under common control in a manner similar to a pooling. Radio Unica, together with its subsidiaries (collectively, the Company), is a development stage company organized for the purpose of producing, broadcasting and distributing Spanish-language radio programming in the United States.


    On August 11, 1997, Warburg, Pincus Ventures, L.P. (WPV) entered into a Securities Purchase Agreement with Radio Unica for the purchase of common and Series A redeemable cumulative preferred stock of Radio Unica. At December 31, 1997, WPV had acquired a 90.5% ownership interest in the Company's common and Series A redeemable cumulative preferred stock in exchange for $4,750,000.

    The Company launched its network on January 5, 1998 and began broadcasting programming to radio broadcast stations that it operates and to affiliated stations in the United States; and subsequently, the Company was no longer in the development stage.

2. SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of Radio Unica and its subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. The Company accounts for investments in 20% to 50% owned companies and for investments in over 50% owned companies over which the Company does not have control under the equity method of accounting.

CASH EQUIVALENTS

    The Company defines as cash equivalents all highly liquid temporary investments with a maturity of three months or less at the time of purchase.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is recorded on a straight-line basis over the estimated useful lives of the related assets, which range from 3 to 10 years. Leasehold improvements are capitalized and amortized over their estimated useful lives or the remaining life of the lease, whichever is shorter. The Company placed a majority of its property and equipment into service on or about December 31, 1997; therefore, there was no depreciation expense recorded for the period from September 12, 1996 (inception) through December 31, 1996 and for the year ended December 31, 1997.

ACCOUNTING FOR THE IMPAIRMENT OF LONG LIVED ASSETS


    The Company accounts for the impairment of long lived assets under the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG LIVED ASSETS. SFAS No. 121 requires impairment losses to be recorded on long-lived assets when indications of impairment are

                               RADIO UNICA CORP.
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. The Company has not recorded any impairment losses.


INCOME TAXES


    The Company accounts for income taxes under the provisions of SFAS No. 109, ACCOUNTING FOR INCOME TAXES. Prior to August 7, 1997, the Company, with the consent of its shareholders, elected S Corporation treatment for the Company. As a result, the shareholders of the Company were taxed on their proportionate share of the Company's taxable income. Accordingly, no provision or credit for federal income tax amounts has been included in the consolidated financial statements for the period prior to August 7, 1997. On August 7, 1997, upon the merger of Old Radio Unica into Radio Unica, the Company became a C Corporation.


    Deferred income tax assets and liabilities are determined based upon differences between the financial statements and income tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of the tax assets will not be realized.

ACCOUNTING FOR STOCK OPTIONS

    SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, became effective January 1, 1996. The new standard defines a fair value method of accounting for issuance of stock options and other equity instruments. Under the fair value method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period, which is usually the vesting period. Pursuant to SFAS No. 123, companies are encouraged, but are not required, to adopt the fair value method of accounting for employee stock-based transactions.

    Companies are also permitted to continue to account for such transactions under Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES (APB Opinion No. 25), but are required to disclose in a note to the consolidated financial statements pro forma net income (loss) as if the Company had applied the new method of accounting.

    The Company applies APB Opinion No. 25 and related interpretations in accounting for its employee stock-based transactions and has complied with the disclosure requirements of SFAS No. 123.

ADVERTISING EXPENSE

    The Company expenses advertising costs as incurred. Advertising expense for the period ended December 31, 1996 and the year ended December 31, 1997 amounted to approximately $1,500 and $82,000, respectively.

ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate fair value because of their short duration to maturity. The carrying amounts of the

                               RADIO UNICA CORP.
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) notes payable to stockholders approximate fair value because the interest rates approximate the Applicable Federal Rate.

USE OF ESTIMATES

    The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Accordingly, actual results could differ from those reported.

LOSS PER SHARE

    In 1997, the Company retroactively adopted SFAS No. 128, EARNINGS PER SHARE. SFAS No. 128 replaced the calculation of primary and fully diluted earnings per share (EPS) with basic and diluted EPS. For the period from September 12, 1996 (inception) through December 31, 1996 and for the year ended December 31, 1997, there is no difference between the basic and diluted EPS calculation.

    Net income per common share is calculated using the weighted average number of common shares for the basic EPS presentation, and the weighted average number of common and common equivalent shares for the diluted EPS presentation, outstanding during the respective periods. For the period from September 12, 1996 (inception) through December 31, 1996 and for the year ended December 31, 1997, no incremental shares related to the Series A redeemable cumulative preferred stock or stock options are included because the effect would be antidilutive.

COMPREHENSIVE INCOME

    In June 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 130, REPORTING COMPREHENSIVE INCOME. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in financial statements. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier periods provided for comparative purposes is required. The Company is in the process of evaluating the disclosure requirements of SFAS No. 130. The adoption of SFAS No. 130 is not expected to have an impact on the Company's consolidated statement of operations, financial condition or cash flows.

3. RADIO BROADCASTING RIGHTS AGREEMENT


    On July 30, 1997, the Company entered into a Radio Broadcasting Rights Agreement (Rights Agreement) with Univision Network Limited Partnership (Univision) for the 1998 World Cup Soccer Championship (1998 World Cup). This agreement grants the Company exclusive Spanish-language radio broadcast rights in the United States for the 1998 World Cup. The purchase price for these rights is $2,650,000, of which $265,000 was paid in advance as a deposit to Univision. The Company will amortize the cost of the Rights Agreement as revenue for the 1998 World Cup is earned. WPV arranged for the issuance of a letter of credit in the amount of $2,385,000 to Univision on behalf of the Company to secure the payments under the agreement. In the event that this letter of credit is exercised, the amounts drawn will be treated as capital contributions.

                               RADIO UNICA CORP.
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

3. RADIO BROADCASTING RIGHTS AGREEMENT (CONTINUED)
    At December 31, 1997, payment obligations under the Rights Agreement are as follows:

May 11, 1998....................................................  $ 795,000
June 30, 1998...................................................    795,000
August 11, 1998.................................................    795,000
                                                                  ---------
                                                                  $2,385,000
                                                                  ---------
                                                                  ---------

4. PROPERTY AND EQUIPMENT

    Property and equipment consists of the following:

                                                                   USEFUL          DECEMBER 31,
                                                                    LIVES     -----------------------
                                                                   (YEARS)      1996         1997
                                                                 -----------  ---------  ------------
Broadcast equipment............................................       7       $  --      $    867,735
Leasehold improvements.........................................      10          --           147,759
Office equipment, computers & software.........................      3-5         --           146,804
Furniture & fixtures...........................................       5          --            59,697
                                                                              ---------  ------------
                                                                              $  --      $  1,221,995
                                                                              ---------  ------------
                                                                              ---------  ------------

5. ADVANCES TO EQUITY INVESTEE


    On October 27, 1997, the Company obtained 49.9% (499 common shares) of the ownership and voting rights of Blaya, Inc., a newly formed company, for $0.01 per share. The remaining ownership interest was held by one of the stockholders of the Company. The Company accounts for this investment under the equity method.


    On December 24, 1997, Blaya, Inc. entered into an asset purchase agreement with 13 Radio Corporation (13 Radio), a CBS Broadcasting (CBS) subsidiary, to acquire Houston radio station KXYZ -- AM, for a cash purchase price of $6.4 million (the Acquisition). In connection with this Acquisition, the Company advanced $1,016,590 to Blaya, Inc., which is reflected as advances to equity investee at December 31, 1997. Also on December 24, 1997, Blaya, Inc. entered into a Time Brokerage Agreement (TBA) with 13 Radio effective as of January 5, 1998. The TBA made available to Blaya, Inc. substantially all of the broadcasting time of the station, pending the completion of the Acquisition, which was subject to Federal Communication Commission (FCC) consent. The fee for this broadcasting time is $165,000 per quarter. The Company began operating the station under its TBA on January 5, 1998. Blaya, Inc. did not have any operations during 1997.


    On March 6, 1998, the Company acquired 800 shares of Blaya, Inc.'s Class B common stock, representing 49.9% of the voting rights and 80% of the economic ownership rights in Blaya, Inc., in exchange for its 499 shares of common stock in Blaya, Inc. and $640,000. On the same day, the Company loaned the majority voting stockholder of Blaya, Inc. $160,000 in exchange for a 10 year 9% promissory note. These proceeds were used by the majority voting stockholder (together with the surrender of the shares of Blaya, Inc's common shares then held by him) to purchase 200 shares of Blaya, Inc.'s Class A common stock representing 50.1% of the voting rights and 20% of the ownership rights in Blaya, Inc. In

                               RADIO UNICA CORP.
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5. ADVANCES TO EQUITY INVESTEE (CONTINUED) connection with this equity investment, the stockholders of Blaya, Inc. entered into a stockholders agreement which provides the Company the first right of refusal if the majority voting stockholder decides to sell any interest in Blaya, Inc.

    On March 10, 1998, the Company entered into a promissory note payable of $5.7 million with Blaya, Inc. On March 11, 1998, the proceeds were used to complete the Acquisition with 13 Radio and to pay related closing costs. The promissory note payable bears interest at 9% compounded quarterly and payable annually. The entire principal amount outstanding under the promissory note payable shall be due and payable in full on the earliest to occur of (i) the termination of the TBA, (ii) fifteen days following the date when 50% of the voting stock is transferred to any party or substantially all the assets of Blaya, Inc. are sold, or (iii) March 10, 2008. The promissory note payable is secured by substantially all of the assets of Blaya, Inc.


    Summary financial information for Blaya, Inc., which is accounted for under the equity method, follows:



                                                                                  DECEMBER 31,
                                                                                      1997
                                                                                  ------------
Current assets..................................................................   $1,000,000
Total assets....................................................................    1,016,590
Current liabilities.............................................................    1,016,580
Stockholders' equity............................................................           10



    Blaya, Inc. had no operations for the year ended December 31, 1997.


6. NOTES PAYABLE TO STOCKHOLDERS

    On July 15, 1997, the Company entered into promissory notes payable with several stockholders amounting to $100,000. The promissory notes payable are due on demand and bear interest at 9%.

    On July 24, 1997, the Company entered into a promissory note payable with WPV amounting to $265,000. The promissory note payable is due on demand and bears interest at 8%. The funds provided by this promissory note payable were applied as a deposit on the Rights Agreement.

7. INCOME TAXES


    Concurrent with the August 7, 1997 merger of Old Radio Unica with and into the Company, Old Radio Unica's S corporation election was terminated. Thereafter, the Company became subject to corporate income taxes. The Company had no income tax expense or benefit for the period from September 12, 1996 through December 31, 1996 and for the year ended December 31, 1997.

                               RADIO UNICA CORP.
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

7. INCOME TAXES (CONTINUED)

HISTORICAL



    The difference between the federal statutory income tax rate of 34% and the effective income tax rate are summarized below:



                                                                             YEARS ENDED
                                                                            DECEMBER 31,
                                                                       -----------------------
                                                                          1997         1996
                                                                       -----------  ----------
Tax benefit at federal statutory rate................................  $  (493,823) $   --
State income tax benefit, net of federal benefit.....................      (52,375)     --
Permanent differences................................................        3,259      --
Other................................................................       (7,924)     --
Valuation allowance..................................................      550,863      --
                                                                       -----------  ----------
                                                                       $   --       $   --
                                                                       -----------  ----------
                                                                       -----------  ----------



    Significant components of the Company's net deferred income taxes are as follows:



                                                                            DECEMBER 31,
                                                                       -----------------------
                                                                          1997         1996
                                                                       -----------  ----------
Deferred tax assets:
Depreciation.........................................................  $     7,924  $   --
Net operating loss carryforward......................................      542,939      --
                                                                       -----------  ----------
Total deferred tax asset.............................................      550,863      --
Valuation allowance..................................................     (550,863)     --
                                                                       -----------  ----------
Net deferred tax asset...............................................  $   --       $   --
                                                                       -----------  ----------
                                                                       -----------  ----------



PRO FORMA



    The difference between the federal statutory income tax rate of 34% and the effective income tax rate are summarized below assuming the Company was a C corporation for the periods presented:



                                                                             YEARS ENDED
                                                                            DECEMBER 31,
                                                                       -----------------------
                                                                          1997         1996
                                                                       -----------  ----------
Tax benefit at federal statutory rate................................  $  (617,298) $  (13,600)
State income taxes, net of federal benefit...........................      (65,392)     (1,422)
Permanent differences................................................        4,810         280
Valuation allowance..................................................      677,880      14,742
                                                                       -----------  ----------
                                                                       $   --       $   --
                                                                       -----------  ----------
                                                                       -----------  ----------


    SFAS No. 109 requires a valuation allowance to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. After consideration of all the evidence, both positive and negative, management has determined that a $550,863 valuation allowance at December 31, 1997 is necessary to reduce the deferred tax assets to the amount that will more likely than not be realized. The net carrying value of the deferred

                               RADIO UNICA CORP.
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

7. INCOME TAXES (CONTINUED)
tax assets at December 31, 1997 is zero. The change in the valuation allowance for the year ended December 31, 1997 is $550,863. At December 31, 1997, the Company has available net operating loss carryforwards of $1,442,836, which expire in the year 2012. Had the Company not been taxed as an S Corporation, it would have had available net operating loss carryforwards of $39,175 and $1,819,554 at December 31, 1996 and 1997, respectively, expiring in years 2011 and 2012, respectively. The related deferred tax assets of approximately $15,000 and $690,000 at December 31, 1996 and 1997, respectively, would have been entirely offset by valuation allowances reducing the carrying values of such deferred tax assets to zero, since it is more likely than not that they will not be realized.

8. SERIES A REDEEMABLE CUMULATIVE PREFERRED STOCK

    The Company has 450,000 authorized shares of redeemable, 10% cumulative, nonconvertible, voting, Series A Preferred Stock (the Preferred Stock), $.01 par value, of which none and 51,975 shares were issued and outstanding at December 31, 1996 and 1997, respectively. If and when dividends are declared by the Board of Directors, holders of the Preferred Stock shall be entitled to receive cumulative dividends at the rate of 10% per annum. Each share of Preferred Stock shall be entitled to ten votes per share on all matters upon which common stockholders are entitled to vote (one vote per common share) and have a redemption price of $100 per share, together with accrued and unpaid dividends thereon. Redemption of the Preferred Stock is at the option of the holders for any or all the outstanding shares upon the occurrence of (i) a change in control, (ii) an initial public offering or (iii) on August 6, 2007. In the event of any liquidation, dissolution or winding up of the affairs of the Company, holders of Preferred Stock shall be paid the redemption price plus all accrued dividends to the date of liquidation, dissolution or wind up of affairs before any payment to other stockholders. Accrued dividends in arrears of $119,490, as of December 31, 1997, are included in the redemption value of the Preferred Stock.

9. STOCK OPTION PLAN

    On August 8, 1997, the Company adopted the 1997 Stock Option Plan (the Plan) which provides for the granting of incentive stock options to purchase shares of the Company's common stock to officers, directors and key employees responsible for the direction and management of the Company and to non-employee consultants and independent contractors. At December 31, 1997, the Company reserved 20,000 shares of its common stock for issuance under the Plan. The vesting period and the terms of the incentive stock options granted are established by a Committee of the Board of Directors (the Committee). The incentive stock options expire no later than ten years from the date of grant. Upon the adoption of the Plan, the Company granted options to its employees to purchase 7,700 shares of its common stock. Of the 7,700 options granted, 1,800 vested immediately, 1,200 vest ratably over a five year period and 1,700 vest upon the attainment of certain performance goals as determined by the Committee. The exercise price of these incentive stock options is $10 per share which was determined by the Committee to be the fair value at the date of grant. As a result, no compensation cost has been recognized under the provisions of APB Opinion No. 25. The remaining 3,000 incentive stock options vest upon the attainment of specified return on equity targets and have a variable exercise price per share based on a formula which is triggered upon the occurrence of certain events. There were no options granted by the Company prior to the adoption of this plan.

                               RADIO UNICA CORP.
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

    The Company has adopted the disclosure-only provisions of SFAS No. 123. Accordingly, no compensation cost has been recognized for the Plan. Had compensation cost for the Plan been determined based on the fair value of the stock options on the grant date for the award issued in 1997 consistent with the provisions of SFAS No. 123, the Company's net loss and EPS would have been reduced to the pro forma amounts indicated below:

                                                                                 DECEMBER 31,
                                                                                     1997
                                                                                 -------------
Net loss applicable to common shareholders--pro forma..........................  $  (1,938,551)
Basic and diluted loss per share applicable to common shareholders-- pro
  forma........................................................................  $     (356.74)

    The fair value of each option grant is estimated on the date of grant using the minimum value fair value model with the following weighted-average assumptions used for grants in 1997: dividend yield of 0.0%; risk-free interest rate of 6.00% and average expected life of five years.

    At December 31, 1997, the weighted average exercise price of the options outstanding is $10.00, the weighted average fair value of the options granted during 1997 is $2.59 and the weighted average remaining contractual life of those options is four years. No options were exercised, forfeited or expired during the year ended December 31, 1997.

10. COMMITMENTS

LOTUS OXNARD CORP. TIME BROKERAGE AGREEMENTS

    On October 31, 1997, the Company entered into a TBA with Lotus Oxnard Corp. (Lotus) to operate Simi Valley, CA radio station KVCA, effective January 5, 1998. Simultaneous with the TBA, the Company entered into an escrow agreement whereby the Company provided a $2.5 million escrow account deposit on January 5, 1998 to secure compliance with the TBA terms. In addition to the TBA and escrow agreement, the Company entered into an asset purchase option agreement with Lotus which provides an option to purchase the assets of KVCA, including its broadcasting license, from Lotus. This purchase option is exercisable at any time from June 24, 2001 through and including September 30, 2001. The TBA shall end upon the earliest to occur of (i) the closing or termination as defined in the asset purchase option agreement or (ii) December 31, 2001.


    On October 31, 1997, the Company entered into a TBA with Lotus to operate San Antonio radio station KZDC, effective January 5, 1998. Simultaneous with the TBA, the Company entered into an asset purchase option agreement with Lotus which provides an option to purchase the assets of KZDC, including its broadcastxing license, from Lotus, which is exercisable at any time from June 24, 2001 through and including September 30, 2001.

                               RADIO UNICA CORP.
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

10. COMMITMENTS (CONTINUED)
    The future minimum payments under the Lotus TBAs are as follows:

1998............................................................  $1,650,000
1999............................................................  2,425,000
2000............................................................  2,650,000
2001............................................................  2,875,000
                                                                  ---------
                                                                  $9,600,000
                                                                  ---------
                                                                  ---------

    The Company leases office space, broadcasting studios and certain equipment under operating leases, which expire at various dates through September 2007. Certain leases contain renewal options and provide for base rental payments plus escalation charges for real estate taxes and operating expenses.

    At December 31, 1997, future minimum lease payments under such leases are as follows:

1998............................................................  $ 432,000
1999............................................................    445,000
2000............................................................    458,000
2001............................................................    392,000
2002............................................................    400,000
Thereafter......................................................    458,000
                                                                  ---------
                                                                  $2,585,000
                                                                  ---------
                                                                  ---------

    Total rent expense for the year ended December 31, 1997 amounted to $109,000. There was no rent expense for the period ended December 31, 1996.


11. SUMMARIZED FINANCIAL INFORMATION



    The securities that may be issued under a debt offering contemplated by the Company will be guaranteed by all of the Company's Domestic Restricted Subsidiaries on a full, unconditional, joint and several basis. The financial statements of the subsidiary guarantors are omitted as management has determined that separate financial statements and other disclosures concerning the subsidiaries are not material to investors.



    Summarized financial information of guarantor subsidiaries are as follows:



                                                                     AS OF OR FOR THE
                                                                 YEAR ENDED DECEMBER 31,
                                                               ----------------------------
                                                                   1997           1996
                                                               -------------  -------------
Total assets.................................................  $   6,678,088       --
Total liabilities (including due to parent of $514,730)......      3,798,399       --
Net revenues.................................................       --             --
Operating expenses...........................................      1,641,592       --
Net loss.....................................................     (1,654,357)      --

                               RADIO UNICA CORP.
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


12. SUBSEQUENT EVENTS


ISSUANCE OF CAPITAL STOCK

    On January 5, 1998, WPV purchased an additional 148,500 shares of preferred stock and 15,000 shares of common stock in exchange for $15,000,000. This transaction increased WPV's ownership interest in the Company to 97.5%.

TIME BROKERAGE AGREEMENT AND PURCHASE OF WNMA--AM AND WCMQ--AM MIAMI

    On January 26, 1998, the Company entered into an asset purchase agreement with One-on-One Sports License of Florida L.L.C. and One-on-One Sports Radio of Florida L.L.C to acquire Miami radio stations WNMA--AM and WCMQ--AM for a cash purchase price of $9.0 million. The Company funded a $1.0 million escrow account in conjunction with this transaction. The Company operated the stations under a TBA for a monthly fee of $72,500 until May 13, 1998.

    On May 13, 1998, upon receiving the FCC's consent to transfer the broadcasting licenses, the Company completed the acquisition of certain assets of One-on-One Sports License of Florida L.L.C. and One-on-One Sports Radio of Florida L.L.C. for $9 million pursuant to the asset purchase agreement dated January 26, 1998.

TIME BROKERAGE AGREEMENT AND PURCHASE OF KIQI--AM SAN FRANCISCO

    On February 20, 1998, the Company entered into a stock purchase agreement with Oro Spanish Broadcasting, Inc. to acquire San Francisco radio station KIQI--AM for $12 million. The purchase price is comprised of a $6 million cash payment and a $6 million promissory note payable. The promissory note payable bears interest at 8% and is payable monthly. The entire principal amount outstanding under the promissory note payable, shall be due and payable in full on the earliest to occur of (i) the fifth anniversary of the closing date or
(ii) fifteen days following the date on which all of the issued and outstanding stock of the Company, or substantially all the assets of the Company, are sold to a nonaffiliate. The Company funded a $1 million escrow account in conjunction with this transaction. The Company operated the station under a TBA for a monthly fee of $58,000 from March 2, 1998 to April 30, 1998.

    On April 30, 1998, upon receiving the FCC's consent to transfer the broadcasting license, the Company completed the acquisition of all the common stock of Oro Spanish Broadcasting, Inc. for $11.5 million. In connection with this acquisition, the Company entered into a five year non-compete agreement with the seller for $500,000.

TIME BROKERAGE AGREEMENT FOR KDFT--AM DALLAS

    On April 27, 1998, the Company entered into a TBA with The Freedom Network, Inc. to operate the Dallas radio station KDFT-AM through May 18, 2000 for a monthly fee of $44,786 and $56,546 through May 18, 1999 and 2000, respectively. An advance payment of $146,903 was made to The Freedom Network, Inc. in connection with the execution of the TBA.

ASSET PURCHASE AGREEMENT FOR KBLA--AM LOS ANGELES

    On May 20, 1998, the Company entered into an asset purchase agreement with Sinclair Radio of Los Angeles, Inc. and Sinclair Radio of Los Angeles Licensee, Inc. to acquire certain assets of the Los Angeles radio station KBLA-AM for $21 million. The transaction is expected to be finalized and the transfer of the broadcasting license is expected to be completed once the FCC's consent to transfer the broadcasting license is received.

                               RADIO UNICA CORP.
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


12. SUBSEQUENT EVENTS (CONTINUED)

PROMISSORY NOTES

    In April and May 1998, the Company entered into promissory notes payable to WPV in the aggregate amount of $21 million. Such notes bear interest at 10% per annum and are due on demand.

CONVERSION OF NOTES PAYABLE TO STOCKHOLDERS

    On April 17, 1998 the Company converted $365,000 in notes payable to stockholders plus accrued interest of $22,323 into 3,835 shares of Series A redeemable cumulative preferred stock and 387 shares of common stock valued at $383,450 and $3,873, respectively.

TIME BROKERAGE AGREEMENT FOR WBAH--AM NEW YORK

    On June 1, 1998, the Company entered into a TBA with Children's Radio of New York, Inc. for substantially all of the broadcast time on the New York radio station WBAH -AM through August 31, 1998 in exchange for a fee in the amount of $175,000.

                               RADIO UNICA CORP.



                           CONSOLIDATED BALANCE SHEET



                                 JUNE 30, 1998



                                  (UNAUDITED)



  ASSETS
  Current assets:
    Cash and cash equivalents..................................................  $  692,315
    Restricted cash............................................................   4,600,000
    Accounts receivable, net...................................................   1,957,539
    Prepaid expenses...........................................................     143,094
    Radio broadcasting rights..................................................     897,812
                                                                                 ----------
  Total current assets.........................................................   8,290,760

  Property and equipment, net..................................................   4,342,651
  Covenant not to compete......................................................     483,334
  Goodwill.....................................................................   4,066,019
  Broadcast licenses...........................................................  20,175,092
  Investments and advances to equity investee..................................   6,467,847
  Other assets.................................................................     688,384
                                                                                 ----------
                                                                                 $44,514,087
                                                                                 ----------
                                                                                 ----------
  LIABILITIES AND STOCKHOLDERS' DEFICIT
  Current liabilities:
    Accounts payable...........................................................  $1,250,187
    Accrued expenses...........................................................   1,679,078
    Radio broadcasting rights obligation.......................................     795,000
    Deferred revenue...........................................................     369,000
    Note payable to stockholders...............................................   6,795,000
                                                                                 ----------
  Total current liabilities....................................................  10,888,265

  Note payable.................................................................   6,000,000
  Deferred tax liability.......................................................   4,088,735

  Commitments and contingencies
  Series A redeemable cumulative preferred stock, $.01 par value, 450,000 shares authorized; 355,175 issued and oustanding...........................  36,639,969

  Stockholders' deficit:
    Common stock $.01 par value; 100,000 shares authorized; 35,876
      issued and outstanding...................................................         359
    Capital deficiency.........................................................    (764,101)
    Accumulated deficit........................................................  (12,339,140)
                                                                                 ----------
  Total stockholders' deficit..................................................  (13,102,882)
                                                                                 ----------
                                                                                 $44,514,087
                                                                                 ----------
                                                                                 ----------



   The accompanying notes are an integral part of these financial statements.

                               RADIO UNICA CORP.



                      CONSOLIDATED STATEMENT OF OPERATIONS



                                  (UNAUDITED)



                                                                                       SIX MONTHS ENDED
                                                                                           JUNE 30,
                                                                                  ---------------------------
                                                                                       1998          1997
                                                                                  --------------  -----------
Net revenue.....................................................................  $    3,463,962
Operating expenses:
  Direct operating expenses.....................................................         888,374      --
  Selling, general and administrative expenses..................................       4,347,004      --
  Network expenses..............................................................       6,883,006      --
  Corporate expenses............................................................       1,306,525      440,338
  Depreciation and amortization.................................................         372,144      --
                                                                                  --------------  -----------
                                                                                      13,797,053      440,338
                                                                                  --------------  -----------
Loss from operations............................................................     (10,333,091)    (440,338)
Other income (expense):
  Interest expense..............................................................        (465,402)     --
  Interest income...............................................................         312,052      --
  Equity in earnings of equity investee.........................................           2,882      --
                                                                                  --------------  -----------
                                                                                        (150,468)     --
                                                                                  --------------  -----------
Net loss........................................................................     (10,483,559)    (440,338)
Accrued dividends on Series A redeemable cumulative preferred stock.............       1,003,014      --
                                                                                  --------------  -----------
Net loss applicable to common shareholders......................................  $  (11,486,573) $  (440,338)
                                                                                  --------------  -----------
                                                                                  --------------  -----------
Net loss per common share applicable to common shareholders--basic and
  diluted.......................................................................  $      (569.71) $    (67.94)
                                                                                  --------------  -----------
                                                                                  --------------  -----------
Weighted average common shares outstanding--basic and diluted...................          20,162        6,481
                                                                                  --------------  -----------
                                                                                  --------------  -----------



   The accompanying notes are an integral part of these financial statements.

                               RADIO UNICA CORP.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                  (UNAUDITED)


                                                                                            SIX MONTHS ENDED
                                                                                                JUNE 30,
                                                                                       ---------------------------
                                                                                            1998          1997
                                                                                       --------------  -----------
OPERATING ACTIVITIES
Net loss.............................................................................  $  (10,483,559) $  (440,338)
Adjustments to reconcile net loss to net cash used in operating activities:
  Depreciation and amortization......................................................         372,144      --
  Equity in loss of equity investee..................................................          (2,882)     --
  Interest on notes payable paid with the issuance of capital stock..................         261,227      --
  Change in assets and liabilities:
    Accounts receivable..............................................................      (1,861,490)     --
    Prepaid expenses.................................................................         435,331      --
    Radio broadcasting rights........................................................       1,752,188      --
    Other assets.....................................................................        (416,143)     (19,400)
    Accounts payable.................................................................         879,169      --
    Accrued expenses.................................................................       1,390,057      --
    Radio broadcasting rights obligation.............................................      (1,590,000)     --
    Deferred revenue.................................................................         369,000      --
                                                                                       --------------  -----------
Net cash used in operating activities................................................      (8,894,958)    (459,738)
                                                                                       --------------  -----------

INVESTING ACTIVITIES
Acquisition of property and equipment................................................      (2,594,093)     --
Restricted cash-escrow account.......................................................      (4,600,000)     --
Investments and advances to equity investee..........................................      (5,448,375)     --
Note receivable from stockholder.....................................................        (163,600)     --
Investment in WNMA-AM Miami..........................................................      (9,317,000)     --
Investment in KIQI-AM San Francisco..................................................      (6,211,521)     --
                                                                                       --------------  -----------
Net cash used in investing activities................................................     (28,334,589)     --
                                                                                       --------------  -----------

FINANCING ACTIVITIES
Proceeds from issuance of Series A redeemable cumulative preferred stock and common
  stock..............................................................................      15,000,000      455,000
Proceeds from issuance of note payable to stockholder................................      21,795,000
                                                                                       --------------  -----------
Net cash provided by financing activities............................................      36,795,000      455,000
                                                                                       --------------  -----------

Net decrease in cash and cash equivalents............................................        (434,547)      (4,738)
Cash and cash equivalants at beginning of period.....................................       1,126,862        5,000
                                                                                       --------------  -----------
Cash and cash equivalents at end of period...........................................  $      692,315  $       262
                                                                                       --------------  -----------
                                                                                       --------------  -----------
Supplemental disclosures of cash flow information:
  Note payable issued in connection with the acquisition of KIQI-AM in
    San Francisco....................................................................  $    6,000,000  $   --
                                                                                       --------------  -----------
                                                                                       --------------  -----------



   The accompanying notes are an integral part of these financial statements.

                               RADIO UNICA CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

1. BASIS OF PRESENTATION


    The accompanying unaudited consolidated condensed financial statements of Radio Unica Corp. and subsidiaries (the "Company") for the periods indicated herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission and in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 1998 and 1997 are not necessarily indicative of the results that may be expected for the year ended December 31, 1998. The consolidated financial statements include the accounts of the Company and all majority owned subsidiaries over which the Company has control. All significant intercompany accounts and transactions have been eliminated. For further information, refer to the Company's 1997 consolidated financial statements and notes thereto.



    Effective January 1, 1998, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income." SFAS No. 130 requires disclosure of comprehensive income in interim periods and additional disclosures of the components of comprehensive income on an annual basis. Comprehensive income includes all changes in equity during a period except those resulting from investments by and distributions to the Company's stockholders. For the six month period ended June 30, 1998, there was no difference between comprehensive loss and net loss.



2. ACQUISITIONS



    On January 26, 1998, the Company entered into an asset purchase agreement with One-on-One Sports License of Florida, L.L.C. and One-on-One Sports Radio of Florida, L.L.C. to acquire Miami radio stations WNMA-AM and WCMQ-AM for a cash purchase price of $9.0 million. On May 13, 1998, upon receiving the FCC's consent to transfer the broadcasting licenses, the Company completed the acquisitions. The Company operated the stations under a Time Brokerage Agreement ("TBA") for a monthly fee of $72,500 from February 1, 1998 to May 13, 1998.



    On February 20, 1998, the Company entered into a stock purchase agreement with Oro Spanish Broadcasting, Inc. to acquire San Francisco radio station KIQI-AM for $12 million. On April 30, 1998, upon receiving the consent of the FCC to transfer the broadcasting license, the Company completed the acquisition of all of the common stock of Oro Spanish Broadcasting, Inc. The purchase price was comprised of a $6 million cash payment and a $6 million promissory note payable. The promissory note payable bears interest at 8% and is payable monthly. On July 2, 1998, the Company revised certain terms and paid down $5.25 million against the promissory note payable. The remaining $750,000 is due on or before October 31, 1999. In connection with this acquisition, the Company entered into a five-year non-compete agreement with the seller. The Company operated the station under a TBA for a monthly fee of $58,000 from March 2, 1998 to April 30, 1998.



    On May 20, 1998, the Company entered into an asset purchase agreement to acquire the assets of Los Angeles radio station KBLA-AM with Sinclair Radio of Los Angeles, Inc. and Sinclair Radio of Los Angeles Licensee, Inc. for $21 million in cash. On July 30, 1998, upon receiving the FCC's consent to transfer the broadcasting licenses, the Company completed the acquisition.

                               RADIO UNICA CORP.

                                  (UNAUDITED)


2. ACQUISITIONS (CONTINUED)


    The pro forma unaudited results of operations of the Company for the six months ended June 30, 1998 and 1997 assuming the Oro Spanish Broadcasting, Inc. acquisition and the TBA and equity investment in Blaya, Inc. (see Note 3) had been consummated as of January 1, 1997 and assuming Blaya, Inc. had acquired 13 Radio as of January 1, 1997 are as follows:



                                                                       SIX MONTHS ENDED
                                                                            JUNE 30
                                                                 -----------------------------
                                                                      1998           1997
                                                                 --------------  -------------
Net revenue....................................................  $    3,463,962  $   1,924,366
                                                                 --------------  -------------

Net loss applicable to common shareholders.....................  $  (11,792,398) $  (1,126,215)
                                                                 --------------  -------------
Net loss per common share applicable to common
  shareholders--basic and diluted..............................  $      (584.88) $     (173.77)
                                                                 --------------  -------------
                                                                 --------------  -------------



3. INVESTMENTS AND ADVANCES TO EQUITY INVESTEE



    On October 27, 1997, the Company obtained 49.9% (499 common shares) of the ownership and voting rights of Blaya, Inc., a newly formed company, for $0.01 per share. The remaining ownership interest was held by one of the stockholders of the Company.



    On December 24, 1997, Blaya, Inc. entered into an asset purchase agreement with 13 Radio Corporation (13 Radio), a CBS Broadcasting (CBS) subsidiary, to acquire Houston radio station KXYZ-AM, for a cash purchase price of $6.4 million (the Acquisition). In connection with this Acquisition, the Company advanced $1,016,590 to Blaya, Inc., which is reflected in investments and advances to equity investee. Also on December 24, 1997, Blaya, Inc. entered into a TBA with 13 Radio effective as of January 5, 1998. The TBA made available to Blaya, Inc. substantially all of the broadcasting time of the station, pending the completion of the acquisition, which was subject to FCC consent. The Company entered into a TBA with Blaya, Inc. for substantially all of the broadcasting time of the station for a fee of $165,000 per quarter. The Company began operating the station under its TBA on January 5, 1998. Blaya, Inc. did not have any operations during 1997.



    On March 6, 1998, the Company acquired 800 shares of Blaya, Inc.'s Class B common stock, representing 49.9% of the voting rights and 80% of the economic ownership rights in Blaya, Inc., in exchange for its 499 shares of common stock in Blaya, Inc. and $640,000. On the same day, the Company loaned the majority voting stockholder of Blaya, Inc. $160,000 in exchange for a 10 year 9% promissory note. These proceeds were used by the majority voting stockholder (together with the surrender of the shares of Blaya, Inc.'s common shares then held by him) to purchase 200 shares of Blaya, Inc.'s Class A common stock representing 50.1% of the voting rights and 20% of the ownership rights in Blaya, Inc. In connection with this equity investment, the stockholders of Blaya, Inc. entered into a stockholders agreement that provides the Company the first right of refusal if the majority voting stockholder decides to sell any interest in Blaya, Inc. The Company accounts for its investment in Blaya, Inc. under the equity method of accounting since the minority owner of Blaya, Inc. has operating control of Blaya, Inc.



    On March 10, 1998, the Company entered into a promissory note payable of $5.7 million with Blaya, Inc. The proceeds were used to complete the asset purchase agreement with 13 Radio and to pay related closing costs. The promissory note payable bears interest at 9% compounded quarterly and payable

                               RADIO UNICA CORP.

                                  (UNAUDITED)


3. INVESTMENTS AND ADVANCES TO EQUITY INVESTEE (CONTINUED)


annually. The entire principal amount outstanding under the promissory note payable shall be due and payable in full on the earliest to occur of (i) the termination of the TBA, (ii) fifteen days following the date when 50% of the voting stock is transferred to any party or substantially all the assets of Blaya, Inc. are sold, or (iii) March 10, 2008. The promissory note payable is secured by substantially all of the assets of Blaya, Inc.



    On March 11, 1998, Blaya, Inc. completed the Acquisition of certain assets of 13 Radio for $6.4 million pursuant to the Asset Purchase Agreement dated December 24, 1997. The purchase price allocated to the Broadcast License as a result of the transaction (approximately $5.8 million) is being amortized over a 30 year period on a straight line basis.



    On June 9, 1998, the Company entered into a stock purchase agreement with the majority voting stockholder of Blaya, Inc. to purchase his remaining 50.1% voting rights and 20% ownership interest in Blaya, Inc. The transaction closed on September 11, 1998.



    Summary financial information for Blaya, Inc. which is accounted for under the equity method is as follows:



                                                                                    JUNE 30,
                                                                                      1998
                                                                                  ------------
Current assets..................................................................  $    352,027
Total assets....................................................................     6,910,174
Current liabilities.............................................................       406,008
Total liabilities...............................................................     6,106,008
Stockholders' equity............................................................       804,166
Net revenue.....................................................................       330,000
Gross Profit....................................................................       230,000
Net income......................................................................         4,166
Company's share of:
  Net assets....................................................................       643,333
  Net income....................................................................         2,882



4. SENIOR DISCOUNT NOTES AND SENIOR SECURED REVOLVING CREDIT FACILITY



SENIOR DISCOUNT NOTES



    On July 27, 1998, the Company sold in an unregistered offering to qualified institutional buyers and accredited institutional investors $158,088,000 aggregate principal amount at maturity of the Company's 11 3/4% Senior Discount Notes due August 1, 2006 (the "Notes"). Cash interest on the Notes will not accrue or be payable prior to August 1, 2002. Thereafter, cash interest will accrue at a rate of 11 3/4% per annum on the principal amount at maturity of the Notes through and including the maturity date and will be payable semi-annually on August 1 and February 1 of each year. In connection with this transaction, the Company received net proceeds of approximately $95 million after issuance expenses of approximately $5 million. The net proceeds will be used to fund existing and future acquisitions of radio stations, repay amounts borrowed under the Company's Revolving Credit Facility and for general working capital purposes.



    The Notes will be general senior unsecured obligations of the Company and will rank PARI PASSU in right of payment with all existing and future unsecured and unsubordinated indebtedness of the Company

                               RADIO UNICA CORP.

                                  (UNAUDITED)


4. SENIOR DISCOUNT NOTES AND SENIOR SECURED REVOLVING CREDIT FACILITY
                                                                     (CONTINUED)


and senior in right of payment to any subordinated indebtedness of the Company. The Notes are, unconditionally guaranteed, on a senior unsecured basis as to payment of principal, premium if any, and interest, jointly and severally by the Guarantors which consist of the Company's Domestic Restricted Subsidiaries, as defined. The Notes will be redeemable at any time and from time to time at the option of the Company, in whole or in part on or after August 1, 2002, plus accrued and unpaid interest thereon to the date of redemption. In addition, on or prior to August 1, 2001, the Company may redeem, at its option, up to 35% of the aggregate principal amount at maturity of the Notes with the net proceeds of one or more Equity Offerings, as defined, at 111.75% of the Accreted Value thereof, as defined, as long as Notes representing at least $65.0 million of the aggregate initial Accreted Value of the Notes originally issued remains outstanding after each such redemption and that such redemption occurs within 90 days of the closing of any such Equity Offering.



    Upon A Change of Control, as defined, the Company will be required to offer to repurchase the Notes at a purchase price equal to (i) 101% of the Accreted Value thereof, if the purchase date is on or prior to August 1, 2002, or (ii) 101% of the principal amount at maturity thereof, plus accrued and unpaid interest thereon, if any, to the purchase date, if such date is after August 1, 2002.



    The Notes restrict, among other things, the Company's ability to incur additional indebtedness, pay dividends or make certain other restricted payments, consummate certain asset sales, create liens on assets, enter into transactions with affiliates, make investments, loans or advances, consolidate or merge with or into any other person or convey, transfer or lease all or substantially all of its assets or change the business conducted by the Company.



SENIOR SECURED REVOLVING CREDIT FACILITY



    On July 8, 1998, the Company entered into a credit agreement for a senior secured revolving credit facility (the "Revolving Credit Facility") providing for up to $20.0 million of availability with Canadian Imperial Bank of Commerce ("CIBC"). The Revolving Credit Facility will mature on the earlier of 91 days before the first cash interest is due on the Notes or June 30, 2002. Amounts outstanding under the Revolving Credit Facility bear interest at a rate of either (i) the higher of CIBC's prime rate plus 1.25% or (ii) LIBOR plus 2.50%. The obligations under the Revolving Credit Facility are guaranteed by the Company and secured by substantially all of the assets of the Company. The Company will pay certain fees in connection with the Revolving Credit Facility, including a commitment fee of 0.50% per annum on the aggregate unused portion of the Revolving Credit Facility.



    The Revolving Credit Facility contains certain financial and operational covenants and customary events of default, including, among others, payment defaults and default in the performance of other covenants, breach of representations or warranties, cross-default to other indebtedness, certain bankruptcy or ERISA defaults, the entry of certain judgments against the Company or any subsidiary, and any security interest or guarantee that ceases to be in effect. The Revolving Credit Facility also provides that an event of default will occur upon the occurrence of a "change of control", as defined.



5. PROMISSORY NOTES PAYABLE



    In April, May and June 1998, the Company entered into four promissory notes payable to Warburg Pincus Ventures L.P. ("WPV") in the aggregate amount of approximately $21.8 million. Such notes bear interest at 10% per annum and are due on demand. On June 30, 1998, the Company converted $15 million

                               RADIO UNICA CORP.

                                  (UNAUDITED)


5. PROMISSORY NOTES PAYABLE (CONTINUED)


of the promissory notes payable to preferred stock (see Note 6). The Company paid the remaining $6.8 million on July 15, 1998.



6. PREFERRED AND COMMON STOCK



    On January 5, 1998, WPV purchased 148,500 shares of preferred stock and 15,000 shares of common stock in exchange for $15,000,000.



    On April 17, 1998, the Company converted $365,000 in notes payable to stockholders plus accrued interest of $22,323 into 3,835 shares of Series A redeemable cumulative preferred stock and 387 shares of common stock valued at $383,450 and $3,873, respectively.



    On June 30, 1998, the Company converted $15 million in promissory notes payable to WPV plus $238,904 in accrued interest into 150,865 shares of Series A redeemable cumulative preferred stock and 15,239 shares of common stock valued at $15,086,515 and $152,389, respectively.



7. COMMITMENTS



TIME BROKERAGE AGREEMENT FOR KDFT-AM DALLAS



    On April 27, 1998, the Company entered into a TBA with The Freedom Network, Inc. to operate the Dallas radio station KDFT-AM through May 18, 2000 for a monthly fee of $44,786 and $56,546 through May 18, 1999 and 2000, respectively. An advance payment of $146,903 was made to The Freedom Network, Inc. in connection with the execution of the TBA.



TIME BROKERAGE AGREEMENT FOR WBAH-AM NEW YORK



    On June 1, 1998, the Company entered into a TBA with Children's Radio of New York, Inc. for substantially all of the broadcast time on the New York radio station WBAH-AM through August 31, 1998 in exchange for a fee in the amount of $175,000.



TIME BROKERAGE AGREEMENT AND OPTION TO PURCHASE OF WYPA-AM CHICAGO



    On June 9, 1998, the Company entered into a TBA with Achievement Radio Holdings, Inc. for substantially all of the broadcast time on the Chicago radio station WYPA-AM for a monthly fee of $118,000 through June 8, 1999. The term of the TBA may be extended at the Company's option through June 9, 2000 (Renewal
Term). In addition to the TBA, the Company has an option to purchase the assets of WYPA-AM, which is exercisable from June 9, 1998 through June 9, 1999 and will be exercisable for the Renewal Term if the TBA is extended.



8. SUMMARIZED FINANCIAL INFORMATION



    The securities that may be issued under a debt offering contemplated by the Company will be guaranteed by all of the Company's Domestic Restricted Subsidiaries on a full, unconditional, joint and several basis. The financial statements of the subsidiary guarantors are omitted as management has determined that separate financial statements and other disclosures concerning the subsidiaries are not material to investors.

                               RADIO UNICA CORP.

                                  (UNAUDITED)


8. SUMMARIZED FINANCIAL INFORMATION (CONTINUED)


    Summarized financial information of guarantor subsidiaries are as follows:



                                                                    AS OF OR FOR THE
                                                               SIX MONTHS ENDED JUNE 30,
                                                              ----------------------------
                                                                  1998           1997
                                                              -------------  -------------
Total assets................................................  $  44,514,087       --
Total liabilities (including due to parent of $10,477,092)..     31,454,092       --
Net revenues................................................      3,463,962       --
Operating expenses..........................................     11,169,407       --
Net loss....................................................     (7,855,913)      --



9. SUBSEQUENT EVENTS



    See Note 2 in connection with the $5.25 million payment made towards the $6 million promissory note payable issued in connection with the acquisition of KIQI-AM San Francisco and the acquisition of KBLA-AM Los Angeles on July 30, 1998.



    See Note 4 in connection with the issuance of the Notes on July 27, 1998 and
Note 5 in connection with conversion and payments towards the promissory notes payable on July 15, 1998.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholder
13 Radio Corporation

    We have audited the accompanying balance sheets of 13 Radio Corporation as of December 31, 1996 and 1997, and the related statements of operations and accumulated deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of 13 Radio Corporation at December 31, 1996 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                                  /s/ Ernst & Young LLP

Miami, Florida
June 12, 1998

                              13 RADIO CORPORATION

                                 BALANCE SHEETS


                                                                                               DECEMBER 31
                                                                                        --------------------------
                                                                                            1996          1997
                                                                                        ------------  ------------
ASSETS
Current assets:
  Cash................................................................................  $    109,824  $    203,759
  Accounts receivable, net of allowance for doubtful accounts of $63,755 in 1996 and
    $138,953 in 1997..................................................................       241,531       195,167
  Other current assets................................................................         3,954         2,909
                                                                                        ------------  ------------
  Total current assets................................................................       355,309       401,835

Property and equipment, net...........................................................       868,582       846,403
Other assets..........................................................................        38,717        32,330
Broadcast license, net of accumulated amortization of $-0- in 1996 and $37,797 in
  1997................................................................................     1,511,888     1,474,091
Goodwill, net of accumulated amortization of $-0- in 1996
  and $7,573 in 1997..................................................................       302,938       295,365
                                                                                        ------------  ------------
Total assets..........................................................................  $  3,077,434  $  3,050,024
                                                                                        ------------  ------------
                                                                                        ------------  ------------
LIABILITIES AND PARENT'S EQUITY
Current liabilities:
  Accounts payable....................................................................  $      9,198  $     12,264
  Accrued expenses....................................................................        78,950       118,635
                                                                                        ------------  ------------
Total current liabilities.............................................................        88,148       130,899

Deferred tax liability................................................................       302,938       290,820

Commitments and contingencies

Parent's equity.......................................................................     2,686,348     2,628,305
                                                                                        ------------  ------------
Total liabilities and Parent's equity.................................................  $  3,077,434  $  3,050,024
                                                                                        ------------  ------------
                                                                                        ------------  ------------


                            See accompanying notes.

                              13 RADIO CORPORATION

                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

                                                                                                         POST
                                                                                     PRE-ACQUISITION ACQUISITION
                                                                                       YEAR ENDED     YEAR ENDED
                                                                                      DECEMBER 31,   DECEMBER 31,
                                                                                          1996           1997
                                                                                     --------------  ------------
Net revenue........................................................................   $  1,610,764    $1,606,201
Operating expenses:
  Direct expenses..................................................................        784,118       844,108
  Selling, general and administrative expenses.....................................      1,095,456     1,089,792
  Depreciation and amortization....................................................         81,020       105,088
                                                                                     --------------  ------------
                                                                                         1,960,594     2,038,988
                                                                                     --------------  ------------
Loss before income taxes...........................................................       (349,830)     (432,787)
Deferred income tax benefit........................................................        --            (12,118)
                                                                                     --------------  ------------
Net loss...........................................................................       (349,830)     (420,669)
Accumulated deficit at beginning of year...........................................     (3,902,056)       --
                                                                                     --------------  ------------
Accumulated deficit at end of year.................................................   $ (4,251,886)   $ (420,669)
                                                                                     --------------  ------------
                                                                                     --------------  ------------

                            See accompanying notes.

                              13 RADIO CORPORATION

                            STATEMENTS OF CASH FLOWS

                                                                                                         POST
                                                                                     PRE-ACQUISITION ACQUISITION
                                                                                       YEAR ENDED     YEAR ENDED
                                                                                      DECEMBER 31,   DECEMBER 31,
                                                                                          1996           1997
                                                                                     --------------  ------------
OPERATING ACTIVITIES
  Net loss.........................................................................   $   (349,830)   $ (420,669)
  Adjustments to reconcile net loss to net cash used by operating activities:
    Depreciation and amortization..................................................         81,020       105,088
    Provision for bad debts........................................................          2,473        69,654
    Deferred income taxes..........................................................        --            (12,118)
    Changes in operating assets and liabilities:
      Accounts receivable..........................................................           (387)      (23,290)
      Other current assets.........................................................         65,447         1,045
      Other assets.................................................................        (37,501)        6,387
      Accounts payable.............................................................         (2,934)        3,066
      Accrued expenses.............................................................       (109,966)       39,685
                                                                                     --------------  ------------
Cash used by operating activities..................................................       (351,678)     (231,152)
INVESTING ACTIVITY
Purchases of property and equipment................................................        (11,993)      (37,539)
                                                                                     --------------  ------------
Cash used by investing activity....................................................        (11,993)      (37,539)
FINANCING ACTIVITY
Net advances from Parent...........................................................        363,677       362,626
                                                                                     --------------  ------------
Cash provided by financing activity................................................        363,677       362,626
                                                                                     --------------  ------------
Increase in cash...................................................................              6        93,935
Cash at beginning of period........................................................        109,818       109,824
                                                                                     --------------  ------------
Cash at end of period..............................................................   $    109,824    $  203,759
                                                                                     --------------  ------------
                                                                                     --------------  ------------

                            See accompanying notes.

                              13 RADIO CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1997

1. NATURE OF BUSINESS AND BASIS OF PRESENTATION

NATURE OF BUSINESS

    13 Radio Corporation (13 Radio or the Company), a Delaware corporation and subsidiary of CBS Radio Group (CBS), operates Houston radio station KXYZ-AM. 13 Radio, produces, broadcasts and distributes Spanish-language radio programming in the Houston area.

    On December 24, 1997, 13 Radio entered into an asset purchase agreement with Blaya, Inc. whereby Blaya, Inc. acquired certain assets of 13 Radio for a cash purchase price of $6.4 million. On March 11, 1998, this transaction was completed upon receipt of the Federal Communication Commission's (FCC) consent to transfer the broadcast license from 13 Radio to Blaya, Inc.

ORGANIZATION AND BASIS OF PRESENTATION

    For the year ended December 31, 1996, the accounts of 13 Radio were included in the consolidated accounts of Infinity Broadcasting Corporation (Infinity) and were not presented as a separate reporting entity. Accordingly, the accounts included in the accompanying financial statements were carved out of Infinity's historical accounting records.

    On December 31, 1996, CBS completed its acquisition of all of the outstanding common stock of Infinity. The fair value of net assets acquired applicable to 13 Radio, including approximately $1.5 million allocated to 13 Radio's broadcast license, was $2.6 million. The fair value of the broadcast license is being amortized on a straight line basis over forty years. The acquisition was accounted for using the purchase method of accounting.

    For the year ended December 31, 1997, the accounts of 13 Radio were included in the consolidated accounts of CBS and were not presented as a separate reporting entity. Accordingly, the accounts included in the accompanying financial statements were carved out of CBS's historical accounting records.

    The accompanying statements of operations and accumulated deficit and cash flows for the year ended December 31, 1996 represents the results of 13 Radio when it was owned by Infinity, while the accompanying statements of operation and accumulated deficit and cash flows for the year ended December 31, 1997 represents the results of 13 Radio after it was acquired by CBS.

    The accompanying balance sheets at December 31, 1996 and 1997 represent the financial position of 13 Radio after it was acquired by CBS.

    The accompanying financial statements include costs allocated to 13 Radio by Infinity and CBS for certain functions and services they performed centrally. All allocations and estimates were based on assumptions Infinity's and CBS' management believed were reasonable in the circumstances. These allocations and estimates are not necessarily indicative of the costs and expenses that would have resulted if 13 Radio had been operated as a separate entity. See Note 3 for a description of the functions and services and the amounts allocated.

                              13 RADIO CORPORATION

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1997

2. SIGNIFICANT ACCOUNTING POLICIES

CONCENTRATIONS OF CREDIT RISK

    The Company's trade receivables result from advertising sales for commercials aired. The majority of the Company's trade receivables are due from local and national advertising agencies and are not collateralized. Consideration is given to the nature of these receivables and the financial position of customers in determining the appropriate allowance for doubtful accounts. Credit losses are provided for in the financial statements and have been within management's expectations.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is recorded on a straight-line basis over the estimated useful lives of the related assets, which range from 2 to 10 years.

INTANGIBLE ASSETS

    The broadcast license represents the fair value allocated to the FCC license held by 13 Radio upon the acquisition of 13 Radio by CBS, which is being amortized on a straight-line basis over forty years. Goodwill represents the excess of purchase price of certain assets of 13 Radio over the fair value of net assets acquired. Goodwill is being amortized on a straight-line basis over forty years.

ACCOUNTING FOR THE IMPAIRMENT OF LONG LIVED ASSETS

    The Company accounts for the impairment of long lived assets and certain intangible assets under the provisions of FASB Statement of Financial Accounting Standards (SFAS) No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG LIVED ASSETS. SFAS No. 121 requires impairment losses to be recorded on long-lived assets when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Based on current circumstances, the Company does not believe that any impairment indicators are present.

INCOME TAXES

    The Company accounts for income taxes under SFAS No. 109, ACCOUNTING FOR INCOME TAXES. Deferred income tax assets and liabilities are determined based upon differences between the financial statements and income tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of the tax assets will not be realized.

REVENUE RECOGNITION

    Advertising revenues are recognized as income when commercials are aired. Included in revenues are certain barter transactions which represent commercials aired in exchange for products or services to be provided to the Company. Barter transactions are recorded at the estimated fair market value of the merchandise or services received in exchange for the commercial broadcast. If the merchandise or services are received prior to the broadcast of the commercial, a liability is recorded. Likewise, if the commercial is broadcast first, a receivable is recorded. At December 31, 1996 and 1997, accounts receivable and liabilities remaining from barter transactions were insignificant.

                              13 RADIO CORPORATION

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1997

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
ADVERTISING EXPENSE

    The Company expenses advertising costs as incurred. Advertising expense for the years ended December 31, 1996 and 1997 amounted to approximately $13,000 and $18,000, respectively.

ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts of cash, accounts receivable, accounts payable and accrued expenses approximate fair value because of their short duration to maturity.

USE OF ESTIMATES


    The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Accordingly, actual results could differ from those reported.



3. PROPERTY AND EQUIPMENT


    Property and equipment at December 31, 1996 and 1997, consists of the following:

                                                           USEFUL LIVES
                                                              (YEARS)         1996        1997
                                                          ---------------  ----------  ----------
Land....................................................                   $  670,000  $  670,000
Buildings...............................................         2             37,253      37,253
Broadcast equipment.....................................        1-5           120,003     141,599
Office equipment........................................       2-10            27,852      39,586
Automobiles.............................................        1-3            13,474      18,630
                                                                           ----------  ----------
                                                                              868,582     907,068
Less accumulated depreciation...........................                       --         (60,665)
                                                                           ----------  ----------
                                                                           $  868,582  $  846,403
                                                                           ----------  ----------
                                                                           ----------  ----------

    Depreciation expense for the year ended December 31, 1996 amounted to $62,320.


4. INCOME TAXES


    The Company is a member of a group which files consolidated federal and state income tax returns. The Company recorded income taxes as if the Company was filing unconsolidated income tax returns.

    The components of the benefit for income taxes are as follows:

                                                                        YEAR ENDED DECEMBER
                                                                                31
                                                                       ---------------------
                                                                         1996        1997
                                                                       ---------  ----------
Current..............................................................  $  --      $   --
Deferred.............................................................     --         (12,118)
                                                                       ---------  ----------
                                                                       $  --      $  (12,118)
                                                                       ---------  ----------
                                                                       ---------  ----------

                              13 RADIO CORPORATION

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1997


4. INCOME TAXES (CONTINUED)

    The differences between the reported benefit from income taxes and income taxes computed at the U.S. statutory federal income tax rate are as follows:

                                                                       YEAR ENDED DECEMBER 31
                                                                      ------------------------
                                                                         1996         1997
                                                                      -----------  -----------
Income tax benefit computed at the U.S.
  statutory rate of 34%.............................................  $  (118,942) $  (147,148)
State taxes, net of federal benefit.................................      (10,390)     (12,291)
Non-deductible items................................................        1,530        4,731
Change in deferred tax valuation allowance..........................      127,802      142,590
                                                                      -----------  -----------
  Total.............................................................  $   --       $   (12,118)
                                                                      -----------  -----------
                                                                      -----------  -----------

    Deferred income taxes reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's net deferred income taxes are as follows:

                                                                            DECEMBER 31
                                                                      ------------------------
                                                                         1996         1997
                                                                      -----------  -----------
Deferred tax assets:
  Net operating loss carryforward...................................  $   664,683  $   777,616
  Allowance for bad debts...........................................       23,570       51,371
                                                                      -----------  -----------
Total deferred tax asset............................................      688,253      828,987
Deferred tax liability:
  Amortization of broadcast license.................................     (558,945)    (544,971)
                                                                      -----------  -----------
Net deferred tax asset..............................................      129,308      284,016
Less: Valuation allowance...........................................     (432,246)    (574,836)
                                                                      -----------  -----------
Net deferred tax liability..........................................  $   302,938  $   290,820
                                                                      -----------  -----------
                                                                      -----------  -----------

    SFAS No. 109 requires a valuation allowance to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. After consideration of all the evidence, both positive and negative, management has determined that a valuation allowance of $432,246 and $574,836 at December 31, 1996 and 1997, respectively, is necessary to reduce the deferred tax assets to the amount that will more likely than not be realized. At December 31, 1997, the Company has available net operating loss carryforwards of $2,090,000 (of which $1,798,000 would be subject to an IRC section 382 annual limitation) which expire in the years 2001 through 2012.


5. RELATED PARTY TRANSACTIONS



    The 1996 financial statements include significant allocations from Infinity for the cost of functions and services it performed centrally which are included in selling, general and administrative expenses. Included in this caption are allocated costs for general liability, workers' compensation and auto insurance, and certain corporate salaries. The Company's employees also participated in certain Infinity sponsored savings plans. Total allocated costs amounted to approximately $50,000 for the year ended December 31, 1996.

                              13 RADIO CORPORATION

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1997


5. RELATED PARTY TRANSACTIONS (CONTINUED)


    The 1997 financial statements include significant allocations from CBS for the cost of functions and services it performed centrally which are included in selling, general and administrative expenses. Included in this caption are allocated costs for general liability, workers' compensation and auto insurance, and certain corporate salaries. The Company's employees also participated in certain CBS sponsored savings plans. Total allocated costs amounted to approximately $82,000 for the year ended December 31, 1997.



6. PARENT'S EQUITY



    Parent's equity at December 31, 1996 and 1997 represents CBS's ownership interest in the recorded net assests of the Company. All cash transactions and intercompany transactions flow through the equity account. A summary of the activity is as follows:



                                                                                     1996           1997
                                                                                 -------------  -------------
Balance at beginning of period.................................................  $   5,265,466  $   2,686,348
Net loss.......................................................................       (349,830)      (420,669)
Purchase price adjustment......................................................     (2,592,965)
Net intercompany activity......................................................        363,677        362,626
                                                                                 -------------  -------------
Balance at end of period.......................................................  $   2,686,348  $   2,628,305
                                                                                 -------------  -------------
                                                                                 -------------  -------------

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Oro Spanish Broadcasting, Inc.
2601 Mission Street
San Francisco, California 94110

    We have audited the accompanying balance sheets of Oro Spanish Broadcasting, Inc. as of August 31, 1996 and 1997 and the related statements of operations and accumulated deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oro Spanish Broadcasting, Inc., as of August 31, 1996 and 1997 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9 to the financial statements, the Company has suffered recurring net losses and has an accumulated deficit. In addition, the Company's current liabilities exceed its current assets and the Company has experienced some difficulty meeting obligations as they become due. Those conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are also described in Note 9. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                            /s/ MILLER, KAPLAN, ARASE & CO., LLP


North Hollywood, California


November 18, 1997

                        INDEPENDENT ACCOUNTANTS' REPORT

Board of Directors
Oro Spanish Broadcasting, Inc.
2601 Mission Street
San Francisco, California 94110

    We have reviewed the accompanying balance sheet of Oro Spanish Broadcasting, Inc. as of February 28, 1998 and the statements of operations and accumulated deficit and cash flows for the six months ended February 28, 1997 and 1998, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Oro Spanish Broadcasting, Inc.

    A review consists principally of inquiries of management personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

    Based on our reviews, we are not aware of any material modifications that should be made to the February 28, 1997 and 1998 financial statements in order for them to be in conformity with generally accepted accounting principles.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9 to the financial statements, the Company has suffered recurring net losses and has an accumulated deficit. In addition, the Company's current liabilities exceed its current assets and the Company has experienced some difficulty meeting obligations as they become due. Those conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are also described in Note 9. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                MILLER, KAPLAN, ARASE & CO., LLP


North Hollywood, California


June 6, 1998

                         ORO SPANISH BROADCASTING, INC.
                                 BALANCE SHEETS

                                                                                   AUGUST 31,
                                                                              --------------------  FEBRUARY 28,
                                                                                1996       1997         1998
                                                                              ---------  ---------  ------------
                                                                                                     (REVIEWED)
                                   ASSETS
CURRENT ASSETS
  Cash......................................................................  $  30,448  $  49,928   $    2,135
  Accounts Receivable, Net of Allowance for Doubtful
    Accounts of $18,506, $50,000 and $62,000................................    371,678    431,099      400,887
  Prepaid Expenses and Other Current Assets.................................     21,144     19,529       50,067
                                                                              ---------  ---------  ------------
    TOTAL CURRENT ASSETS....................................................    423,270    500,556      453,089
                                                                              ---------  ---------  ------------

PROPERTY AND EQUIPMENT, NET OF ACCUMULATED DEPRECIATION OF $1,164,277,
  $1,203,748 AND $1,224,177 (NOTE 2)........................................    132,650    133,098      140,273
                                                                              ---------  ---------  ------------

GOODWILL, NET OF ACCUMULATED AMORTIZATION OF $800,800, $850,800 AND
  $875,800..................................................................  1,199,200  1,149,200    1,124,200
                                                                              ---------  ---------  ------------

OTHER ASSETS

  Accounts Receivable--Stockholder (Note 7).................................    284,335    317,957      325,937
  Other Assets..............................................................     43,392     39,935       40,935
                                                                              ---------  ---------  ------------
    TOTAL OTHER ASSETS......................................................    327,727    357,892      366,872
                                                                              ---------  ---------  ------------
    TOTAL ASSETS............................................................  $2,082,847 $2,140,746  $2,084,434
                                                                              ---------  ---------  ------------
                                                                              ---------  ---------  ------------
                                LIABILITIES

CURRENT LIABILITIES
  Accounts Payable..........................................................  $ 122,943  $ 137,871   $  155,453
  Accrued Expenses and Other................................................    190,930    306,784      357,152
  Covenant Not To Compete (Note 3)..........................................     50,000     50,000       50,000
  Note Payable--Current (Note 4)............................................    110,000    240,000      340,000
  License Payable--Current (Note 5).........................................    105,727    230,840      219,341
                                                                              ---------  ---------  ------------

    TOTAL CURRENT LIABILITIES...............................................    579,600    965,495    1,121,946
                                                                              ---------  ---------  ------------

NON-CURRENT LIABILITIES
  Interest Payable--Long Term (Note 4)......................................  1,097,995  1,122,279    1,127,330
  Note Payable--Long Term (Note 4)..........................................  3,059,610  2,899,610    2,799,610
  License Payable--Long Term (Note 5).......................................    157,107     --           --
  Equipment Lease and Loans Payable (Note 4)................................     20,675     27,590       16,935
                                                                              ---------  ---------  ------------

    TOTAL NON-CURRENT LIABILITIES...........................................  4,335,387  4,049,479    3,943,875
                                                                              ---------  ---------  ------------

    TOTAL LIABILITIES.......................................................  4,914,987  5,014,974    5,065,821
                                                                              ---------  ---------  ------------

COMMITMENTS (NOTES 6 AND 8)

  STOCKHOLDER'S DEFICIENCY

COMMON STOCK, AUTHORIZED 1,000,000 SHARES
  $1 PAR VALUE, ISSUED AND OUTSTANDING
  6,000 SHARES..............................................................      6,000      6,000        6,000

ADDITIONAL PAID-IN CAPITAL..................................................    994,000    994,000      994,000
ACCUMULATED DEFICIT.........................................................  (3,832,140) (3,874,228)  (3,981,387)
                                                                              ---------  ---------  ------------

    TOTAL STOCKHOLDER'S DEFICIENCY..........................................  (2,832,140) (2,874,228)  (2,981,387)
                                                                              ---------  ---------  ------------

    TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIENCY..........................  $2,082,847 $2,140,746  $2,084,434
                                                                              ---------  ---------  ------------
                                                                              ---------  ---------  ------------

   (Accountants' reports and the attached notes are an integral part of this statement)

                         ORO SPANISH BROADCASTING, INC.
                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

                                                                                            SIX MONTHS ENDED
                                                                                              FEBRUARY 28,
                                                                                      ----------------------------
                                                           YEAR ENDED AUGUST 31,
                                                        ----------------------------
                                                            1996           1997           1997           1998
                                                        -------------  -------------  -------------  -------------

                                                                                       (REVIEWED)     (REVIEWED)
NET REVENUE...........................................  $   2,294,107  $   2,274,594  $   1,025,752  $   1,093,602

OPERATING EXPENSES
  Direct Operating Expenses...........................        301,257        290,492        146,598        147,377
  Selling, General and Administrative.................      1,600,611      1,591,888        742,475        840,292
  Depreciation and Amortization.......................         98,703         89,471         45,258         45,429
                                                        -------------  -------------  -------------  -------------

    TOTAL OPERATING EXPENSES..........................      2,000,571      1,971,851        934,331      1,033,098
                                                        -------------  -------------  -------------  -------------

    INCOME FROM OPERATIONS............................        293,536        302,743         91,421         60,504

OTHER EXPENSES
  Interest Expense, Net...............................       (333,432)      (344,031)      (175,996)      (166,863)
                                                        -------------  -------------  -------------  -------------

LOSS BEFORE INCOME TAX................................        (39,896)       (41,288)       (84,575)      (106,359)

INCOME TAXES..........................................            800            800            800            800
                                                        -------------  -------------  -------------  -------------

NET LOSS..............................................        (40,696)       (42,088)       (85,375)      (107,159)

ACCUMULATED DEFICIT AT BEGINNING OF PERIOD............     (3,791,444)    (3,832,140)    (3,832,140)    (3,874,228)
                                                        -------------  -------------  -------------  -------------

ACCUMULATED DEFICIT AT END OF PERIOD..................  $  (3,832,140) $  (3,874,228) $  (3,917,515) $  (3,981,387)
                                                        -------------  -------------  -------------  -------------
                                                        -------------  -------------  -------------  -------------

   (Accountants' reports and the attached notes are an integral part of this statement)

                         ORO SPANISH BROADCASTING, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                              SIX MONTHS ENDED
                                                                                                FEBRUARY 28,
                                                                 YEAR ENDED AUGUST 31,    ------------------------
                                                                ------------------------     1997         1998
                                                                   1996         1997      -----------  -----------
                                                                -----------  -----------
                                                                                          (REVIEWED)   (REVIEWED)
                                                                                          -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Loss....................................................  $   (40,696) $   (42,088)  $ (85,375)  $  (107,159)
    Adjustments to Reconcile Net Loss to Net Cash
      Provided (Used) in Operating Activities:
        Depreciation and Amortization.........................       98,703       89,471      45,258        45,429
        Changes in Assets and Liabilities:
          (Increase) Decrease in Accounts Receivable..........       23,326      (59,421)     27,748        30,212
          (Increase) Decrease Prepaid Expenses and Other
            Curret Assets.....................................       22,068        1,615     (23,592)      (30,538)
          (Increase) Decrease in Other Assets.................      (14,733)       3,457       3,457        (1,000)
          (Increase) in Advances to Stockholder-- Interest
            Receivable Portion................................      (16,097)     (17,622)     (7,500)       (7,980)
          Increase in Accounts Payable and Other..............       28,269       51,483      30,653           134
          Increase in Interest Payable........................       19,927       54,704      30,088        62,052
                                                                -----------  -----------  -----------  -----------
          NET CASH PROVIDED (USED) IN OPERATING ACTIVITIES....      120,767       81,599      20,737        (8,850)
                                                                -----------  -----------  -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES
    Acquisition of Property and Equipment.....................      (15,731)     (14,097)    (10,027)      (27,604)
    Increase in Accounts Receivable--Stockholder..............      --           (16,000)    (16,000)      --
    Proceeds from Sale of Assets..............................          500      --           --           --
                                                                -----------  -----------  -----------  -----------
            NET CASH USED IN INVESTING ACTIVITIES.............      (15,231)     (30,097)    (26,027)      (27,604)
                                                                -----------  -----------  -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES
    Principal Payments on Equipment Lease and Loans Payable...      (16,746)     (18,022)     (7,582)      (11,339)
    Proceeds from Refinancing of Automobile Loan Payable......      --            16,000      16,000       --
    Principal Payments on Note Payable........................      (80,000)     (30,000)    (30,000)      --
                                                                -----------  -----------  -----------  -----------
            NET CASH USED IN FINANCING ACTIVITIES.............      (96,746)     (32,022)    (21,582)      (11,339)
                                                                -----------  -----------  -----------  -----------
NET INCREASE (DECREASE) IN CASH...............................        8,790       19,480     (26,872)      (47,793)
CASH AT BEGINNING OF PERIOD...................................       21,658       30,448      30,448        49,928
                                                                -----------  -----------  -----------  -----------
CASH AT END OF PERIOD.........................................  $    30,448  $    49,928   $   3,576   $     2,135
                                                                -----------  -----------  -----------  -----------
                                                                -----------  -----------  -----------  -----------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Cash Paid for Interest....................................  $   326,253  $   307,837   $ 153,907   $   112,825
                                                                -----------  -----------  -----------  -----------
                                                                -----------  -----------  -----------  -----------
    Cash Paid for Income Taxes................................  $       800  $       800   $     800   $       800
                                                                -----------  -----------  -----------  -----------
                                                                -----------  -----------  -----------  -----------
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES:

    During November 1996, the Company incurred a note payable of $17,822 for property and equipment. In addition, the Company acquired property and equipment with a cost of $8,000 which was included in accounts payable at August 31, 1997.

   (Accountants' reports and the attached notes are an integral part of this statement)

                         ORO SPANISH BROADCASTING, INC.

                         NOTES TO FINANCIAL STATEMENTS

            AUGUST 31, 1996 AND 1997 AND FEBRUARY 28, 1997 AND 1998

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    A. NATURE OF BUSINESS

    Oro Spanish Broadcasting, Inc. ("the Company") is a California Corporation, that has owned and operated radio station KIQI-AM licensed to San Francisco, California since September 8, 1980.

    B. UNAUDITED INTERIM INFORMATION

    In the opinion of management, the financial statements for the unaudited periods ended February 28, 1997 and 1998 include all adjustments necessary for a fair presentation in accordance with generally accepted accounting principles. The results of operations and cash flows for the six months ended February 28, 1997 and 1998 are not necessarily indicative of results which would be expected for a full year.

    C. PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. The Company uses the straight line method of depreciating equipment for both book and income tax purposes over estimated useful lives of 5-12 years. Amounts expended for improvements to increase the useful lives of property and equipment, or to replace major units of property and equipment are capitalized. Expenditures for maintenance and repairs or minor renewals are charged to expense when incurred.

    D. GOODWILL

    Goodwill is recorded at cost and amortized using the straight line method, over 40 years.

    E. TRADE ACTIVITY

    Under trade agreements with certain advertisers, commercial airtime is exchanged for goods and services. These transactions are recorded at the estimated fair market value of the merchandise and services rendered. Revenue is recognized when commercial spot announcements are broadcast and the value of merchandise and services are expensed when utilized. Included in net revenue was trade revenue of $245,003, $198,086, $76,584 and $97,075 and included in selling, general and administrative was trade expense of $231,003, $191,196, $73,059 and $94,575 for the years ended August 31, 1996 and 1997 and six months ended February 28, 1997 and 1998, respectively.

    F. INVESTMENT TAX CREDITS

    As investment tax credits are utilized, they will be accounted for on the flow through method.

    G. REVENUE RECOGNITION

    The Company recognizes revenue when the commercial spot announcements are aired. Payments received in advance of airing are accounted for as deferred revenue, which will be recognized in a subsequent period.

                         ORO SPANISH BROADCASTING, INC.

            AUGUST 31, 1996 AND 1997 AND FEBRUARY 28, 1997 AND 1998

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    H. CONCENTRATION OF CREDIT RISK

    Financial instruments that potentially subject the Company to credit risk consist of accounts receivable. Concentration of credit risk with respect to accounts receivable is somewhat limited due to the large number of customers comprising the Company's customer base and their dispersion across many different industries. However, there is a geographical risk as the Company grants credit to many advertisers located in Northern California.

    I. INCOME TAXES

    The Company recognizes deferred tax assets and liabilities for future tax consequences of events that have been previously recognized on the Company's financial statements or tax returns. The measurement of deferred tax assets and liabilities is based on the provisions of the tax laws in effect as of the date of these financial statements; the effects of future changes in tax laws or rates are not anticipated except as otherwise noted.

    For the years ended August 31, 1996 and 1997, the Company utilized federal net operating loss ("NOL") carryforwards of approximately $25,000 and $105,000, respectively, and California NOL carryforwards of approximately $37,000 and $117,000, respectively.

    The Company has available to offset future federal Corporation taxable income, NOL carryforwards of approximately $1,576,000, $1,471,000 and $1,537,000 for years ended August 31, 1996 and 1997 and six months ended February 28, 1998, respectively, expiring in the years 2005 through 2013. In addition, the Company has available to offset any future federal Corporation income tax liabilities, investment tax credit carryovers of approximately $22,000 expiring in the years 1998 through 2001.

    At August 31, 1996 and 1997 and February 28, 1998, the Company has available for California income tax purposes, NOL carryforwards of approximately $579,000, $412,000 and $452,000, respectively, expiring in the years 1998, 1999 and 2003.

    The Company's net deferred tax assets (using a federal rate of 34% and an effective California rate of 9.3%) consisted of the following:

                                                                                    AUGUST 31,        FEBRUARY 28,
                                                                              ----------------------  ------------
                                                                                 1996        1997         1998
                                                                              ----------  ----------  ------------
Deferred Tax Asset..........................................................  $  598,395  $  574,611   $  609,380
Deferred Tax Asset Valuation................................................    (598,395)   (574,611)    (609,380)
Net Deferred Tax Asset......................................................  $   --      $   --       $   --

    The tax benefit computed at the statutory rate is due primarily to temporary differences in depreciation and amortization calculated for book and tax purposes and the NOL carryforwards. Management anticipates that there will not be sufficient taxable income to utilize the NOL carryforward benefits prior to their expiration, thus a valuation allowance has been established to fully offset the deferred tax asset.

                         ORO SPANISH BROADCASTING, INC.

            AUGUST 31, 1996 AND 1997 AND FEBRUARY 28, 1997 AND 1998

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    J. ACCOUNTING ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

    K. IMPAIRMENT OF LONG-LIVED ASSETS


    The Company accounts for the impairment of long lived assets under the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long Lived Assets. SFAS No. 121 requires impairment losses to be recorded on long-lived assets when indications of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. The adoption of SFAS No. 121 did not have a material impact on the results of operations of the Company.



    L. FAIR VALUE OF FINANCIAL INSTRUMENTS


    The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practical to estimate that value

    - Cash

    The carrying amount is a reasonable estimate of fair value

    - Accounts Receivable

    The carrying value of accounts receivable approximates the fair value due to the short-term nature of these instruments

    - Accounts Payable and Accrued Liabilities

    The carrying value of accounts payable and accrued expenses approximates the fair value due to the short-term nature of these instruments.

                         ORO SPANISH BROADCASTING, INC.

            AUGUST 31, 1996 AND 1997 AND FEBRUARY 28, 1997 AND 1998

NOTE 2--PROPERTY AND EQUIPMENT

    Property and equipment consisted of the following:

                                                                                  AUGUST 31,
                                                                          --------------------------  FEBRUARY 28,
                                                                              1996          1997          1998
                                                                          ------------  ------------  ------------
Equipment...............................................................  $    672,127  $    672,127  $    672,127
Transmitter.............................................................       372,807       386,957       412,600
Furniture and Fixtures..................................................        60,935        60,935        61,748
Trucks and Automobiles..................................................        97,167       116,095       117,025
Computer Equipment......................................................        43,825        48,455        48,455
Leasehold Improvements..................................................        34,342        35,722        35,940
Music Library...........................................................        15,724        16,555        16,555
                                                                          ------------  ------------  ------------
                                                                             1,296,927     1,336,846     1,364,450
Less: Accumulated Depreciation..........................................     1,164,277     1,203,748     1,224,177
                                                                          ------------  ------------  ------------
                                                                          $    132,650  $    133,098  $    140,273
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

NOTE 3--COVENANT NOT TO COMPETE

    The covenant of $475,000 was amortized over a nine year period, commencing on the closing date, September 8, 1980 and was to be fully paid, per terms of the covenant, on September 8, 1989. The current balance in arrears owed is $50,000.

NOTE 4--LONG TERM DEBT

    NOTE PAYABLE

    The $3,600,000 note with Bank of America ("the Bank") accrues interest at a rate per annum equal to the Reference Rate (Bank of America's Prime rate) plus 2%. The agreement provided for the capitalization into principal certain months' interest totaling $97,995 and allows for $1,000,000 of accrued interest to be repaid at the loan maturity date. All remaining principal plus any accrued interest is due and payable on December 31, 1999. Additionally, certain financial covenants must be met including covenants governing current ratios and operating profit ratios. Substantially all assets of the Company are pledged as collateral on the note.

    As of August 31, 1996, the Company was in violation of certain covenants and failed to make required principal and interest payments. The Company entered into an agreement with the Bank to make weekly payments of interest in the amount of $10,000, due on Friday of each week, commencing May 9, 1997 and ending September 26, 1997. Any accrued and unpaid interest as of September 26, 1997 was due and payable on September 30, 1997. Additionally, principal payments of $90,000 due through September 10, 1997 were due and payable on September 30, 1997, unless the agreement terminated. As of February 28, 1998, the Company was five interest payments in arrears totaling approximately $135,000 and was in violation of some of its loan covenants for which the Bank forbore from pursuing its remedies with respect to the loan covenant violations.

                         ORO SPANISH BROADCASTING, INC.

            AUGUST 31, 1996 AND 1997 AND FEBRUARY 28, 1997 AND 1998

NOTE 4--LONG TERM DEBT (CONTINUED)
    Aggregate principal payments required on the note payable for each of the succeeding five years ending February 28 are as follows:

1999............................................................  $ 340,000
2000............................................................  2,799,610
                                                                  ---------
                                                                  $3,139,610
                                                                  ---------
                                                                  ---------

    The Bank's prime rate on interest at August 31, 1996 and 1997 and February 28, 1998, was 8.50%, 8.25% and 8.50%, respectively.

    EQUIPMENT LEASE AND LOANS PAYABLE

    The Company has entered into lease and loan agreements for the purchase of automobiles and office equipment which mature through September 2000. The agreements call for monthly installments which range from $556 to $1,552 which includes interest at rates ranging from 8.5% to 15.0%. All agreements are collateralized by the purchased equipment.

    The capitalized cost of the above is $83,958, $68,628 and $68,628 less accumulated depreciation of $55,841, $35,186 and $42,048 and is included in property and equipment in the accompanying financial statements for the years ended August 31, 1996 and 1997 and six months ended February 28, 1998, respectively. Interest expense related to these loans was $5,283, $5,491, $2,822 and $2,405 for the years ended August 31, 1996 and 1997 and six months ended February 28, 1997 and 1998, respectively.

    Future minimum loan payments for the years ended February 28, are as follows:

1999...............................................................  $  20,716
2000...............................................................     13,951
2001...............................................................      2,984
                                                                     ---------
                                                                     $  37,651
                                                                     ---------
                                                                     ---------

NOTE 5--LICENSE PAYABLE

    On April 22, 1993, Broadcast Music, Inc. ("BMI") obtained an arbitration award of $264,181 against the Company for unpaid license fees.

    Effective September, 1995 the Company entered into a Settlement Agreement and Stipulation of Dismissal with Prejudice ("the Agreement") which superseded the original award. In this Agreement, the Company is to pay BMI the sum of $200,000 in monthly payments ranging from $2,500 to $3,200 starting October 1, 1995 and a final balloon payment of $24,800 on October 1, 2000. There is no interest calculated into the payment schedule. If the Company defaults on the payment schedule, then the Company will be liable for the original award plus interest at the California statutory rate, less the total of payments which had been made to date. As of August 31, 1996, the Company was in compliance with the payment schedule. As of August 31, 1997 and February 28, 1998, the Company was four and six payments in arrears, respectively, and as a result, the entire obligation is presented as a current liability. Under the Agreement, the current License Agreement dated May, 1994 is excluded from the settlement and the Company is still

                         ORO SPANISH BROADCASTING, INC.

            AUGUST 31, 1996 AND 1997 AND FEBRUARY 28, 1997 AND 1998

NOTE 5--LICENSE PAYABLE (CONTINUED)
bound to its obligation. The License Agreement dated May, 1994 is retroactive and covers the period January 1, 1992 through December 31, 1996. The new Agreement settlement plus current license fees under the new license agreement amounted to a total liability of $239,227, $213,233 and $203,234 at August 31, 1996 and 1997 and February 28, 1998, respectively.

    In addition, the Company fell into arrears with its 1995/1996 ASCAP music license fee payments for approximately $11,607 and owed an additional $15,000 due to an audit conducted for the period ending December 31, 1994. On May 9, 1996, the Company entered into an arrangement whereas they agreed to make monthly payments of at least $750 in addition to the regular monthly billing until paid in full. The balance remaining at August 31, 1996 and 1997 and February 28, 1998, was $23,607, $17,607 and $16,107, respectively. As of August 31, 1997 and February 28, 1998, the Company was two and six payments in arrears under the terms of this arrangement and, as a result, the entire obligation is presented as a current liability.

NOTE 6--OPERATING LEASES

    The Company leases its office space and transmitter location under operating leases. The office spaced is leased for $5,000 per month for the first year (renegotiated to $4,000 per month beginning October 1, 1996) and subject to CPI increases thereafter under an agreement dated March, 1993. The lease expires July 1, 2000. The transmitter location lease dated October 20, 1987 had a term of 10 years but was renegotiated in October 1997 and extended for an additional 10 years at $3,750 per month. Total rental expense related to the above leases for the years ended August 31, 1996 and 1997 and six months ended February 28, 1997 and 1998 was $94,431, $89,325, $44,915 and $46,170, respectively.

    The future payments are as follows for the years ended February 28:

1999..............................................................  $  93,000
2000..............................................................     93,000
2001..............................................................     61,000
2002..............................................................     45,000
2003..............................................................     45,000
Thereafter........................................................    210,000
                                                                    ---------
                                                                    $ 547,000
                                                                    ---------
                                                                    ---------

                         ORO SPANISH BROADCASTING, INC.

            AUGUST 31, 1996 AND 1997 AND FEBRUARY 28, 1997 AND 1998

NOTE 7--ACCOUNTS RECEIVABLE--STOCKHOLDER

    Accounts receivable--stockholder accrues interest at 6% until paid. Accounts receivable--stockholder consisted of the following:

                                                                                    AUGUST 31,
                                                                              ----------------------  FEBRUARY 28,
                                                                                 1996        1997         1998
                                                                              ----------  ----------  ------------
Cash Advances for Crosby (Royster) Note Prior to 1982.......................  $   63,298  $   63,298   $   63,298
Dividend--Repayment.........................................................     (36,650)    (36,650)     (36,650)
Net Cash Advances...........................................................      91,322     107,322      107,322
Interest....................................................................     166,365     183,987      191,967
                                                                              ----------  ----------  ------------
                                                                              $  284,335  $  317,957   $  325,937
                                                                              ----------  ----------  ------------
                                                                              ----------  ----------  ------------

    Interest income related to this note was approximately $16,000, $17,600, $7,500 and 8,000 for the years ended August 31, 1996 and 1997 and the six months ended February 28, 1997 and 1998, respectively.

NOTE 8--SIMPLE IRA PLAN

    Effective January 1, 1997, the Company established a SIMPLE IRA Plan ("the Plan") under IRC Section 408(p) covering employees earning over $5,000 during the calendar year. Under the terms of the Plan, the Company is required to contribute a matching contribution to each eligible employee's SIMPLE IRA equal to the employee's salary reduction contributions up to a limit of 3% of the employee's compensation for the calendar year. The Company may reduce the 3% limit for the calendar year if: (1) the limit is not reduced below 1%; (2) the limit is not reduced for more than 2 calendar years during the 5 year period ending with the calendar year the reduction is effective; and (3) each employee is notified of the reduced limit within a reasonable period of time before the employee's 60 day election period for the calendar year. No accrual for the Company's required contribution for the Plan year ending December 31, 1997 has been made as of February 28, 1998. Plan expense for the year ended August 31, 1997 and the six months ended February 28, 1997 and 1998 was $-0-.

NOTE 9--GOING CONCERN UNCERTAINTY

    The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has suffered net losses of $40,696, $42,088, $85,375 and $107,159 during the years ended August 31, 1996 and 1997 and the six months ended February 28, 1997 and 1998, respectively; and as of February 28, 1998, had a negative net worth of $2,981,387. The Company's current liabilities as of this date exceeded current assets by $668,857. In addition, the Company has experienced difficulty meeting obligations as they become due.

    In view of the matters described in the preceding paragraph, future profitability is dependent upon the success of future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue normal operations.

    However, the Company's management believes it will be able to continue as a going concern due to the sale of the Company's common stock discussed in Note
10. $4,236,321 from the proceeds of the sale

                         ORO SPANISH BROADCASTING, INC.

            AUGUST 31, 1996 AND 1997 AND FEBRUARY 28, 1997 AND 1998

NOTE 9--GOING CONCERN UNCERTAINTY (CONTINUED) was recognized by the Company as additional paid in capital. This money was used to retire the debt which contributed to the going concern uncertainty.

NOTE 10--SUBSEQUENT EVENTS (UNAUDITED)

    On February 20, 1998, the Company's sole stockholder entered into a Stock Purchase Agreement to sell all of his common stock interest in the Company to Radio Unica of San Francisco, Inc. ("Radio Unica") for $12,000,000.

    The Company and Radio Unica entered into a Time Brokerage Agreement (the "LMA") effective March 1, 1998 and expiring on the closing date or termination of the Stock Purchase Agreement. During this period, the Company is responsible for all engineering and certain personnel costs and will receive $58,000 per month from Radio Unica.

    On March 2, 1998, the Company and BMI entered into an agreement to settle the outstanding obligation under the Agreement (Note 5) for $75,000 payable on or before June 19, 1998, plus interest at 9% per annum accumulating from February 19, 1998 to the date of payment.

    On March 30, 1998, the Company and the Bank entered into an agreement whereby upon the closing date of the Stock Purchase Agreement, the Company will pay the Bank $3,800,000, plus interest at prime plus 2% per annum beginning February 1, 1998, as settlement in full of all principal and accrued interest owed under the terms of the note (Note 4).

    On April 30, 1998, the common stock interest in the Company was sold and the debt discussed above was retired. At Closing, the receivable from the stockholder discussed in Note 7 was recognized as a dividend.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER CONTAINED HEREIN OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND THE ACCOMPANYING LETTER OF TRANSMITTAL AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THIS PROSPECTUS NOR THE ACCOMPANYING LETTER OF TRANSMITTAL CONSTITUTES AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR THE ACCOMPANYING LETTER OF TRANSMITTAL NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------


                               TABLE OF CONTENTS



                                                    PAGE
                                                  ---------
Summary.........................................          1
Risk Factors....................................         10
The Transactions................................         17
Use of Proceeds.................................         18
Capitalization..................................         19
Unaudited Pro Forma Combined
  Financial Data................................         20
Selected Historical Financial Data..............         26
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................         28
Business........................................         33
Management......................................         48
Principal Stockholders of Holdings..............         52
Certain Relationships and Related
  Transactions..................................         53
Description of Revolving Credit Facility........         56
The Exchange Offer..............................         57
Description of the Notes........................         66
Certain United States Federal Income
  Tax Consequences..............................         95
Plan of Distribution............................         99
Legal Matters...................................         99
Experts.........................................         99
Index to Financial Statements...................        F-1


                                  $158,088,000

                               RADIO UNICA CORP.

                               OFFER TO EXCHANGE

                         11 3/4% SENIOR DISCOUNT NOTES
                               SERIES B DUE 2006
                          FOR ANY AND ALL OUTSTANDING
                         11 3/4% SENIOR DISCOUNT NOTES
                                    DUE 2006

                             ---------------------

                                   PROSPECTUS

                             ---------------------


                                OCTOBER   , 1998


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Company's Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL"), no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, that, a director shall be liable to the extent provided by applicable law (1) for any breach of the directors' duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derived any improper personal benefit.

    The Company's Certificate of Incorporation also provides that the Company shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify any and all persons whom it shall have power to indemnify under such section from and against any and all of the expenses, liabilities or other matters referred to in or covered by such section and shall advance expenses to the fullest extent permitted thereby. Such right to indemnification and advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification and advancement of expenses provided for therein shall not be deemed exclusive.

    Consistent with Section 145 of the DGCL, the Company's Bylaws provide that the Company shall indemnify any person, to the fullest extent authorized by the DGCL who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent, shall not, in and of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    Consistent with Section 145 of the DGCL, the Company's Bylaws provide that the Company shall indemnify any person, to the fullest extent authorized by the DGCL who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans) against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such action or suit was brought shall determine, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

    Consistent with Section 145 of the DGCL, the Company's Bylaws also provide that: all reasonable expenses incurred by or on behalf of the indemnitee in connection with any suit, action or proceeding, may be advanced to the indemnitee by the Company; the rights to indemnification and to advancement of expenses conferred in therein shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate of Incorporation, a By-Law of the Company, agreement, vote of stockholders or disinterested Directors or otherwise; and the indemnification and advancement of expenses provided therein shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

    Section 145 of the DGCL provides that to the extent that a present or former director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

    Any such indemnification (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in such circumstances because such person has met the applicable standard of conduct set forth in the paragraphs above. Such determination shall be made
(i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.

    Section 145 of the DGCL permits a Delaware business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liability.

    The above discussion of Section 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by the DGCL.

ITEM 21. EXHIBITS AND FINANCIAL SCHEDULE TABLES

    (a) Exhibits:


 EXHIBIT
  NUMBER                                                 DESCRIPTION
----------  ------------------------------------------------------------------------------------------------------

    3.1*    Certificate of Incorporation of the Company.

    3.2*    Bylaws of the Company.

    3.3*    Certificate of Incorporation of Radio Unica of San Francisco, Inc.

    3.4*    Bylaws of Radio Unica of San Francisco, Inc.

    3.5*    Certificate of Incorporation of Oro Spanish Broadcasting, Inc.

    3.6*    Bylaws of Oro Spanish Broadcasting, Inc.

    3.7*    Certificate of Incorporation of Radio Unica of San Francisco License Corp.

    3.8*    Bylaws of Radio Unica of San Francisco License Corp.

    3.9*    Certificate of Incorporation of Radio Unica of Miami, Inc.

 EXHIBIT
  NUMBER                                                 DESCRIPTION
----------  ------------------------------------------------------------------------------------------------------
    3.10*   Bylaws of Radio Unica of Miami, Inc.

    3.11*   Certificate of Incorporation of Radio Unica of Miami License Corp.

    3.12*   Bylaws of Radio Unica of Miami License Corp.

    3.13*   Certificate of Incorporation of Radio Unica of Los Angeles, Inc.

    3.14*   Bylaws of Radio Unica of Los Angeles, Inc.

    3.15*   Certificate of Incorporation of Radio Unica of Los Angeles License Corp.

    3.16*   Bylaws of Radio Unica of Los Angeles License Corp.

    3.17*   Certificate of Incorporation of Radio Unica of San Antonio, Inc.

    3.18*   Bylaws of Radio Unica of San Antonio, Inc.

    3.19*   Certificate of Incorporation of Radio Unica Network, Inc.

    3.20*   Bylaws of Radio Unica Network, Inc.

    3.21*   Certificate of Incorporation of Radio Unica Sales Corp.

    3.22*   Bylaws of Radio Unica Sales Corp.

    3.23    Bylaws of Blaya, Inc.

    3.24    Certificate of Incorporation of Blaya, Inc.

    3.25    Bylaws of Radio Unica of Houston License Corp.

    3.26    Certificate of Incorporation of Radio Unica of Houston License Corp.

    4.1*    Purchase Agreement, dated July 22, 1998, among the Company, each of the Company's subsidiaries set forth therein, CIBC Oppenheimer Corp. and Bear, Stearns & Co. Inc.

    4.2*    Indenture dated as of July 27, 1998 between the Company and Wilmington Trust Company, as Trustee.

    4.3*    Form of New Note (included as Exhibit A to Exhibit 4.2).

    4.4*    Form of Guarantee (included as Exhibit G to Exhibit 4.2).

    4.5*    Registration Rights Agreement, dated as of July 22, 1998, between the Company and CIBC Oppenheimer
            Corp. and Bear, Stearns & Co. Inc.

    5.1     Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

   10.1     Credit Agreement, dated as of July 8, 1998 among the Company, Holdings, the several banks and other financial institutions from time to time parties thereto and Canadian Imperial Bank of Commerce, in its individual capacity and as Agent ("CIBC").

   10.2     Form of Guarantee under the Credit Agreement, each dated as of July 8, 1998, by each of the following subsidiaries of the Company: Radio Unica of San Francisco, Inc., Oro Spanish Broadcasting, Inc., Radio
            Unica of San Francisco License Corp., Radio Unica of Miami, Inc., Radio Unica of Miami License Corp.,
            Radio Unica of Los Angeles, Inc., Radio Unica of Los Angeles License Corp., Radio Unica of San
            Antonio, Inc., Radio Unica Network, Inc. and Radio Unica Sales Corp. in favor of CIBC (included as
            Exhibit E to Exhibit 10.1).

 EXHIBIT
  NUMBER                                                 DESCRIPTION
----------  ------------------------------------------------------------------------------------------------------
   10.3     Form of Pledge Agreement, each dated as of July 8, 1998, between CIBC and each of Radio Unica of San
            Francisco, Inc., Radio Unica of Miami, Radio Unica of Los Angeles, Inc., Oro Spanish Broadcasting,
            Inc., Holdings and the Company (included as Exhibits A, C and F to Exhibit 10.1).

   10.4     Form of Security Agreement, each dated as of July 8, 1998, between CIBC and each of the following subsidiaries of the Company: Radio Unica of San Francisco, Inc., Oro Spanish Broadcasting, Inc., Radio
            Unica of San Francisco License Corp., Radio Unica of Miami, Inc., Radio Unica of Miami License Corp.,
            Radio Unica of Los Ageles, Inc., Radio Unica of Los Angeles License Corp., Radio Unica of San Antonio,
            Inc., Radio Unica Network, Inc., and Radio Unica Sales Corp Holdings and the Company (included as
            Exhibits B, D and G to Exhibit 10.1).

   10.5*    Contribution Agreement, dated as of July 8, 1998, among certain of the Company's subsidiaries,
            Holdings and CIBC.

   10.6*    Intellectual Property Security Agreement, dated as of July 8, 1998, between the Company and CIBC.

   10.7*    Securities Purchase Agreement, dated as of August 11, 1997, by and among the Company, Warburg, Pincus
            Ventures, L.P. and the other investors named therein.

   10.8*    Supplement to Securities Purchase Agreement, dated as of June, 1998, among the Company, Holdings,
            Warburg, Pincus Ventures, L.P. and the other investors named therein.

   10.9*    Stockholders' Agreement, dated as of June 30, 1998, by and among Holdings, Warburg, Pincus Ventures,
            L.P., Joaquin Blaya, Herbert Levin and the other persons listed therein.

   10.10*   Time Brokerage Agreement, dated as of October 31, 1997, by and between the Company and Lotus Oxnard
            Corp. relating to KVCA(AM).

   10.11*   Time Brokerage Agreement, dated as of October 31, 1997, by and between the Company and Texas Lotus
            Corp. relating to KZDC(AM).

   10.12*   Time Brokerage Agreement, dated as of June 9, 1998, by and between Achievement Radio Holdings, Inc.
            and the Company relating to WYPA(AM).

   10.13    Time Brokerage Agreement, dated as of April 27, 1998, by and between The Freedom Network, Inc. and the
            Company relating to KDFT(AM).

   10.14*   Asset Purchase Agreement, dated as of January 26, 1998, by and among the Company, One-On-One Sports
            License of Florida, L.L.C. and One-On-One Sports Radio of Florida, L.L.C.

   10.15*   Stock Purchase Agreement, dated as of February 20, 1998, by and among the Company, Oro Spanish
            Broadcasting, Inc. and Rene De La Rosa.

   10.16*   Asset Purchase Agreement, dated as of May 20, 1998, by and among the Company, Sinclair Radio of Los
            Angeles, Inc. and Sinclair Radio of Los Angeles Licensee, Inc.

   10.17*   Form of Non Competition and Confidentiality Agreement between each of Joaquin F. Blaya, Herbert M.
            Levin and Steven E. Dawson, dated August 13, 1997.

   10.18*   Agreement, dated as of November 19, 1997, entered into by and between The Miami Herald Publishing
            Company and the Company.

   10.19*   Agreement, dated as of January 15, 1998, entered into by and between Radio Unica Corp. and Jorge
            Ramos.

 EXHIBIT
  NUMBER                                                 DESCRIPTION
----------  ------------------------------------------------------------------------------------------------------
   10.20*   Amended and Restated Artist Agreement, dated as of June 5, 1998, entered into by and between Radio
            Unica Network, Inc. and Raque Productions (for services of Pedro Sevcec).

   10.21    Independent Contractor Agreement dated as of June 30, 1998 between Radio Unica Network, Inc. and Dra
            Isabel, Inc. (for services of Isabel Gomez Bassols)

   10.22*   1998 Stock Option Plan of Holdings

   10.23*   Lease, dated October 21, 1997, between Port of Oakland and Oro Spanish Broadcasting, Inc. (for real property located in City of Oakland, County of Alameda).

   10.24*   Lease, dated April 20, 1983, by and between May L. Rotolante and Radio WCMQ, Inc., as assigned to
            Radio Unica of Miami, Inc. (for real property in Dade County, Florida).

   10.25    Lease, as amended, dated September 19, 1997, by and between KOALA Miami Realty Holding Co., Inc. and
            Radio Unica Corp. (for office space located in Dade County, Florida).

   10.26    Amendment to Time Brokerage Agreement, dated as of May 20, 1998, by and between The Freedom Network,
            Inc. and the Company relating to KDFT(AM).

   10.27    Local Programming and Marketing Agreement, dated as of June 1, 1998, by and between Children's Radio of New York, Inc. and the Company relating to WBAH(AM).

   10.28    Stock Purchase Agreement, dated as of June 10, 1998, by and among the Company, Blaya, Inc. and Joaquin
            F. Blaya.

   10.29**  Option Agreement, dated as of October 31, 1997, by and between Lotus Oxnard Corp. and the Company.

   10.30    Option Agreement, dated as of October 31, 1997, by and between Texas Lotus Corp. and the Company.

   10.31**  Option Agreement, dated as of June 9, 1998, by and between Personal Achievement Radio of Illinois,
            Inc. and the Company.

   10.32    First Supplemental Indenture, dated as of September 11, 1998, among the Company, Blaya, Inc., Radio
            Unica of Houston License Corp. and Wilmington Trust Company.

   10.33    Guarantee under the Supplemental Indenture, dated as of September 11, 1998, of Blaya, Inc. and Radio
            Unica of Houston License Corp.

   10.34    Subsidiary Pledge Agreement, dated as of September 11, 1998, between CIBC and Blaya, Inc.

   10.35    Subsidiary Security Agreement, dated as of September 11, 1998, between CIBC and Blaya, Inc.

   10.36    Subsidiary Security Agreement, dated as of September 11, 1998, between CIBC and Radio Unica of Houston
            License Corp.

   10.37    Subsidiary Guarantee under the Credit Agreement, dated as of September 11, 1998, of Blaya, Inc.

   10.38    Subsidiary Guarantee under the Credit Agreement, dated as of September 11, 1998, of Radio Unica of
            Houston License Corp.

   10.39**  Agreement, dated as of September 28, 1998, between the Company and Inter/Forever Sports, Inc.

 EXHIBIT
  NUMBER                                                 DESCRIPTION
----------  ------------------------------------------------------------------------------------------------------
   10.40**  Agreement, dated as of September 28, 1998, between the Company and Inter/Forever Sports, Inc.

   21.1*    Subsidiaries of the Company.

   23.1     Consent of Ernst & Young LLP.

   23.2     Consent of Miller, Kaplan, Arase & Co., LLP.

   23.3     Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in exhibit 5.1).

   24.1     Power of Attorney of Messrs. Blaya, Levin, Dawson, Goldman and Santoleri.

   24.2     Power of Attorney of Mr. Lapidus.

   25.1*    Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of Wilmington Trust
            Company.

   27.1*    Financial Data Schedule.

   27.2     Financial Data Schedule.

   99.1     Form of Letter of Transmittal.

   99.2     Form of Notice of Guaranteed Delivery.


------------------------


*   Previously filed.



** Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.


    (b) Financial Statement Schedules:

        All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission have been omitted because they are not required, are inapplicable or the required information has already been provided elsewhere in the registration statement.

ITEM 22. UNDERTAKINGS

    INSTRUCTION TO ITEM 511. 1. If the amounts of any items are not known, give estimates but identify them as such.

    The Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i) include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) include any additional or changed material information on the plan of distribution.

(2) For determing liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial BONA FIDE offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on this 20th day of October, 1998.



                                RADIO UNICA CORP.

                                                /s/ STEVEN E. DAWSON
                                     -----------------------------------------
                                               Name: Steven E. Dawson
                                         TITLE: CHIEF FINANCIAL OFFICER AND
                                                     SECRETARY



    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on October 20, 1998.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chairman of the Board and
              *                   Chief Executive Officer
------------------------------    (Principal Executive       October 20, 1998
       Joaquin F. Blaya           Officer)

                                Chief Financial Officer,
     /s/ STEVEN E. DAWSON         Secretary and Director
------------------------------    (Principal Financial and   October 20, 1998
       Steven E. Dawson           Accounting Officer)

              *                 Executive Vice President,
------------------------------    Business Affairs and       October 20, 1998
      Andrew C. Goldman           Director

              *
------------------------------  Director                     October 20, 1998
      John D. Santoleri

              *
------------------------------  Director                     October 20, 1998
        Sidney Lapidus



*By:    /s/ STEVEN E. DAWSON
      -------------------------
          Steven E. Dawson
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on this 20th day of October, 1998.



                                RADIO UNICA OF SAN FRANCISCO, INC.

                                By:             /s/ STEVEN E. DAWSON
                                     -----------------------------------------
                                               Name: Steven E. Dawson
                                         TITLE: CHIEF FINANCIAL OFFICER AND
                                                     SECRETARY




    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on October 20, 1998.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chairman of the Board and
              *                   Chief Executive Officer
------------------------------    (Principal Executive       October 20, 1998
       Joaquin F. Blaya           Officer)

                                Chief Financial Officer,
     /s/ STEVEN E. DAWSON         Secretary and Director
------------------------------    (Principal Financial and   October 20, 1998
       Steven E. Dawson           Accounting Officer)




*By:    /s/ STEVEN E. DAWSON
      -------------------------
          Steven E. Dawson
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on this 20th day of October, 1998.



                                ORO SPANISH BROADCASTING, INC.

                                                /s/ STEVEN E. DAWSON
                                     -----------------------------------------
                                               Name: Steven E. Dawson
                                         TITLE: CHIEF FINANCIAL OFFICER AND
                                                     SECRETARY




    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on October 20, 1998.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chairman of the Board and
              *                   Chief Executive Officer
------------------------------    (Principal Executive       October 20, 1998
       Joaquin F. Blaya           Officer)

                                Chief Financial Officer,
     /s/ STEVEN E. DAWSON         Secretary and Director
------------------------------    (Principal Financial and   October 20, 1998
       Steven E. Dawson           Accounting Officer)




*By:    /s/ STEVEN E. DAWSON
      -------------------------
          Steven E. Dawson
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on this 20th day of October, 1998.



                                RADIO UNICA OF SAN FRANCISCO LICENSE CORP.

                                                /s/ STEVEN E. DAWSON
                                     -----------------------------------------
                                               Name: Steven E. Dawson
                                         TITLE: CHIEF FINANCIAL OFFICER AND
                                                     SECRETARY




    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on October 20, 1998.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chairman of the Board and
              *                   Chief Executive Officer
------------------------------    (Principal Executive       October 20, 1998
       Joaquin F. Blaya           Officer)

                                Chief Financial Officer,
     /s/ STEVEN E. DAWSON         Secretary and Director
------------------------------    (Principal Financial and   October 20, 1998
       Steven E. Dawson           Accounting Officer)




*By:    /s/ STEVEN E. DAWSON
      -------------------------
          Steven E. Dawson
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on this 20th day of October, 1998.



                                RADIO UNICA OF MIAMI, INC.

                                                /s/ STEVEN E. DAWSON
                                     -----------------------------------------
                                               Name: Steven E. Dawson
                                         TITLE: CHIEF FINANCIAL OFFICER AND
                                                     SECRETARY




    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on October 20, 1998.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chairman of the Board and
              *                   Chief Executive Officer
------------------------------    (Principal Executive       October 20, 1998
       Joaquin F. Blaya           Officer)

                                Chief Financial Officer,
     /s/ STEVEN E. DAWSON         Secretary and Director
------------------------------    (Principal Financial and   October 20, 1998
       Steven E. Dawson           Accounting Officer)




*By:    /s/ STEVEN E. DAWSON
      -------------------------
          Steven E. Dawson
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on this 20th day of October, 1998.



                                RADIO UNICA OF MIAMI LICENSE CORP.

                                                /s/ STEVEN E. DAWSON
                                     -----------------------------------------
                                               Name: Steven E. Dawson
                                         TITLE: CHIEF FINANCIAL OFFICER AND
                                                     SECRETARY




    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on October 20, 1998.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chairman of the Board and
              *                   Chief Executive Officer
------------------------------    (Principal Executive       October 20, 1998
       Joaquin F. Blaya           Officer)

                                Chief Financial Officer,
     /s/ STEVEN E. DAWSON         Secretary and Director
------------------------------    (Principal Financial and   October 20, 1998
       Steven E. Dawson           Accounting Officer)




*By:    /s/ STEVEN E. DAWSON
      -------------------------
          Steven E. Dawson
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on this 20th day of October, 1998.



                                RADIO UNICA OF LOS ANGELES, INC.

                                                /s/ STEVEN E. DAWSON
                                     -----------------------------------------
                                               Name: Steven E. Dawson
                                         TITLE: CHIEF FINANCIAL OFFICER AND
                                                     SECRETARY




    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on October 20, 1998.



          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

                                Chairman of the Board and
              *                   Chief Executive Officer
------------------------------    (Principal Executive        October 20, 1998
       Joaquin F. Blaya           Officer)

                                Chief Financial Officer,
     /s/ STEVEN E. DAWSON         Secretary and Director
------------------------------    (Principal Financial and    October 20, 1998
       Steven E. Dawson           Accounting Officer)




*By:    /s/ STEVEN E. DAWSON
      -------------------------
          Steven E. Dawson
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on this 20th day of October, 1998.



                                RADIO UNICA OF LOS ANGELES LICENSE CORP.

                                                /s/ STEVEN E. DAWSON
                                     -----------------------------------------
                                               Name: Steven E. Dawson
                                         TITLE: CHIEF FINANCIAL OFFICER AND
                                                     SECRETARY




    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on October 20, 1998.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chairman of the Board and
              *                   Chief Executive Officer
------------------------------    (Principal Executive       October 20, 1998
       Joaquin F. Blaya           Officer)

                                Chief Financial Officer,
     /s/ STEVEN E. DAWSON         Secretary and Director
------------------------------    (Principal Financial and   October 20, 1998
       Steven E. Dawson           Accounting Officer)




*By:    /s/ STEVEN E. DAWSON
      -------------------------
          Steven E. Dawson
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on this 20th day of October, 1998.



                                RADIO UNICA OF SAN ANTONIO, INC.

                                                /s/ STEVEN E. DAWSON
                                     -----------------------------------------
                                               Name: Steven E. Dawson
                                         TITLE: CHIEF FINANCIAL OFFICER AND
                                                     SECRETARY




    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on October 20, 1998.



          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

                                Chairman of the Board and
              *                   Chief Executive Officer
------------------------------    (Principal Executive        October 20, 1998
       Joaquin F. Blaya           Officer)

                                Chief Financial Officer,
     /s/ STEVEN E. DAWSON         Secretary and Director
------------------------------    (Principal Financial and    October 20, 1998
       Steven E. Dawson           Accounting Officer)




*By:    /s/ STEVEN E. DAWSON
      -------------------------
          Steven E. Dawson
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on this 20th day of October, 1998.



                                RADIO UNICA NETWORK, INC.

                                                /s/ STEVEN E. DAWSON
                                     -----------------------------------------
                                               Name: Steven E. Dawson
                                         TITLE: CHIEF FINANCIAL OFFICER AND
                                                     SECRETARY



                               POWER OF ATTORNEY


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on October 20, 1998.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chairman of the Board and
              *                   Chief Executive Officer
------------------------------    (Principal Executive       October 20, 1998
       Joaquin F. Blaya           Officer)

                                Chief Financial Officer,
     /s/ STEVEN E. DAWSON         Secretary and Director
------------------------------    (Principal Financial and   October 20, 1998
       Steven E. Dawson           Accounting Officer)




*By:    /s/ STEVEN E. DAWSON
      -------------------------
          Steven E. Dawson
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on this 20th day of October, 1998.



                                RADIO UNICA SALES CORP.

                                                /s/ STEVEN E. DAWSON
                                     -----------------------------------------
                                               Name: Steven E. Dawson
                                         TITLE: CHIEF FINANCIAL OFFICER AND
                                                     SECRETARY




    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on October 20, 1998.



          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

                                Chairman of the Board and
              *                   Chief Executive Officer
------------------------------    (Principal Executive        October 20, 1998
       Joaquin F. Blaya           Officer)

                                Chief Financial Officer,
     /s/ STEVEN E. DAWSON         Secretary and Director
------------------------------    (Principal Financial and    October 20, 1998
       Steven E. Dawson           Accounting Officer)




*By:    /s/ STEVEN E. DAWSON
      -------------------------
          Steven E. Dawson
          ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on this 20th day of October, 1998.



                                BLAYA, INC.

                                                /s/ STEVEN E. DAWSON
                                     -----------------------------------------
                                               Name: Steven E. Dawson
                                         TITLE: CHIEF FINANCIAL OFFICER AND
                                                     SECRETARY




    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on October 20, 1998.



          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

                                Chairman of the Board and
              *                   Chief Executive Officer
------------------------------    (Principal Executive        October 20, 1998
       Joaquin F. Blaya           Officer)

                                Chief Financial Officer,
     /s/ STEVEN E. DAWSON         Secretary and Director
------------------------------    (Principal Financial and    October 20, 1998
       Steven E. Dawson           Accounting Officer)




*By:    /s/ STEVEN E. DAWSON
      -------------------------
          Steven E. Dawson
          ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on this 20th day of October, 1998.



                                RADIO UNICA OF HOUSTON LICENSE CORP.

                                                /s/ STEVEN E. DAWSON
                                     -----------------------------------------
                                               Name: Steven E. Dawson
                                         TITLE: CHIEF FINANCIAL OFFICER AND
                                                     SECRETARY




    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on October 20, 1998.



          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

                                Chairman of the Board and
              *                   Chief Executive Officer
------------------------------    (Principal Executive        October 20, 1998
       Joaquin F. Blaya           Officer)

                                Chief Financial Officer,
     /s/ STEVEN E. DAWSON         Secretary and Director
------------------------------    (Principal Financial and    October 20, 1998
       Steven E. Dawson           Accounting Officer)




*By:    /s/ STEVEN E. DAWSON
      -------------------------
          Steven E. Dawson
          ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


 EXHIBIT
  NUMBER                                                 DESCRIPTION
----------  ------------------------------------------------------------------------------------------------------

   3.1*     Certificate of Incorporation of the Company.

   3.2*     Bylaws of the Company.

   3.3*     Certificate of Incorporation of Radio Unica of San Francisco, Inc.

   3.4*     Bylaws of Radio Unica of San Francisco, Inc.

   3.5*     Certificate of Incorporation of Oro Spanish Broadcasting, Inc.

   3.6*     Bylaws of Oro Spanish Broadcasting, Inc.

   3.7*     Certificate of Incorporation of Radio Unica of San Francisco License Corp.

   3.8*     Bylaws of Radio Unica of San Francisco License Corp.

   3.9*     Certificate of Incorporation of Radio Unica of Miami, Inc.

   3.10*    Bylaws of Radio Unica of Miami, Inc.

   3.11*    Certificate of Incorporation of Radio Unica of Miami License Corp.

   3.12*    Bylaws of Radio Unica of Miami License Corp.

   3.13*    Certificate of Incorporation of Radio Unica of Los Angeles, Inc.

   3.14*    Bylaws of Radio Unica of Los Angeles, Inc.

   3.15*    Certificate of Incorporation of Radio Unica of Los Angeles License Corp.

   3.16*    Bylaws of Radio Unica of Los Angeles License Corp.

   3.17*    Certificate of Incorporation of Radio Unica of San Antonio, Inc.

   3.18*    Bylaws of Radio Unica of San Antonio, Inc.

   3.19*    Certificate of Incorporation of Radio Unica Network, Inc.

   3.20*    Bylaws of Radio Unica Network, Inc.

   3.21*    Certificate of Incorporation of Radio Unica Sales Corp.

   3.22*    Bylaws of Radio Unica Sales Corp.

   3.23     Bylaws of Blaya, Inc.

   3.24     Certificate of Incorporation of Blaya, Inc.

   3.25     Bylaws of Radio Unica of Houston License Corp.

   3.26     Certificate of Incorporation of Radio Unica of Houston License Corp.

   4.1*     Purchase Agreement, dated July 22, 1998, among the Company, each of the Company's subsidiaries set forth therein, CIBC Oppenheimer Corp. and Bear, Stearns & Co. Inc.

   4.2*     Indenture dated as of July 27, 1998 between the Company and Wilmington Trust Company, as Trustee.

   4.3*     Form of New Note (included as Exhibit A to Exhibit 4.2).

   4.4*     Form of Guarantee (included as Exhibit G to Exhibit 4.2).

   4.5*     Registration Rights Agreement, dated as of July 22, 1998, between the Company and CIBC Oppenheimer
            Corp. and Bear, Stearns & Co. Inc.

 EXHIBIT
  NUMBER                                                 DESCRIPTION
----------  ------------------------------------------------------------------------------------------------------
   5.1      Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

  10.1      Credit Agreement, dated as of July 8, 1998 among the Company, Holdings, the several banks and other financial institutions from time to time parties thereto and Canadian Imperial Bank of Commerce, in its individual capacity and as Agent ("CIBC").

  10.2      Form of Guarantee under the Credit Agreement, each dated as of July 8, 1998, by each of the following subsidiaries of the Company: Radio Unica of San Francisco, Inc., Oro Spanish Broadcasting, Inc., Radio
            Unica of San Francisco License Corp., Radio Unica of Miami, Inc., Radio Unica of Miami License Corp.,
            Radio Unica of Los Angeles, Inc., Radio Unica of Los Angeles License Corp., Radio Unica of San
            Antonio, Inc., Radio Unica Network, Inc. and Radio Unica Sales Corp. in favor of CIBC (included as
            Exhibit E to Exhibit 10.1).

  10.3      Form of Pledge Agreement, each dated as of July 8, 1998, between CIBC and each of Radio Unica of San
            Francisco, Inc., Radio Unica of Miami, Radio Unica of Los Angeles, Inc., Oro Spanish Broadcasting,
            Inc., Holdings and the Company (included as Exhibits A, C and F to Exhibit 10.1).

  10.4      Form of Security Agreement, each dated as of July 8, 1998, between CIBC and each of the following subsidiaries of the Company: Radio Unica of San Francisco, Inc., Oro Spanish Broadcasting, Inc., Radio
            Unica of San Francisco License Corp., Radio Unica of Miami, Inc., Radio Unica of Miami License Corp.,
            Radio Unica of Los Ageles, Inc., Radio Unica of Los Angeles License Corp., Radio Unica of San Antonio,
            Inc., Radio Unica Network, Inc., and Radio Unica Sales Corp Holdings and the Company (included as
            Exhibits B, D and G to Exhibit 10.1).

  10.5*     Contribution Agreement, dated as of July 8, 1998, among certain of the Company's subsidiaries,
            Holdings and CIBC.

  10.6*     Intellectual Property Security Agreement, dated as of July 8, 1998, between the Company and CIBC.

  10.7*     Securities Purchase Agreement, dated as of August 11, 1997, by and among the Company, Warburg, Pincus
            Ventures, L.P. and the other investors named therein.

  10.8*     Supplement to Securities Purchase Agreement, dated as of June, 1998, among the Company, Holdings,
            Warburg, Pincus Ventures, L.P. and the other investors named therein.

  10.9*     Stockholders' Agreement, dated as of June 30, 1998, by and among Holdings, Warburg, Pincus Ventures,
            L.P., Joaquin Blaya, Herbert Levin and the other persons listed therein.

  10.10*    Time Brokerage Agreement, dated as of October 31, 1997, by and between the Company and Lotus Oxnard
            Corp. relating to KVCA(AM).

  10.11*    Time Brokerage Agreement, dated as of October 31, 1997, by and between the Company and Texas Lotus
            Corp. relating to KZDC(AM).

  10.12*    Time Brokerage Agreement, dated as of June 9, 1998, by and between Achievement Radio Holdings, Inc.
            and the Company relating to WYPA(AM).

  10.13     Time Brokerage Agreement, dated as of April 27, 1998, by and between The Freedom Network, Inc. and the
            Company relating to KDFT(AM).

  10.14*    Asset Purchase Agreement, dated as of January 26, 1998, by and among the Company, One-On-One Sports
            License of Florida, L.L.C. and One-On-One Sports Radio of Florida, L.L.C.

  10.15*    Stock Purchase Agreement, dated as of February 20, 1998, by and among the Company, Oro Spanish
            Broadcasting, Inc. and Rene De La Rosa.

 EXHIBIT
  NUMBER                                                 DESCRIPTION
----------  ------------------------------------------------------------------------------------------------------
  10.16*    Asset Purchase Agreement, dated as of May 20, 1998, by and among the Company, Sinclair Radio of Los
            Angeles, Inc. and Sinclair Radio of Los Angeles Licensee, Inc.

  10.17*    Form of Non Competition and Confidentiality Agreement between each of Joaquin F. Blaya, Herbert M.
            Levin and Steven E. Dawson, dated August 13, 1997.

  10.18*    Agreement, dated as of November 19, 1997, entered into by and between The Miami Herald Publishing
            Company and the Company.

  10.19*    Agreement, dated as of January 15, 1998, entered into by and between Radio Unica Corp. and Jorge
            Ramos.

  10.20*    Amended and Restated Artist Agreement, dated as of June 5, 1998, entered into by and between Radio
            Unica Network, Inc. and Raque Productions (for services of Pedro Sevcec).

  10.21     Independent Contractor Agreement dated as of June 30, 1998 between Radio Unica Network, Inc. and Dra
            Isabel, Inc. (for services of Isabel Gomez Bassols)

  10.22*    1998 Stock Option Plan of Holdings

  10.23*    Lease, dated October 21, 1997, between Port of Oakland and Oro Spanish Broadcasting, Inc. (for real property located in City of Oakland, County of Alameda).

  10.24*    Lease, dated April 20, 1983, by and between May L. Rotolante and Radio WCMQ, Inc., as assigned to
            Radio Unica of Miami, Inc. (for real property in Dade County, Florida).

  10.25     Lease, as amended, dated September 19, 1997, by and between KOALA Miami Realty Holding Co., Inc. and
            Radio Unica Corp. (for office space located in Dade County, Florida).

  10.26     Amendment to Time Brokerage Agreement, dated as of May 20, 1998, by and between The Freedom Network,
            Inc. and the Company relating to KDFT(AM).

  10.27     Local Programming and Marketing Agreement, dated as of June 1, 1998, by and between Children's Radio of New York, Inc. and the Company relating to WBAH(AM).

  10.28     Stock Purchase Agreement, dated as of June 10, 1998, by and among the Company, Blaya, Inc. and Joaquin
            F. Blaya.

  10.29**   Option Agreement, dated as of October 31, 1997, by and between Lotus Oxnard Corp. and the Company.

  10.30     Option Agreement, dated as of October 31, 1997, by and between Texas Lotus Corp. and the Company.

  10.31**   Option Agreement, dated as of June 9, 1998, by and between Personal Achievement Radio of Illinois,
            Inc. and the Company.

  10.32     First Supplemental Indenture, dated as of September 11, 1998, among the Company, Blaya, Inc., Radio
            Unica of Houston License Corp. and Wilmington Trust Company.

  10.33     Guarantee under the Supplemental Indenture, dated as of September 11, 1998, of Blaya, Inc. and Radio
            Unica of Houston License Corp.

  10.34     Subsidiary Pledge Agreement, dated as of September 11, 1998, between CIBC and Blaya, Inc.

  10.35     Subsidiary Security Agreement, dated as of September 11, 1998, between CIBC and Blaya, Inc.

  10.36     Subsidiary Security Agreement, dated as of September 11, 1998, between CIBC and Radio Unica of Houston
            License Corp.

 EXHIBIT
  NUMBER                                                 DESCRIPTION
----------  ------------------------------------------------------------------------------------------------------
  10.37     Subsidiary Guarantee under the Credit Agreement, dated as of September 11, 1998, of Blaya, Inc.

  10.38     Subsidiary Guarantee under the Credit Agreement, dated as of September 11, 1998, of Radio Unica of
            Houston License Corp.

  10.39**   Agreement, dated as of September 28, 1998, between the Company and Inter/Forever Sports, Inc.

  10.40**   Agreement, dated as of September 28, 1998, between the Company and Inter/Forever Sports, Inc.

  21.1*     Subsidiaries of the Company.

  23.1      Consent of Ernst & Young LLP.

  23.2      Consent of Miller, Kaplan, Arase & Co., LLP.

  23.3      Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in exhibit 5.1).

  24.1      Power of Attorney of Messrs. Blaya, Levin, Dawson, Goldman and Santoleri.

  24.2      Power of Attorney of Mr. Lapidus.

  25.1*     Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of Wilmington Trust
            Company.

  27.1*     Financial Data Schedule.

  27.2      Financial Data Schedule.

  99.1      Form of Letter of Transmittal.

  99.2      Form of Notice of Guaranteed Delivery.


------------------------


*   Previously filed.



** Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.